PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 18, 1999)

                                  $208,740,000

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1999-1
                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                                    DEPOSITOR

                    AMRESCO RESIDENTIAL MORTGAGE CORPORATION
                                   ORIGINATOR

                             OCWEN FEDERAL BANK FSB
                                    SERVICER

                            -------------------------

        CONSIDER CAREFULLY THE RISK     The trust fund will issue certificates including the following:
FACTORS BEGINNING ON PAGE S-10 OF                                        INITIAL CERTIFICATE             PASS-THROUGH
THIS PROSPECTUS SUPPLEMENT AND ON       CLASS                             PRINCIPAL BALANCE                 RATE(1)
PAGE 6 OF THE PROSPECTUS.               -----                             -----------------                --------
                                        A................................     $176,863,000               LIBOR + 0.47%
     For a list of capitalized          M1...............................       13,690,000               LIBOR + 0.75%
terms used in this prospectus           M2...............................        8,572,000               LIBOR + 1.35%
supplement and the prospectus, see      B................................        9,615,000               LIBOR + 3.50%
the index of defined terms              ___________________
beginning on page S-90 of this          (1)   Interest will accrue on the Class A, M1, M2 and B Certificates at the variable
prospectus supplement and on page             rates set forth above, subject, in each case, to the available funds cap described
A-1 of the prospectus.                        in this prospectus supplement.  The pass-through rates are subject to increase as described in this prospectus supplement. See "Description of the Certificates --
     The certificates will                    Distributions of Interest" and "-- Optional Purchase of Mortgage Loans;
represent interests in the                    Termination of the Trust Fund" in this prospectus supplement.
trust fund only and will not
represent interests in or                          This prospectus supplement and the accompanying prospectus relate only to the
obligations of any other                      offering of the certificates listed in the table above and not to the other
entity.                                       classes of certificates that will be issued by the trust fund as described in this prospectus supplement.
     This prospectus supplement
may be used to offer and sell the                  The assets of the trust fund primarily consist of mortgage loans that were
certificates only if accompanied by           originated in accordance with underwriting guidelines that are not as strict as Fannie
the prospectus.                               Mae and Freddie Mac guidelines. As a result, these mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

                                                   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
                                              COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS
                                              PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.  ANY
                                              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc. from the depositor and are being offered by Lehman Brothers from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of these certificates will be approximately 99.4% of their total initial certificate principal balance before deducting expenses. See "Underwriting" in this prospectus supplement for additional information on the offering of the certificates. On or about October 20, 1999, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Cedelbank and the Euroclear System.

                                  Underwriter:
                                 LEHMAN BROTHERS
           The date of this prospectus supplement is October 18, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

         IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                         ------------------------------

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                         ------------------------------

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               TABLES OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                           Page

Summary of Terms............................................................S-5
   The Offered Certificates.................................................S-5
   The Mortgage Loans.......................................................S-7
   The Pre-Funding Account..................................................S-8
   Servicing of the Mortgage Loans..........................................S-8
   Optional Purchase of Mortgage Loans......................................S-8
   Tax Status...............................................................S-9
   ERISA Considerations.....................................................S-9
   Legal Investment Considerations..........................................S-9
   Ratings of the Certificates..............................................S-9
Risk Factors...............................................................S-10
   Higher Expected Delinquencies of the Mortgage Loans.....................S-10
   Variations in Characteristics of Subsequent Mortgage Loans..............S-10
   Adverse Selection of Mortgage Loans.....................................S-11
   Mortgage Loan Interest Rates May Limit Pass-Through Rates
    on the Certificates....................................................S-11
   Potential Inadequacy of Credit Enhancement..............................S-12
   Effect of Lack of Primary Mortgage Insurance............................S-15
   Some Mortgage Loans are Secured Only by Junior Liens....................S-15
   Unpredictability and Effect of Prepayments..............................S-15
   Early Principal Payment From Cash Remaining in Pre-Funding
    Account................................................................S-16
   Geographic Concentration of Mortgage Loans..............................S-16
   Servicing Transfer Could Cause Higher Delinquencies.....................S-17
   Potential Disruption of Computer Systems................................S-17
   Limited Ability to Resell Certificates..................................S-17
   Other Legal Considerations..............................................S-17
Description of the Certificates............................................S-19
   General.................................................................S-19
   Pre-Funding Account.....................................................S-20
   Book-Entry Registration.................................................S-21
   Distributions of Interest...............................................S-25
   Determination of LIBOR..................................................S-29
   Distributions of Principal..............................................S-31
   Credit Enhancement......................................................S-36
   Final Scheduled Payment Date............................................S-39
   Reports to Certificateholders...........................................S-39
   Optional Purchase of Mortgage Loans; Termination of the
    Trust Fund.............................................................S-40
   The Trustee.............................................................S-41
Description of the Mortgage Pool...........................................S-41
   General.................................................................S-41
   Adjustable Rate Mortgage Loans..........................................S-43
   The Index...............................................................S-44
   The Initial Mortgage Loans..............................................S-44
   Subsequent Mortgage Loans...............................................S-55
Additional Information.....................................................S-55
The Originator.............................................................S-56
   General.................................................................S-56
   Underwriting Guidelines.................................................S-56
   Prepayment Penalties....................................................S-60
   Representations Relating to the Mortgage Loans..........................S-61
   ARCMI...................................................................S-61
   Recent Developments.....................................................S-62
The Servicer...............................................................S-62
   General.................................................................S-62
   Delinquency, Loan Loss and Foreclosure Information......................S-63
The Pooling and Servicing Agreement........................................S-64
   General.................................................................S-64
   Assignment of Mortgage Loans............................................S-64
   Covenants of the Originator with Respect to the Mortgage Loans..........S-66
   Servicing...............................................................S-67
   Removal and Resignation of a Servicer...................................S-72
   Removal of Trustee for Cause............................................S-73
   Amendments..............................................................S-73
Yield Considerations.......................................................S-74
   General.................................................................S-74
   Overcollateralization...................................................S-76
   Subordination of the Offered Subordinate Certificates...................S-76
   Weighted Average Life...................................................S-76
Certain Federal Income Tax Consequences....................................S-84
   General.................................................................S-84
   Taxation of Regular Interests...........................................S-84
   Status of the Offered Certificates......................................S-85
   The Basis Risk Reserve Fund.............................................S-85
State Income Tax Considerations............................................S-86
ERISA Considerations.......................................................S-86
Legal Investment Matters...................................................S-89
Use of Proceeds............................................................S-89
Underwriting...............................................................S-89
Legal Matters..............................................................S-90
Ratings....................................................................S-90
Glossary of Defined Terms..................................................S-92
Annex I....................................................................S-94

                                   PROSPECTUS

                                                                           Page
SUMMARY OF PROSPECTUS ........................................................1
RISK FACTORS .................................................................6
DESCRIPTION OF THE SECURITIES.................................................9
     General .................................................................9
     Classes of Securities ..................................................10
     Distributions of Principal and Interest ................................11
     Book Entry Registration ................................................13
     List of Owners of Securities ...........................................13
THE TRUSTS ..................................................................13
     Mortgage Loans .........................................................14
     Contracts ..............................................................15
     Mortgage-Backed Securities .............................................16
     Other Mortgage Securities ..............................................16
CREDIT ENHANCEMENT ..........................................................16
SERVICING OF MORTGAGE LOANS AND CONTRACTS ...................................20
     Payments on Mortgage Loans .............................................21
     Advances ...............................................................21
     Collection and Other Servicing Procedures ..............................21
     Primary Mortgage Insurance .............................................23
     Standard Hazard Insurance ..............................................23
     Title Insurance Policies ...............................................24
     Claims Under Primary Mortgage Insurance Policies and Standard
      Hazard Insurance Policies; Other Realization Upon Defaulted Loan ......25
     Servicing Compensation and Payment of Expenses..........................25
     Master Servicer ........................................................25
ADMINISTRATION ..............................................................26
     Assignment of Mortgage Assets ..........................................26
     Evidence as to Compliance ..............................................28
     The Trustee ............................................................28
     Administration of the Security Account .................................29
     Reports ................................................................29
     Forward Commitments; Pre-Funding........................................30
     Servicer Events of Default .............................................30
     Rights Upon Servicer Event of Default ..................................31
     Amendment ..............................................................31
     Termination ............................................................31
USE OF PROCEEDS .............................................................32
THE DEPOSITOR ...............................................................32
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS ................................32
     General ................................................................32
     Foreclosure ............................................................33
     Soldiers' and Sailors' Civil Relief Act.................................38
     The Contracts ..........................................................38
     The Title I Program ....................................................40
LEGAL INVESTMENT MATTERS ....................................................41
ERISA CONSIDERATIONS ........................................................41
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .....................................43
     Federal Income Tax Consequences For REMIC Securities....................43
     Taxation of Regular Securities .........................................44
     Taxation of Residual Securities ........................................49
     Treatment of Certain Items of REMIC Income and Expense..................51
     Tax-Related Restrictions on Transfer of Residual Securities.............52
     Sale or Exchange of a Residual Security ................................54
     Taxes That May Be Imposed on the REMIC Pool........................... .54
     Liquidation of the REMIC Pool ..........................................55
     Administrative Matters .................................................55
     Limitations on Deduction of Certain Expenses............................55
     Taxation of Certain Foreign Investors ..................................56
     Backup Withholding .....................................................56
     Reporting Requirements .................................................56
     Federal Income Tax Consequences for Securities as to Which No
      REMIC Election Is Made.................................................57
     Standard Securities ....................................................57
     Premium and Discount ...................................................58
     Stripped Securities ....................................................60
     Reporting Requirements and Backup Withholding...........................62
     Taxation of Certain Foreign Investors ..................................62
     Debt Securities ........................................................63
     Taxation of Securities Classified as Partnership Interests..............64
PLAN OF DISTRIBUTION ........................................................64
RATINGS .....................................................................64
LEGAL MATTERS ...............................................................64
FINANCIAL INFORMATION .......................................................64
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS ...............................A-1

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF SEPTEMBER 1, 1999, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL" HOW THE PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR PRINCIPAL BALANCES DETERMINED BY THAT METHOD, UNLESS WE SPECIFY OTHERWISE.

THE OFFERED CERTIFICATES

     AMRESCO Residential Securities Corporation Mortgage Loan Pass-Through Certificates consist of the following classes: A, M1, M2, B, X and R. Only the Class A, M1, M2 and B Certificates are being offered by this prospectus supplement. These certificates will be issued in book-entry form.

     See "Description of the Certificates -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

     The certificates will represent ownership interests in a trust fund, the assets of which consist primarily of a pool of fixed and adjustable rate mortgage loans.

     The rights of holders of the Class M1, M2 and B Certificates to payments will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described in this Summary of Terms under "-- Enhancement of Likelihood of Payment on the Certificates -- Subordination of Payments" below. We refer to the Class A Certificates as senior certificates, and to the Class M1, M2 and B Certificates as subordinate certificates.

     The certificates will have an approximate total initial certificate principal balance of $208,740,000.

PAYMENTS ON THE CERTIFICATES

     The initial payment of principal and interest on the certificates will occur on October 27, 1999. Thereafter, principal and interest on the certificates will be payable on the 25th day of each month. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

INTEREST PAYMENTS

     Interest will accrue on each class of certificates, other than the Class X and R Certificates, at the applicable annual rates described in this prospectus supplement.

     See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

     The amount of principal payable on the certificates, other than the Class X and R Certificates, will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the certificates, (2) the amount of interest received or advanced on the mortgage loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement, (3) formulas that allocate a portion of principal payments received on the mortgage loans to each class of certificates, as described in this prospectus supplement, and (4) the amount of principal received or advanced on the mortgage loans that is released to the Class X Certificate, calculated as described in this prospectus supplement. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     The manner of allocating payments of principal on the Class A, M1, M2 and B Certificates will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the payment date referred to in this prospectus supplement as the stepdown date or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

     We explain how principal is paid on the certificates under "Description of the Certificates -- Distributions of Principal" in this prospectus supplement.

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no other source of cash and no entity other than the trust fund will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

     The payment structure includes overcollateralization, the credit reserve fund, subordination and loss allocation features to enhance the likelihood that certificateholders of more senior classes will receive regular distributions of interest and principal. The Class B Certificates are more likely to experience losses than the Class M2, M1 and A Certificates. The Class M2 Certificates are more likely to experience losses than the Class M1 and A Certificates; and the Class M1 Certificates are more likely to experience losses than the Class A Certificates.

     See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Credit Enhancement" in this prospectus supplement for a more detailed description of overcollateralization, the credit reserve fund, subordination, and loss allocation.

Subordination of Payments

     The Class A Certificates will have a payment priority over the other certificates both for payments of interest and payments of principal. The Class M1 Certificates will have a payment priority over the Class M2 and B Certificates, and the Class M2 Certificates will have a payment priority over the Class B Certificates. No amounts will be paid to the holder of the Class X Certificate on any payment date until all amounts due to the Class A, M1, M2 and B Certificates on that date have been paid and overcollateralization has reached the required level.

Overcollateralization

     On the closing date, the total principal balance of the mortgage loans and the amount to be deposited in the pre-funding account for the purchase of additional mortgage loans will exceed the total principal balance of the offered certificates by approximately 2.00%. This condition is referred to as "overcollateralization." Any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and certain expenses and fees of the trust fund and other amounts that are described in this prospectus supplement will be used to further reduce the total principal balance of the certificates until the total principal balance of the mortgage loans and amounts in the pre-funding account, if any, exceed the total outstanding principal balance of the certificates by the amount required by the rating agencies. We cannot assure you that sufficient interest will be generated by the mortgage loans to increase or maintain overcollateralization to the level required by the rating agencies.

     See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Credit Enhancement -- Subordination" and "-- Overcollateralization" in this prospectus supplement.

Credit Reserve Fund

     On the first six payment dates any excess interest that would otherwise be paid to the holder of the Class X Certificate will instead be deposited into a credit reserve fund. These funds will be used to increase overcollateralization, if necessary, and to cover losses on the mortgage loans after overcollateralization is eliminated before losses are allocated as described under "-- Allocation of Losses" below. Any amounts remaining on deposit in the credit reserve fund on the payment date in April 2000 will be paid to the holder of the Class X Certificate.

     See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Credit Enhancement -- Credit Reserve Fund" in this prospectus supplement.

Allocation of Losses

     As described in this prospectus supplement, amounts representing losses on the mortgage loans in excess of overcollateralization will be applied, after there are no funds remaining in the credit reserve fund, to reduce the principal balance of the class of subordinate certificates still outstanding that has the lowest payment priority, until the principal balance of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization will first be allocated in reduction of the principal balance of the Class B Certificates until it is reduced to zero, then in reduction of the principal balance of the Class M2 Certificates until it is reduced to zero, and finally in reduction of the principal balance of the Class M1 Certificates until it is reduced to zero. If the applicable subordination is insufficient to absorb losses, then holders of certificates having higher priority of payment will incur losses and may never receive all of their principal payments.

     o If a loss has been allocated to reduce the principal balance of your certificate, you will receive no payment in respect of that reduction at that time.

     o After overcollateralization has been increased to the required level, you will receive the amount of that loss if there are sufficient funds to pay you, as described in this prospectus supplement, but you will not receive any interest on that amount.

     Losses on the mortgage loans will not be applied to reduce the principal balance of the Class A Certificates.

     See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Credit Enhancement -- Allocation of Losses" in this prospectus supplement.

THE MORTGAGE LOANS

     On the closing date, which is expected to be on or about October 20, 1999, the assets of the trust fund will consist primarily of a pool of mortgage loans with a total principal balance of approximately $208,964,821. The assets of the trust fund will also include approximately $4,035,179 in cash, which will be deposited into a pre-funding account and used to purchase additional mortgage loans within two months after the closing date. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

     The mortgage loans are adjustable and fixed rate, fully amortizing and balloon, conventional, first and second lien residential home equity mortgage loans that have original terms to stated maturity ranging from 10 to 30 years.

     The mortgage loans were originated or acquired by AMRESCO Residential Mortgage Corporation in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with such higher standards.

     The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

     See "Description of the Mortgage Pool" in this prospectus supplement for a general description of the mortgage loans and "The Originator -- Underwriting Guidelines" in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

THE PRE-FUNDING ACCOUNT

     On the closing date, approximately $4,035,179 will be deposited in a pre-funding account maintained by the Trustee. It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from the closing date until or prior to December 10, 1999, paid for with the funds on deposit in the pre-funding account. It is anticipated that all of the additional loans to be purchased by the trust fund will be one payment delinquent as of the last day of the calendar month preceding the month when they are sold to the trust fund. As new mortgage loans are purchased and added to the mortgage pool, the total principal balance of the mortgage loans will increase and the funds in the pre-funding account will decrease by the same amount. If some or all of the money in the pre-funding account has not been used to purchase additional mortgage loans by December 10, 1999 or if the amount in the pre-funding account is reduced to less than $100,000, then the unused portion will be paid as principal on the certificates on the next payment date.

     See "Description of the Certificates - Pre-Funding Account" and "Description of the Mortgage Pool Subsequent Mortgage Loans" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

     The servicer of the mortgage loans will be Ocwen Federal Bank FSB. Substantially all of the mortgage loans are currently being serviced by AMRESCO Residential Mortgage Corporation with the remainder being serviced by other third party servicers. The servicing function is expected to be fully transferred to Ocwen Federal Bank FSB on or before November 2, 1999 for the mortgage loans expected to be transferred to the trust fund on the closing date. Servicing for any additional mortgage loans purchased with amounts in the pre-funding account will be transferred to Ocwen Federal Bank FSB as soon as practicable following transfer to the trust fund.

     See "The Servicer" and "The Pooling and Servicing Agreement -- Servicing" in this prospectus supplement.

OPTIONAL PURCHASE OF MORTGAGE LOANS

     The holder of the Class X Certificate will have the option to purchase all of the mortgage loans and the other property of the trust fund after the total principal balance of the Class A Certificates declines to less than 35% of the initial total principal balance of the Class A Certificates on the closing date.

     If the mortgage loans and other assets are purchased, the certificateholders will be paid accrued interest and principal equal to the outstanding principal balance of the certificates.

     See "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

TAX STATUS

     The trustee will elect to treat all or a portion of the trust fund (other than the basis risk reserve fund and the credit reserve fund) as multiple REMICs for federal income tax purposes. Each of the certificates, other than the Class R Certificate, will represent ownership of "regular interests" in a REMIC and the Class R Certificate will be designated as the sole class of "residual interest" in each REMIC.

     The Certificates may be issued with original issue discount for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

     Generally, the Class A Certificates may, but the Class M1, M2 and B Certificates may not, be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

     The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

     See "Legal Investment Matters" in this prospectus supplement and in the prospectus.

RATINGS OF THE CERTIFICATES

     The certificates will initially have the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Duff & Phelps Credit Rating Co.:

                      Standard
                      & Poor's            DCR
      Class            Rating           Rating
       A                 AAA              AAA
       M1                AA               AA
       M2                 A                A
       B                 N/A              BBB

     These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

     o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

     See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

HIGHER EXPECTED DELINQUENCIES      The mortgage loans were originated or
OF THE AMRESCO MORTGAGE LOANS      acquired by Residential Mortgage Corporation
                                   in accordance with underwriting guidelines described in this prospectus supplement, which are not as strict as Fannie Mae or Freddie Mac guidelines. For this reason, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                                   Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

                                   Approximately 0.60% of the mortgage loans expected to be in the trust fund on the closing date will be one payment delinquent as of August 31, 1999. As of the cut-off date, with respect to 0.72% of the mortgage loans expected to be in the trust fund on the closing date, the borrowers have failed to make the first payment after origination of the mortgage loan.

                                   See "Description of the Mortgage Pool --
                                   General" in this prospectus supplement for a description of the characteristics of the mortgage pool and "The Originator -- Underwriting Guidelines" for a general description of the underwriting guidelines used in originating the mortgage loans.

VARIATIONS IN CHARACTERISTICS OF   Mortgage loans acquired by the trust fund
SUBSEQUENT MORTGAGE LOANS          after the closing date may differ from those
                                   acquired on the closing date. The
                                   after-acquired loans may be of lower credit quality and may have different loan characteristics. It is anticipated that all of the additional mortgage loans will be one payment delinquent as of the last day of the calendar month preceding the month when they are purchased by the trust fund. As to a substantial portion of these mortgage loans, the borrowers will have failed to make the first payment after origination of the mortgage loan. As a result, the overall statistical characteristics of the mortgage loans following the acquisition of additional mortgage loans may vary from those of the mortgage loans acquired on the closing date.

                                   See "The Description of the Mortgage Pool --
                                   Subsequent Mortgage Loans" in this prospectus supplement for information on the additional mortgage loans.

ADVERSE SELECTION OF MORTGAGE      Approximately 92% of mortgage loans expected
LOANS                              expected to be included in the trust fund on
                                   the closing date have been previously offered for sale to purchasers and were excluded from purchase, or purchased and subsequently repurchased by the originator for a variety of reasons. A significant portion of the mortgage loans were not previously purchased because of what the purchasers believed to be potential deviations from the originator's underwriting guidelines or potential valuation and appraisal discrepancies.
                                   Approximately 32% of the mortgage loans
                                   expected to be included in the trust fund on the closing date were repurchased or rejected because of what purchasers believed to be potential disclosure or documentation deficiencies under federal and state law.
                                   However, the originator will represent and warrant in the pooling and servicing agreement that each mortgage loan was originated in compliance with applicable federal and state laws or, if there was a deficiency in compliance, that such deficiency is not material to the interests of the trust fund or certificateholders. The originator, in the above cases, did not always agree with the purchasers' conclusions or believed there may have been compensating factors which cured the potential deficiencies.

 These mortgage loans may
                                   present a greater risk of delinquency or loss during a foreclosure or bankruptcy than other mortgage loans originated by the originator.

                                   See "--Other Legal Considerations" below and
                                   "The Pooling and Servicing Agreement" in this prospectus supplement for more information on federal and state law compliance issues and "The Originator-- Underwriting Guidelines" in this prospectus supplement for a description of the originator's underwriting guidelines.

MORTGAGE LOAN INTEREST             LIBOR may increase or decrease at different
RATES MAY LIMIT PASS-THROUGH       times and in different amounts than the six
RATES ON THE CERTIFICATES          month LIBOR index applicable to the
                                   adjustable rate mortgage loans.

                                   In addition, because the interest rates on the adjustable rate mortgage loans adjust at different times, because the interest rates on approximately 95.16% of the adjustable rate mortgage loans expected to be included in the trust fund on the closing date do not adjust for two or five years from their origination dates, and because the interest rates on approximately 37.23% of the mortgage loans expected to be included in the trust fund on the closing date are fixed, if the interest rates of the Class A, M1, M2 and B Certificates were not capped as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest," there may be times when those rates would exceed the weighted average of the interest rates on the mortgage loans (after deduction of fees and other amounts). If that happens, the caps will have the effect of reducing the interest rates on your certificates, at least temporarily. The difference, limited as described in this prospectus supplement, will be paid to you on future payment dates only if there is enough excess cashflow to pay it.

                                   See "Description of the Certificates --
                                   Distributions of Interest" and "-- Credit
                                   Enhancement -- Overcollateralization" in this prospectus supplement. For detailed information on the interest rates of the mortgage loans, see "Description of the Mortgage Pool" in this prospectus supplement.

POTENTIAL INADEQUACY               The certificates are not insured by any
OF CREDIT ENHANCEMENT              financial guaranty insurance policy. The
                                   overcollateralization, the credit reserve fund, subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that certificateholders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans or shortfalls in interest payments on the mortgage loans.

                                   OVERCOLLATERALIZATION. On the closing date, the total principal balance of the mortgage loans and the amounts in the pre-funding account will exceed the total principal balance of the certificates by approximately 2.00%. If the mortgage loans suffer any losses, in order to increase or maintain overcollateralization to the required levels, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates as well as fees and expenses of the trust fund and other amounts that are described in this prospectus supplement. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans will be higher, at the time the certificates are issued, than the weighted average of the interest rates on the certificates. We cannot assure you, however, that enough excess interest will be generated to reach the overcollateralization levels required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                   o Prepayments. Every time a mortgage loan
                                     with an interest rate higher than the
                                     weighted average of the interest rates on the certificates is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                                   o Defaults. The rate of defaults on the
                                     mortgage loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

                                   o Level of LIBOR. If LIBOR increases, more
                                     money will be needed to pay interest to
                                     certificateholders, so less money will be available as excess interest.

                                   See "Description of the Certificates --
                                   Credit Enhancement -- Overcollateralization" in this prospectus supplement.

                                   CREDIT RESERVE FUND. The amounts on deposit in the credit reserve fund will be any interest collections on the mortgage loans in excess of amounts needed to pay interest on the certificates and certain expenses and fees of the trust fund and other amounts described in this prospectus supplement, which would otherwise have been paid to the holder of the Class X Certificate, on the first six payment dates. Funds in the credit reserve fund will be available to increase overcollateralization, if necessary, and to cover losses on the mortgage loans only after overcollateralization has been eliminated. Any amount on deposit in the credit reserve fund on the payment date in April 2000 will be paid to the holder of the Class X Certificate. The credit reserve fund will only provide a source of short term credit support for the certificates through the sixth payment date.

                                   See "Description of the Certificates --
                                   Credit Reserve Fund" in this prospectus
                                   supplement.

                                   LOSS ALLOCATION. If applicable subordination is insufficient to absorb losses, then more senior certificateholders will likely incur losses and may never receive all of their principal payments.

                                   o If you buy a Class B Certificate and losses
                                     on the mortgage loans exceed excess
                                     interest and any overcollateralization that has been created, the principal balance of your certificate will be reduced proportionately with the principal balances of the other Class B Certificates by the amount of that excess.

                                   o If you buy a Class M2 Certificate and
                                     losses on the mortgage loans exceed excess interest and any overcollateralization that has been created plus the total principal balance of the Class B Certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other Class M2 Certificates by the amount of that excess.

                                   o If you buy a Class M1 Certificate and
                                     losses on the mortgage loans exceed excess interest and any overcollateralization that has been created plus the total principal balance of the Class B and M2 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other Class M1 Certificates by the amount of that excess.

                                   o Losses on the mortgage loans will not
                                     reduce the principal balance of the Class A
                                     Certificates.

                                   Following an allocation of losses as
                                   described above, if overcollateralization is reinstated to the required amount and if the mortgage loans subsequently generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses, as described in this prospectus supplement.

                                   o We cannot assure you, however, that any
                                     excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

                                   See "Description of the Certificates --
                                   Credit Enhancement -- Subordination" and "--
                                   Allocation of Losses" in this prospectus supplement.

EFFECT OF LACK OF PRIMARY          Approximately 34.65% of the mortgage
MORTGAGE INSURANCE                 loans expected to be included in the trust
                                   fund on the closing date have loan-to-value ratios greater than 80%. None of the mortgage loans are covered by a primary mortgage insurance policy. If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

                                   See "Description of the Certificates --
                                   Credit Enhancement -- Subordination" and "--
                                   Allocation of Losses" in this prospectus supplement.

SOME MORTGAGE LOANS ARE SECURED    Approximately 0.57% of the mortgage loans
ONLY BY JUNIOR LIENS               expected to be included in the trust fund on
                                   the closing date are secured by junior
                                   mortgages that are subordinate to senior mortgages. If the property securing a junior mortgage loan is sold, you will not receive any distributions from the proceeds until the senior mortgage loan has been paid in full.
                                   If a borrower defaults on a junior mortgage loan and the related property is sold, there may not be enough proceeds to pay both the senior mortgage loan and the junior mortgage loan. If that happens, holders of the lowest priority certificates outstanding may suffer losses.

                                   See "Description of the Mortgage Pool" in this prospectus supplement for a description of the mortgage loan characteristics.

UNPREDICTABILITY AND EFFECT        Borrowers may prepay their mortgage loans in
OF PREPAYMENTS                     whole or in part at any time; however,
                                   approximately 76.45% of the mortgage loans expected to be included in the trust fund on the closing date require the payment of a prepayment penalty in connection with some voluntary prepayments, which may discourage these borrowers from prepaying their mortgage loans. Prepayments of principal may also be caused by liquidations of or insurance payments on the mortgage loans. A prepayment of a mortgage loan will usually result in a payment of principal on the certificates.

                                   o If you purchase your certificates at a
                                     discount and principal is repaid more
                                     slowly than you anticipate, then your yield may be lower than you anticipate.

                                   o If you purchase your certificates at a
                                     premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                   See "Yield Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

EARLY PRINCIPAL PAYMENT FROM       If all of the cash in the pre-funding account
CASH REMAINING IN PRE-FUNDING      on the closing date is not used to acquire
ACCOUNT                            additional mortgage loans on or before
                                   December 10, 1999 or if the amount in the pre-funding account is reduced to less than $100,000, the remaining cash will be applied as a payment of principal on the certificates then entitled to principal payments. If the amount of the cash is substantial, the certificates receiving the principal payments will experience a significant unexpected early prepayment of principal. We cannot assure affected certificateholders that they will be able to reinvest that money in another investment with a comparable yield.

GEOGRAPHIC CONCENTRATION OF        Approximately 14.47% of the mortgage loans
MORTGAGE LOANS                     expected to be included in the trust fund on
                                   the closing date are secured by properties in California. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

                                   o Declines in the California residential real
                                     estate market may reduce the values of
                                     properties located in that state, which
                                     would result in an increase in the
                                     loan-to-value ratios.

                                   o Properties in California may be more
                                     susceptible than homes located in other
                                     parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

                                   Natural disasters affect regions of the
                                   United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

                                   For additional information regarding the geographic distribution of the mortgage loans in the mortgage pool, see the applicable table under "Description of the Mortgage Pool" in this prospectus supplement.

SERVICING TRANSFER COULD CAUSE     Substantially all of the mortgage loans are
HIGHER DELINQUENCIES               currently being serviced by AMRESCO
                                   Residential Mortgage Corporation with the remainder being serviced by other third party servicers. It is expected that on or before November 2, 1999, the servicing function will be fully transferred to Ocwen Federal Bank
                                   FSB for the mortgage loans expected to be transferred to the trust fund on the closing date. Servicing for any additional mortgage loans purchased with amounts in the pre-funding account will be transferred to Ocwen Federal Bank FSB as soon as practicable following transfer to the trust fund.
                                   Servicing transfers can result in a temporary increase in delinquencies on the transferred loans.

                                   See "The Servicer" in this prospectus
                                   supplement for information about the
                                   servicer.

POTENTIAL DISRUPTION OF            The transition from the year 1999 to
COMPUTER SYSTEMS                   the year 2000 may interfere with the ability
                                   of computer systems used by the servicer, the trustee, The Depository Trust Company and other parties to process information, unless modifications to those systems are completed in time. This could disrupt collection of payments on the mortgage loans and calculation and distribution of payments on the certificates.

LIMITED ABILITY TO RESELL          The underwriter is not required to assist in
CERTIFICATES                       resales of the certificates, although it may
                                   do so. A secondary market for any class of certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

OTHER LEGAL CONSIDERATIONS         Federal and state laws and regulations,
                                   public policy and general principles of
                                   equity relating to the protection of
                                   consumers, unfair and deceptive practices and debt collection practices: o regulate interest rates and other charges on mortgage loans;

                                   o  require certain disclosures to borrowers;

                                   o  require licensing of the originator and
                                      the other originators; and

                                   o  regulate generally the origination,
                                      servicing and collection process for the mortgage loans.

                                   Violations of these requirements may limit the ability of the trust fund to collect amounts due on the mortgage loans, may entitle a borrower to a refund of amounts previously paid and could result in liability for damages by and administrative enforcement against the originator or the servicer.

                                   The originator has represented that all
                                   applicable federal and state laws and
                                   regulations were complied with in connection with the origination of the mortgage loans or, if there was a deficiency in compliance, that such deficiency is not material to the interests of the trust fund or certificateholders. If there is a breach of that representation, and if the breach materially adversely affects the interests of certificateholders, the originator (or AMRESCO Residential Capital Markets, Inc., as described herein) will be obligated to repurchase each affected mortgage loan or to substitute a new mortgage loan.

                                   See "The Pooling and Servicing
                                   Agreement--Covenants of the Originator with
                                   Respect to the Mortgage Loans" in this
                                   prospectus supplement for information on the originator's repurchase obligations.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Home Equity Loan Pass-Through Certificates will consist of the following Classes: Class A, Class M1, Class M2, Class B, Class X and Class R (together, the "Certificates").

         The Class A Certificates are referred to herein as the "Senior Certificates." The Class M1, Class M2, Class B, Class X and Class R Certificates are referred to herein as the "Subordinate Certificates," and the Subordinate Certificates, other than the Class X and Class R Certificates, are referred to herein as the "Offered Subordinate Certificates." The Class R Certificate is also referred to as the "Residual Certificate." Only the Class A, Class M1, Class M2 and Class B Certificates (the "Offered Certificates") are offered hereby.

         Each of the Class X Certificate and Class R Certificate will be issued as a single Certificate in fully registered, certificated form.

         The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) a pool (the "Mortgage Pool") of conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien residential mortgage loans, including the Initial Mortgage Loans (as defined herein) and the Subsequent Mortgage Loans (as defined herein) (together, the "Mortgage Loans"), (2) the assets that from time to time are identified as deposited in respect of the Mortgage Loans in the Principal and Interest Account and the Certificate Account (each as defined herein), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and all proceeds thereof, (5) the Basis Risk Reserve Fund and the Credit Reserve Fund (each as defined herein), (6) the Pre-Funding Account (as defined herein) and
(7) proceeds of all of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement.

         Each Class of Offered Certificates will be issued in the respective total initial certificate principal balance set forth or described on the cover page hereof. The total certificate principal balance of each Class of Offered Certificates is referred to herein as the "Class Principal Balance" for that Class. The Class R Certificate will be issued without a principal balance or interest rate, and will be entitled only to the amounts that are described herein. The Class X Certificate will not have an interest rate and will be deemed to have a principal balance equal to the initial overcollateralization as provided for in the Pooling and Servicing Agreement (as defined herein).

         The initial distribution on the Certificates will be made on October 27, 1999, and thereafter, distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day (each, a "Payment Date"), to holders of Certificates ("Certificateholders") of record on the applicable Record Date. The "Record Date" for each Payment Date will be the day immediately preceding such Payment Date.

         o A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in California, Minnesota, Florida or Maryland are closed.

         Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to the Certificateholder's address as it appears on the books of the Trustee (as defined herein), or (2) at the request, submitted to the Trustee in writing five Business Days prior to the related Record Date, of any holder of an Offered Certificate having a principal balance of not less than $1,000,000, by wire transfer; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See "-- The Trustee" herein.

         The Offered Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein). The Book-Entry Certificates will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof.

         Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. AMRESCO Residential Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing an interest (a "Definitive Certificate"), except as set forth below under "-- Book-Entry Registration -- Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Certificateholders by DTC in accordance with DTC procedures.

PRE-FUNDING ACCOUNT

         On October 20, 1999 (the "Closing Date"), approximately $4,035,179 (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") maintained by the Trustee, which account will be part of the Trust Fund. During the period (the "Pre-Funding Period") from the Closing Date until the earlier to occur of (1) the reduction of the amount in the Pre-Funding Account to less than $100,000 or (2) December 10, 1999, the Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined herein) purchased by the Trust Fund in accordance with the Pooling and Servicing Agreement. During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans (as defined herein). It is anticipated that all of the Subsequent Mortgage Loans to be purchased by the Trust Fund will be one payment delinquent as of the last day of the calendar month preceding the month when they are sold to the Trust Fund. At the end of the Pre-Funding Period, any amounts remaining in the Pre-Funding Account will be distributed to Classes of Certificates then entitled to payments of principal on the next Payment Date.

         Amounts on deposit in the Pre-Funding Account will be invested as provided in the Pooling and Servicing Agreement and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to the Depositor following the Pre-Funding Period.

BOOK-ENTRY REGISTRATION

         GENERAL. Beneficial Certificateholders will hold their Certificates through DTC in the United States, or Cedelbank ("Cedel") or the Euroclear System ("Euroclear") in Europe if they are participants of those systems, or indirectly through organizations that are participants in those systems. Each Class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Balance of the related Class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Certificateholders will not be Certificateholders as that term is used in the Pooling and Servicing Agreement (as defined herein). Beneficial Certificateholders are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

         Beneficial Certificateholders will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Certificateholders have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Certificateholders. Accordingly, although Beneficial Certificateholders will not possess certificates, the Rules provide a mechanism by which Beneficial Certificateholders will receive distributions and will be able to transfer their interest.

         Beneficial Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Certificateholders who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing the Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Certificateholders.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Cedel Participants (each as defined herein) on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing the distribution to the Beneficial Certificateholders of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Certificateholders of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Certificateholders of the Book-Entry Certificates may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Distributions on Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Certificates, may be limited due to the lack of physical certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Certificateholders upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of Beneficial Certificateholders are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates that conflict with actions taken with respect to other Offered Certificates.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the Depositor, the Originator, ARCMI, the Seller, the Servicer or the Trustee (as those terms are defined herein) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Certain computer applications and systems that DTC uses for processing dates ("Systems") based upon calendar dates, including dates before, on, and after January 1, 2000, may encounter certain problems related to the Systems' use of only two digits to calculate calendar dates ("Year 2000 Problems"). Year 2000 Problems could cause DTC's Systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, to cease functioning appropriately. DTC has advised the Depositor that it has developed and is implementing a technical assessment and remediation plan (which includes a testing phase) to deal with Year 2000 Problems. However, DTC's ability to perform its services also depends upon other parties including, among others, issuers and their agents, third party software and hardware vendors, and third party service and information providers (including telecommunication and electrical utility service providers). DTC has advised the Depositor that it is attempting to determine the extent of the efforts of its vendors to deal with Year 2000 Problems as they relate to the provision of these services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Certificateholders representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Certificateholders.

         Upon the occurrence of an event described above, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Certificateholders, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS OF INTEREST

         The amount of interest distributable on each Payment Date in respect of each Class of Certificates (other than the Class X and Class R Certificates) will equal the sum of (1) Current Interest (as defined herein) for that Class and (2) any Interest Carryforward Amount (as defined herein) for that Class. Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days in each Accrual Period.

         o The "Pass-Through Rate" for each Class of Certificates will be the applicable annual rate described below.

         If the Class X Certificateholder does not exercise its option to purchase the Mortgage Loans when it is first entitled to do so, as described under "-- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, then with respect to each succeeding Payment Date, the A Spread will be increased to 0.94%, the M1 Spread will be increased to 1.25%, the M2 Spread will be increased to 1.85% and the B Spread will be increased to 4.00%. Subject to the preceding sentence, the Pass-Through Rates for the Class A, Class M and Class B Certificates will be the applicable annual rates determined as follows:

         o Class A Certificates: the lesser of (1) LIBOR plus 0.47% (the "A Spread") and (2) the Available Funds Cap (as defined below).

         o Class M1 Certificates: the lesser of (1) LIBOR plus 0.75% (the "M1 Spread") and (2) the Available Funds Cap.

         o Class M2 Certificates: the lesser of (1) LIBOR plus 1.35% (the "M2 Spread") and (2) the Available Funds Cap.

         o Class B Certificates: the lesser of (1) LIBOR plus 3.50% (the "B Spread") and (2) the Available Funds Cap.

                  o The "Available Funds Cap" with respect to each Payment Date will be the annual rate equal to the product of (1) a fraction, expressed as a percentage, the numerator of which is twelve times the Optimal Interest Remittance Amount and the denominator of which is the Total Loan Balance (as defined below) for the immediately preceding Payment Date multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding calendar month.

                           o The "Optimal Interest Remittance Amount" with respect to each Payment Date will be equal to the product of (1) one-twelfth of the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related Remittance Period and (2) the Total Loan Balance for the immediately preceding Payment Date.

                                    o       The "Net Mortgage Rate" for any
                                            Mortgage Loan equals the Mortgage
                                            Rate thereof minus the Total Expense
                                            Rate (as defined below).

                                    o       The "Total Expense Rate" for each
                                            Payment Date is the sum of the
                                            Servicing Fee Rate and the Trustee
                                            Fee Rate (each as defined herein).

                           o The "Total Loan Balance" as of any date of determination will be the total of the Principal Balances of the Mortgage Loans as of that date.

                                    o       The "Principal Balance" of any
                                            Mortgage Loan as of any date of
                                            determination will be, generally,
                                            its outstanding principal balance as
                                            of the Cut-off Date or Subsequent
                                            Cut-off Date (as defined herein), as
                                            applicable, after giving effect to
                                            Monthly Payments due on or before
                                            that date, whether or not received,
                                            reduced by (1) the principal portion
                                            of all Monthly Payments due on or
                                            before the due date in the
                                            Remittance Period immediately
                                            preceding the date of determination,
                                            whether or not received, and (2) all
                                            amounts allocable to unscheduled
                                            principal payments received on or
                                            before the last day of the
                                            Remittance Period immediately
                                            preceding the date of determination;
                                            provided, that the Principal Balance
                                            of any Liquidated Mortgage Loan will
                                            be zero.

         The "Certificate Principal Balance" of any Offered Certificate for any date of determination will equal the Certificate Principal Balance of that Offered Certificate on the Closing Date as reduced by all amounts previously distributed on that Offered Certificate in respect of principal and, in the case of an Offered Subordinate Certificate, any Applied Realized Loss Amounts (as defined herein) previously allocated to that Certificate.

         For each Payment Date, the "Accrual Period" applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

         For each Payment Date, to the extent that (a) the amount payable if clause (1) of the definition of Pass-Through Rate applicable to any Class of the Offered Certificates is used to calculate interest exceeds (b) the applicable Available Funds Cap (such excess, a "Basis Risk Shortfall"), that Class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall (as defined below) with interest thereon at the applicable Pass-Through Rate before the Class X Certificate is entitled to any distributions. The applicable Class will be entitled to receive the amount of the Basis Risk Shortfall from Monthly Excess Cashflow Amount (as defined herein) treated as paid from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund"). The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $1,000 and amounts that would otherwise be distributed on the Class X Certificate or deposited into the Credit Reserve Fund on the first six Payment Dates. Notwithstanding the foregoing, the amount of Basis Risk Shortfall for any Class of the Offered Certificates for any Payment Date may not exceed the excess of (x) the amount payable at the applicable Net Maximum Pass-Through Rate (as defined below) over
(y) the amount payable at the applicable Available Funds Cap.

         o The "Unpaid Basis Risk Shortfall" for any Class of Offered Certificates on any Payment Date will equal the total of all Basis Risk Shortfalls for that Class for all previous Payment Dates, together with interest thereon at the applicable Pass-Through Rate, less all payments made with respect to that Class in respect of Basis Risk Shortfalls or interest thereon on or prior to that Payment Date.

         o The "Net Maximum Pass-Through Rate" for any Class of Offered Certificates on any Payment Date will be an annual rate equal to (1) the weighted average of the Maximum Rates (as defined herein) of the Adjustable Rate Mortgage Loans and the Mortgage Rates of the Fixed Rate Mortgage Loans minus (2) the Total Expense Rate.

         o "Current Interest" for each Class of Offered Certificates will equal, for any Payment Date, the total amount of interest accrued at the applicable Pass-Through Rate during the related Accrual Period on the Class Principal Balance of that Class.

         o "Interest Carryforward Amount" for each Certificate will equal, for any Payment Date, the sum of (1) the amount, if any, by which (x) the sum of (A) the Current Interest for that Class for the immediately preceding Payment Date and (B) any unpaid Interest Carryforward Amount for that Class for the immediately preceding Payment Date exceeds (y) the amount distributed in respect of interest on that Class on that immediately preceding Payment Date, and (2) interest on that amount for the related Accrual Period at the applicable Pass-Through Rate.

         o The "Interest Remittance Amount" for any Payment Date will equal:

                           (a)      the sum of

                                    (1) all interest collected (other than
                           Payaheads (as defined herein)) or advanced in respect of Monthly Payments on the Mortgage Loans during the related Remittance Period, less (x) the Servicing Fee (as defined herein) and (y) unreimbursed Delinquency Advances and Servicing Advances (each as defined herein) due to the Servicer, to the extent allocable to interest,

                                    (2) all Compensating Interest (as defined
                           below) paid by the Servicer with respect to the related Monthly Remittance Date,

                                    (3) any amounts collected as prepayment
                           penalties on the Mortgage Loans during the related Remittance Period,

                                    (4) the portion of the price paid for any
                           Mortgage Loan repurchased from the Trust Fund during the related Remittance Period and any Substitution Amount (as defined below) paid during the related Remittance Period allocable to interest, and

                                    (5) all Net Liquidation Proceeds and any
                           other recoveries (net of unpaid Servicing Fees), to the extent allocable to interest, reduced by

                           (b) any amounts reimbursable to the Trustee or the
                  Servicer pursuant to the Pooling and Servicing Agreement.

         o The "Remittance Period" with respect to any Monthly Remittance Date is the period from and including the second day of the calendar month preceding the month in which the Monthly Remittance Date occurs to and including the first day of the calendar month in which the Monthly Remittance Date occurs.

         o A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are required to be remitted by the Servicer to the Certificate Account, which is the 18th day of each month, or if such day is not a Business Day, the immediately succeeding Business Day or as otherwise provided in the Pooling and Servicing Agreement.

The Servicer will be entitled to any interest or other income earned on funds on deposit in the Principal and Interest Account prior to deposit into the Certificate Account. The Trustee will be entitled to any interest or other income earned on funds on deposit in the Certificate Account pending distribution to Certificateholders, as provided in the Pooling and Servicing Agreement.

         o A "Payahead" is generally any Monthly Payment intended by the related borrower to be applied in a Remittance Period subsequent to the Remittance Period in which that payment was received.

         o The "Substitution Amount" will be generally equal to the amount, if any, by which the unpaid principal balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon.

         On each Payment Date, the Interest Remittance Amount will be distributed in the following order of priority:

                  (1)      to the Trustee, the Trustee Fee (as defined herein);

                  (2) to the Class A Certificates, Current Interest and any Interest Carryforward Amount;

                  (3)      to the Class M1 Certificates, Current Interest;

                  (4)      to the Class M2 Certificates, Current Interest;

                  (5)      to the Class B Certificates, Current Interest; and

                  (6) for application as part of the Monthly Excess Cashflow Amount, as described under "-- Credit Enhancement --
        Overcollateralization" below, any Interest Remittance Amount remaining after application pursuant to clauses (1) through (5) above (such amount, the "Monthly Excess Interest Amount").

         When a principal prepayment in part or in full is made on a Mortgage Loan, the borrower is charged interest only to the date of the prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in any Remittance Period will be distributed to holders of Offered Certificates on the Payment Date following that Remittance Period. To the extent that, as a result of a partial or full prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall (a "Prepayment Interest Shortfall") in the amount available to make distributions of interest on the Certificates could result. The Servicer is obligated to fund Prepayment Interest Shortfalls, but only in an amount up to the total of the Servicing Fees for the applicable Remittance Period. See "The Pooling and Servicing Agreement -- Servicing -- Prepayment Interest Shortfalls" herein. Any such payment by the Servicer is referred to herein as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by the Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Payment Date.

DETERMINATION OF LIBOR

         On the second London Business Day preceding the beginning of each Accrual Period other than the first Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee will determine the arithmetic mean of the LIBOR quotation for one-month Eurodollar deposits ("LIBOR") for that Accrual Period on the basis of the offered LIBOR quotations provided to the Trustee as of 11:00 a.m., London time, on such date.

         o A "London Business Day" is any day on which commercial banks and foreign exchange markets settle payments in London and New York City.

         On each LIBOR Determination Date, LIBOR for the next succeeding Accrual Period will be established by the Trustee as follows:

         o If on any LIBOR Determination Date two or more of the Reference Banks provide offered LIBOR quotations on the Bloomberg Screen LIUS01M Index Page, LIBOR for the next applicable Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

                  o "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Bloomberg Screen LIUS01M Index Page on the LIBOR Determination Date in question and (3) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. If any Reference Bank is removed from the Bloomberg Screen LIUS01M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Trustee may, in its sole discretion, designate an alternative Reference Bank.

                  o "Bloomberg Screen LIUS01M Index Page" means the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks).

         o If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next applicable Accrual Period will be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

                  o The "Reserve Interest Rate" will be the annual rate that the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Depositor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

         o If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided above, LIBOR for the next applicable Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

         Notwithstanding the foregoing, LIBOR for the next succeeding Accrual Period shall not be based on LIBOR for the previous Accrual Period for two consecutive LIBOR Determination Dates. If, under the priorities described above, LIBOR for the next succeeding Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Trustee shall select an alternative index (over which the Trustee has no control) used for determining Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

         The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rate of interest applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         LIBOR for the first Accrual Period will be 5.40625%.

DISTRIBUTIONS OF PRINCIPAL

         Distributions of principal on the Class A Certificates will be made primarily from the Principal Remittance Amount and secondarily from any Monthly Excess Cashflow Amount, to the extent of available funds, as described below. Distributions of principal on the Class M1 Certificates will be made primarily from the Principal Remittance Amount after distributions of principal have been made on the Class A Certificates and secondarily from the Monthly Excess Cashflow Amount, to the extent of available funds, as described below. Distributions of principal on the Class M2 Certificates will be made primarily from the Principal Remittance Amount after distributions of principal have been made on the Class A and Class M1 Certificates and secondarily from Monthly Excess Cashflow Amount, to the extent of available funds, as described below. Distributions of principal on the Class B Certificates will be made primarily from the Principal Remittance Amount after distributions of principal have been made on the Class A, Class M1 and Class M2 Certificates and secondarily from the Monthly Excess Cashflow Amount, to the extent of available funds, as described below.

         o The "Principal Distribution Amount" for any Payment Date will be equal to the sum of (1) the Principal Remittance Amount minus the Overcollateralization Release Amount (as defined below), if any, and (2) the Extra Principal Distribution Amount (as defined below), if any.

         o The "Principal Remittance Amount" for any Payment Date will be equal to:

                           (a)      the sum of:

                                    (1) all principal payments collected (other
                           than Payaheads) or advanced in respect of Monthly Payments on the Mortgage Loans during the related Remittance Period less unreimbursed Delinquency Advances and Servicing Advances due to the Servicer, to the extent allocable to principal,

                                    (2) all prepayments in full or in part
                           received during the related Remittance Period,

                                    (3) the outstanding principal balance of
                           each Mortgage Loan that was purchased from the Trust Fund and deposited in the Principal and Interest Account since the Monthly Remittance Date in the preceding month and on or prior to the related Monthly Remittance Date,

                                    (4) the portion of any Substitution Amount
                           paid and deposited in the Principal and Interest Account since the Monthly Remittance Date in the preceding month and on or prior to the related Monthly Remittance Date allocable to principal,

                                    (5) any amounts transferred from the
                           Pre-Funding Account to the Certificate Account after the Pre-Funding Period, and

                                    (6) all Net Liquidation Proceeds and any
                           other recoveries collected during the related Remittance Period, to the extent allocable to principal, reduced by

                           (b) without duplication of amounts paid to the
                  Trustee and the Servicer from the Interest Remittance Amount, any amounts reimbursable to the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement.

         On each Payment Date (a) before the Stepdown Date or (b) on which a Trigger Event (as defined below) has occurred, the Principal Distribution Amount will be distributed in the following order of priority:

                  (1) to the Class A Certificates, until their Class Principal Balance has been reduced to zero;

                  (2) to the Class M1 Certificates, until their Class Principal Balance has been reduced to zero;

                  (3) to the Class M2 Certificates, until their Class Principal Balance has been reduced to zero;

                  (4) to the Class B Certificates, until their Class Principal Balance has been reduced to zero; and

                  (5) for application as part of the Monthly Excess Cashflow Amount, as described under "-- Credit Enhancement --
         Overcollateralization" below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.

         On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event has not occurred, the Principal Distribution Amount will be distributed in the following order of priority:

                  (1) to the Class A Certificates, an amount equal to the lesser of (x) the Principal Distribution Amount and (y) the Senior Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

                  (2) to the Class M1 Certificates, an amount equal to the lesser of (x) the remaining Principal Distribution Amount and (y) the Class M1 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

                  (3) to the Class M2 Certificates, an amount equal to the lesser of (x) the remaining Principal Distribution Amount and (y) the Class M2 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

                  (4) to the Class B Certificates, an amount equal to the lesser of (x) the remaining Principal Distribution Amount and (y) the Class B Principal Distribution Amount, until their Class Principal Balance has been reduced to zero; and

                  (5) for application as part of the Monthly Excess Cashflow Amount, as described under "-- Credit Enhancement --
         Overcollateralization" below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.

Notwithstanding the foregoing, on any Payment Date on which the Class Principal Balance of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Certificates in the order of priority set forth above until the Class Principal Balance of each such Class has been reduced to zero.

         o A "Trigger Event" has occurred on any Payment Date if the Three Month Delinquency Rate for that date equals or exceeds 50% of the Senior Enhancement Percentage (as defined below) for that date.

                  o As provided in the Pooling and Servicing Agreement, the "Three Month Delinquency Rate" for any Payment Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates) immediately preceding calendar months.

                  o The "Delinquency Rate" for any calendar month will be the fraction, expressed as a percentage, the numerator of which is the total outstanding principal balance of all Mortgage Loans 60 or more days delinquent, all Mortgage Loans in foreclosure and all Mortgage Loans relating to REO Properties as of the close of business on the last day of that calendar month, and the denominator of which is the Total Loan Balance for the related Payment Date.

         o The "Stepdown Date" is the later to occur of (x) the Payment Date in October 2002 and (y) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries on the Mortgage Loans during the related Remittance Period but before giving effect to distributions on any Certificates on that Payment Date) is greater than or equal to 34.43%.

         o The "Senior Principal Distribution Amount" for any Payment Date will be equal to the amount, if any, by which:

                           (1) the Class Principal Balance of the Class A Certificates immediately prior to the Payment Date exceeds

                           (2) the lesser of (A) the product of (i) 65.57% and
                  (ii) the Assumed Total Loan Balance for that Payment Date and
                  (B) the amount by which (i) the Assumed Total Loan Balance for that Payment Date exceeds (ii) the product of (a) 0.50% and
                  (b) the Cut-off Date Balance plus the Pre-Funded Amount.

         o The "Class M1 Principal Distribution Amount" for any Payment Date will be equal to the amount, if any, by which:

                           (1) the sum of (A) the Class Principal Balance of the
                  Class A Certificates after giving effect to distributions on that Payment Date and (B) the Class Principal Balance of the Class M1 Certificates immediately prior to that Payment Date exceeds

                           (2) the lesser of (A) the product of (i) 78.42% and
                  (ii) the Assumed Total Loan Balance for that Payment Date and
                  (B) the amount, if any, by which (i) the Assumed Total Loan Balance for that Payment Date exceeds (ii) the product of (a) 0.50% and (b) the Cut-off Date Balance plus the Pre-Funded Amount.

         o The "Class M2 Principal Distribution Amount" for any Payment Date will be equal to the amount, if any, by which:

                           (1) the sum of (A) the aggregate Class Principal
                  Balance of the Class A Certificates and the Class M1 Certificates after giving effect to the distributions on that Payment Date and (B) the Class Principal Balance of the Class M2 Certificates immediately prior to that Payment Date exceeds

                           (2) the lesser of (A) the product of (i) 86.47% and
                  (ii) the Assumed Total Loan Balance for that Payment Date and
                  (B) the amount, if any, by which the Assumed Total Loan Balance for that Payment Date exceeds (ii) the product of (a) 0.50% and (b) the Cut-off Date Balance plus the Pre-Funded Amount.

         o The "Class B Principal Distribution Amount" for any Payment Date will be equal to the amount, if any, by which:

                           (1) the sum of (A) the aggregate Class Principal
                  Balance of the Class A Certificates, the Class M1 Certificates and the Class M2 Certificates after giving effect to the distributions on that Payment Date and (B) the Class Principal Balance of the Class B Certificates immediately prior to that Payment Date exceeds

                           (2) the lesser of (A) the product of (i) 95.50% and
                  (ii) the Assumed Total Loan Balance for that Payment Date and
                  (B) the amount, if any, by which the Assumed Total Loan Balance for that Payment Date exceeds (ii) the product of (a) 0.50% and (b) the Cut-off Date Balance plus the Pre-Funded Amount.

         o The "Senior Enhancement Percentage" for any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Balance of the Offered Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), in each case after giving effect to distributions on that Payment Date, and the denominator of which is the Assumed Total Loan Balance for that Payment Date.

         o The "Extra Principal Distribution Amount" for any Payment Date will be the lesser of (1) the sum of (A) the Monthly Excess Interest Amount and (B) amounts in the Credit Reserve Fund, if any, and (2) the Overcollateralization Deficiency.

         o The "Overcollateralization Amount" for any Payment Date will be the amount, if any, by which (1) the Assumed Total Loan Balance for that Payment Date exceeds (2) the total Certificate Principal Balance of the Offered Certificates after giving effect to distributions on that Payment Date.

         o The "Overcollateralization Deficiency" for any Payment Date will be equal to the amount, if any, by which (1) the Targeted Overcollateralization Amount for that Payment Date exceeds (2) the Overcollateralization Amount for that Payment Date, calculated for this purpose after giving effect to the reduction on that Payment Date of the total Certificate Principal Balances of the Offered Certificates resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount) on that Payment Date, but before the allocation of any Applied Realized Loss Amount on that Payment Date.

         o The "Overcollateralization Release Amount" for any Payment Date will be equal to the amount, if any, by which (1) the Overcollateralization Amount for that Payment Date exceeds (2) the Targeted Overcollateralization Amount for that Payment Date.

         o The "Targeted Overcollateralization Amount" for any Payment Date will be

                  (a) before the Stepdown Date, the product of (i) 2.25% and (ii) the Cut-off Date Balance plus the Pre-Funded Amount,

                  (b) on and after the Stepdown Date, if a Trigger Event has not occurred for that Payment Date, the greater of

                           (1) the product of 4.50% and the Assumed Total Loan Balance for the related Payment Date, and

                           (2) the product of (i) 0.50% and (ii) the Cut-off
                  Date Balance plus the Pre-Funded Amount; and

                  (c) on and after the Stepdown Date, if a Trigger Event has occurred for that Payment Date, the amount calculated in clause (a) above.

                  The Targeted Overcollateralization Amount will be subject to increase from time to time on the basis of the loss and delinquency performance of the Mortgage Loans, as provided in the Pooling and Servicing Agreement.

         o The "Assumed Total Loan Balance" as of any date of determination will be equal to the sum of (1) the Total Loan Balance of the Mortgage Loans as of that date and (2) the amount, if any, on deposit in the Pre-Funding Account as of such date (other than investment earnings).

         o "Net Liquidation Proceeds" means all amounts, net of unreimbursed expenses, unreimbursed Delinquency Advances and unreimbursed Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Trust Fund by foreclosure or deed in lieu of foreclosure.

CREDIT ENHANCEMENT

         Credit enhancement for the Offered Certificates consists of the subordination of the Subordinate Certificates, the Credit Reserve Fund, the priority of application of Realized Losses (as defined herein) and overcollateralization, in each case as described herein.

         SUBORDINATION. The rights of holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of each Class of Offered Certificates having a higher priority of distribution, as described under "-- Distributions of Interest" and "-- Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford these Certificateholders limited protection against Realized Losses incurred on the Mortgage Loans.

         No amounts will be distributed to the holder of the Class X Certificate on any Payment Date until all amounts due to the holders of the Class M1, Class M2 and Class B Certificates have been distributed.

         The limited protection afforded to holders of Offered Certificates by the subordination of the Subordinate Certificates will be accomplished by the preferential right of holders of Offered Certificates to receive the amounts of interest due them from the Interest Remittance Amount and principal available for distribution to them from the Principal Distribution Amount on any Payment Date before any interest or principal is distributed on that Payment Date to holders of Certificates having a lower priority of distribution.

         CREDIT RESERVE FUND. On the first six Payment Dates, any Monthly Excess Cashflow Amount remaining after distributing, for each Class of Offered Certificates, any Interest Carryforward Amounts, Basis Risk Shortfalls and Realized Loss Amortization Amounts (as defined herein) and funding any Extra Principal Distribution Amount, will be deposited into a reserve fund (the "Credit Reserve Fund") instead of being distributed to the Class X Certificate. Amounts in the Credit Reserve Fund will be available to fund the Extra Principal Distribution Amount, if any, and to cover, up to the amount on deposit, any unpaid Interest Carryforward Amounts, Basis Risk Shortfalls and Realized Loss Amortization Amounts for each Class of Offered Certificates as described in priorities (1) through (12) under "-- Overcollateralization" below, after the distribution of the Monthly Excess Cashflow Amount for the second, third, fourth, fifth and sixth Payment Dates. On the seventh Payment Date, occurring in April 2000, any amounts remaining on deposit in the Credit Reserve Fund, together with any earnings thereon, will be paid to the holder of the Class X Certificate. Thereafter, the Credit Reserve Fund will be dissolved and will not be available to provide any future credit support for the Certificates.

         ALLOCATION OF LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Remittance Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of the Mortgage Loan. The amount of that insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class X Certificate (both through the application of Monthly Excess Interest Amount to fund the deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date), second, the Class B Certificates, third, the Class M2 Certificates, and fourth, the Class M1 Certificates, before reducing amounts distributable in respect of the Class A Certificates.

         o A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of that Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

         To the extent that Realized Losses occur, those Realized Losses will reduce the Assumed Total Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of the Monthly Excess Cashflow Amount to make distributions of principal on the Offered Certificates.

         If on any Payment Date after giving effect to all Realized Losses incurred during the related Remittance Period and distributions on that Payment Date, the total Certificate Principal Balance of the Offered Certificates exceeds the Assumed Total Loan Balance for that Payment Date (such excess, an "Applied Realized Loss Amount"), the Class Principal Balances of the Offered Subordinate Certificates will be reduced in inverse order of priority of distribution. Applied Realized Loss Amounts will be allocated in reduction of the Class Principal Balance of first, the Class B Certificates, until their Class Principal Balance has been reduced to zero; second, the Class M2 Certificates, until their Class Principal Balance has been reduced to zero; and third, the Class M1 Certificates, until their Class Principal Balance has been reduced to zero. The Class Principal Balance of the Class A Certificates will not be reduced by allocation of Applied Realized Loss Amounts.

         Holders of Offered Subordinate Certificates will not receive any distributions in respect of any Applied Realized Loss Amount, except to the extent of available Monthly Excess Cashflow Amount as described below.

         OVERCOLLATERALIZATION. On the Closing Date, the Overcollateralization Amount is expected to be approximately $4,260,000. The weighted average Net Mortgage Rate of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Certificates, thus generating certain excess interest collections. To the extent described herein, Monthly Excess Interest Amount will be applied on any Payment Date as principal (in the form of the Extra Principal Distribution Amount) in reduction of the Certificate Principal Balances of the Offered Certificates. This application of interest collections as distributions of Extra Principal Distribution Amounts will cause the total Certificate Principal Balance of the Offered Certificates to amortize more rapidly than the Assumed Total Loan Balance, increasing and maintaining the required level of overcollateralization. However, Realized Losses will reduce overcollateralization, and could create an Overcollateralization Deficiency.

         As described herein, on and after the Stepdown Date and if a Trigger Event has not occurred, to the extent that the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the Certificate Principal Balances of the Certificates, but will instead be applied as described below.

         For each Payment Date, the sum of any Monthly Excess Interest Amount and any Overcollateralization Release Amount will be the "Monthly Excess Cashflow Amount." The Monthly Excess Cashflow Amount and, to the extent required to pay amounts due under clauses (1) through (12) below until the Payment Date in April 2000 after the application of the Monthly Excess Cashflow Amount, amounts on deposit in the Credit Reserve Fund, will be distributed on each Payment Date in the following order of priority:

                  (1) to the extent of Monthly Excess Interest Amount, to fund the Extra Principal Distribution Amount for that Payment Date;

                  (2) to the Class A Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall;

                  (3) to the Class M1 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall;

                  (4) to the Class M2 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall;

                  (5) to the Class B Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall;

                  (6) to the Class M1 Certificates, any Interest Carryforward Amount;

                  (7) to the Class M1 Certificates, any Realized Loss Amortization Amount (as defined below);

                  (8) to the Class M2 Certificates, any Interest Carryforward Amount;

                  (9) to the Class M2 Certificates, any Realized Loss Amortization Amount;

                  (10) to the Class B Certificates, any Interest Carryforward Amount;

                  (11) to the Class B Certificates, any Realized Loss Amortization Amount;

                  (12) to the Basis Risk Reserve Fund, any amounts required by the Pooling and Servicing Agreement;

                  (13) until the Payment Date in April 2000, to the Credit Reserve Fund, any amounts required by the Pooling and Servicing Agreement;

                  (14) to the Class X Certificate, the amount distributable thereon under the Pooling and Servicing Agreement; and

                  (15) to the Class R Certificate, any remaining amount.

         For each Payment Date, the "Realized Loss Amortization Amount" for the Offered Subordinate Certificates will be the amount, if any, by which (x) the total of Applied Realized Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the total of amounts previously distributed in reimbursement of Applied Realized Loss Amounts thereof.

         The Monthly Excess Interest Amount for the first Payment Date will be less than it otherwise would have been because the first payment on approximately 1.54% of the Initial Mortgage Loans is due on November 1, 1999, as described under "Description of the Mortgage Pool."

FINAL SCHEDULED PAYMENT DATE

         It is expected that scheduled distributions on the Mortgage Loans, assuming no defaults or losses that are not covered by the limited credit support described herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the Class Principal Balance of each Class of the Offered Certificates to zero not later than the dates set forth below.

        Class                 Final Scheduled
        Class                   Payment Date
     -------------------------------------------
          A                    June 25, 2029
          M1                 November 25, 2029
          M2                 November 25, 2029
          B                  November 25, 2029

         As to each Class, the actual final Payment Date may be earlier or later, and could be substantially earlier, than the Final Scheduled Payment Date.

         The Final Scheduled Payment Date for the Class A Certificates has been determined on the basis of the Modeling Assumptions (as defined herein) and the additional assumption that there are no principal prepayments. The Final Scheduled Payment Date for the remaining Classes of Offered Certificates is the Payment Date thirty years and one month after the Closing Date.

REPORTS TO CERTIFICATEHOLDERS

         On each Payment Date, the Trustee will make available to each Certificateholder a statement containing the following information:

         o the amount of principal distributed on that date to holders of each Class of Offered Certificates;

         o the amount of interest distributed on that date to holders of each Class of Offered Certificates;

         o        the Pass-Through Rate applicable to each Class of Offered
                  Certificates;

         o the amount of any outstanding Interest Carryforward Amount for each Class of Offered Certificates after distributions on that date;

         o the amount of any Substitution Amounts or Loan Purchase Price Amounts in such distributions on that date;

         o the amount of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each Class of Offered Certificates after distributions on that date;

         o the amount of any unreimbursed Realized Loss Amortization Amount for each Class of Offered Subordinate Certificates after distributions on that date;

         o the amount of Delinquency Advances included in distributions on that date;

         o the Class Principal Balance of each Class of Offered Certificates after distributions on that date;

         o the amount of the Servicing Fees and Trustee Fees paid with respect to that date;

         o whether a Trigger Event has occurred as shown by percentage of Three Month Delinquency Rate;

         o the Total Loan Balance, the Assumed Total Loan Balance and weighted average interest rate of the Mortgage Loans as of that date;

         o the amount of any Realized Losses on the Mortgage Loans during the immediately preceding calendar month and total Realized Losses since the Cut-off Date;

         o        the number and aggregate Principal Balance of Mortgage Loans
                  (1) remaining outstanding, (2) delinquent by 30-59 days, 60-89 days and 90 or more days, (3) in foreclosure, (4) in bankruptcy and (5) with respect to REO Property;

         o the amount of any prepayments or amounts from the Pre-Funding Account distributed as a payment of principal on that date;

         o the Target Overcollateralization Amount, the Overcollateralization Amount, and the Senior Enhancement Percentage;

         o        any amounts in the Credit Reserve Fund and Basis Risk Reserve
                  Fund;

         o any amount distributed to the holders of the Class X and Class R Certificates; and

         o certain other information to the extent provided in the Pooling and Servicing Agreement.

         The Trustee will make such reports available each month via its website and its fax-on-demand service. The Trustee's website can be accessed at http://www.ctslink.com. Its fax-on-demand service may be accessed by calling
(301) 815-6610.

OPTIONAL PURCHASE OF MORTGAGE LOANS; TERMINATION OF THE TRUST FUND

         On any Payment Date on or after the date on which the Class Principal Balance of the Class A Certificates is less than 35% of the initial Class Principal Balance of the Class A Certificates, the holder of the Class X Certificate will (subject to the terms of the Pooling and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property for a price equal to the sum of (1) 100% of the total outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (2) the fair market value of all other property being purchased and (3) any unreimbursed Servicing Advances and expenses of the Trustee; provided, that the purchase price will not be less than the total Certificate Principal Balance of the Offered Certificates, plus accrued interest thereon. If the purchase option is exercised, the Trust Fund will be terminated (such event, an "Optional Termination").

         If the Class X Certificateholder does not exercise its option as described above when it is first entitled to do so, the Pass-Through Rates of the Offered Certificates will be increased as described under "-- Distributions of Interest" herein.

THE TRUSTEE

         Norwest Bank Minnesota, National Association (the "Trustee"), a national banking association, will be appointed Trustee of the Trust Fund pursuant to the Pooling and Servicing Agreement. The Trustee will be paid a monthly fee (the "Trustee Fee") calculated as a fixed percentage equal to 0.0125% per annum on the aggregate of the Principal Balance of the Mortgage Loans and amounts in the Pre-Funding Account, if any, as of the first day of the related Remittance Period, and will also be entitled to retain, as additional compensation, a portion of any interest or other income earned on funds on deposit in the Certificate Account pending distribution to Certificateholders. The Trustee will be entitled to reimbursement for its expenses prior to distribution of any amounts to the Certificateholders.

         The "Corporate Trust Office" for purposes of presentment and surrender of Offered Certificates for final distribution thereon and for all other purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of the Mortgage Loans delivered on the Closing Date (the "Initial Mortgage Loans") and Mortgage Loans purchased by the Trust Fund during the Pre-Funding Period (the "Subsequent Mortgage Loans"). The statistical information presented below and elsewhere in this Prospectus Supplement concerning the Mortgage Pool is based on the pool of Initial Mortgage Loans unless otherwise specified. The Mortgage Pool will consist of 2,513 conventional, adjustable and fixed rate, fully-amortizing and balloon Initial Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a "Monthly Payment") of not more than 30 years, having a total Principal Balance as of September 1, 1999 (the "Cut-off Date") (after giving effect to Monthly Payments due on that date) of approximately $208,964,821 (the "Cut-off Date Balance"). The Mortgage Loans were originated or acquired by the Originator generally in accordance with the underwriting guidelines described herein. Because the underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

         The Initial Mortgage Loans will consist of adjustable rate Mortgage Loans ("Adjustable Rate Mortgage Loans") and fixed rate Mortgage Loans ("Fixed Rate Mortgage Loans").

         Wherever reference is made herein to a percentage of some or all of the Initial Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the Cut-off Date Balance.

         Generally, each Adjustable Rate Mortgage Loan Mortgage Rate will adjust at regular intervals or have an initial period with no adjustments followed by adjustments at regular intervals. Under the terms of approximately 95.16% of the Adjustable Rate Mortgage Loans (the "Delayed Adjustment Mortgage Loans"), the first Mortgage Rate adjustment will occur after an initial period of two or five years as described herein and then provide for semi-annual adjustment. Approximately 4.83% of the Adjustable Rate Mortgage Loans provide for regular semi-annual adjustment of the applicable Mortgage Rate, as specified in the related Note, based on the Index (as defined herein) and for corresponding adjustments to the monthly payment amount due thereon, in each case as specified in the related Note and subject to the limitations described under "-- Adjustable Rate Mortgage Loans" herein.

         All of the Initial Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (the "Mortgages") creating first or second liens on one- to four-family residential properties generally consisting of one- to four-family dwelling units, individual condominium units, manufactured housing or individual units in planned unit developments. The Mortgage Loans to be included in the Mortgage Pool will be acquired from AMRESCO Residential Mortgage Corporation (the "Originator"). See "The Originator" and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" herein.

         Approximately 34.65% of the Initial Mortgage Loans have Combined Loan-to-Value Ratios in excess of 80%. None of those Initial Mortgage Loans or any other Initial Mortgage Loans are covered by primary mortgage insurance policies. The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of (a) the principal balance of the Mortgage Loan at the time of origination plus, in the case of a Mortgage Loan secured by a junior lien, the principal balance of each mortgage loan senior thereto at the time of origination, to (b) the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale at the time of origination.

         Approximately 0.60% of the Initial Mortgage Loans were one payment delinquent as of August 31, 1999. As of the Cut-off Date, with respect to 0.72% of the Initial Mortgage Loans, the borrowers have failed to make the first Monthly Payment after origination of the Mortgage Loan.

         Approximately 99.91% of the Initial Mortgage Loans are fully amortizing. Approximately 0.09% of Initial Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Mortgage Loans"). The Balloon Mortgage Loans are generally expected to have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Mortgage Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Any loss on a Balloon Mortgage Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. Neither the Servicer nor the Trustee will make any Delinquency Advances with respect to delinquent Balloon Payments.

         Approximately 76.45% of the Initial Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each of these Initial Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related Note, ranging from one to five years from the date of origination of the Mortgage Loan, as described herein. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Note; for a majority of these Initial Mortgage Loans, the premium amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance of the Initial Mortgage Loan during any 12 month period. Generally, prepayment premium may not be waived by the Servicer. Such prepayment premiums will be part of available funds applied to pay interest on the Offered Certificates.

ADJUSTABLE RATE MORTGAGE LOANS

         Approximately 95.06% of the Adjustable Rate Mortgage Loans are Delayed Adjustment Mortgage Loans that first adjust the Mortgage Rate after an initial period of two years. Approximately 4.83% of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate, as specified in the related Note, and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date.") The remaining Adjustable Mortgage Loans are Delayed Adjustment Mortgage Loans that have the first Mortgage Rate adjustment after an initial period of five years. On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index (as described below) and a fixed percentage amount (the "Gross Margin"), provided that in the substantial majority of cases the Mortgage Rate on each Adjustable Rate Mortgage Loan generally will not increase or decrease by more than a fixed percentage specified in the related Note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first Mortgage Rate adjustment with respect to a Delayed Adjustment Mortgage Loan, and will not exceed a specified maximum Mortgage Rate over the life of the Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of the Mortgage Loan (the "Minimum Rate"). The Mortgage Rate on a Delayed Adjustment Mortgage Loan generally will not increase or decrease on the first Adjustment Rate by more than a fixed percentage specified in the related Note (the "Initial Cap"). Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on any Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "-- The Index" herein. The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

THE INDEX

         The Index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Note (the "Index") and available as of 45 days prior to the Adjustment Date.

         In the event that the Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

THE INITIAL MORTGAGE LOANS

         The Initial Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Initial Mortgage Loans may be removed from the Trust Fund if the Depositor deems removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Offered Certificates.

     Number of Initial Mortgage Loans......................  2,513
     Initial Pool Balance..................................  $208,964,820.85
     Mortgage Rates:
         Weighted Average.................................   9.795%
         Range............................................   5.625% to 16.500%
     Weighted Average Remaining Term to Maturity (in
     months)..............................................   349

         The Principal Balances of the Initial Mortgage Loans as of the Cut-off Date range from approximately $10,447 to approximately $499,690. The Initial Mortgage Loans have an average Principal Balance of approximately $83,154.

         The weighted average Combined Loan-to-Value Ratio at origination of the Initial Mortgage Loans is approximately 76.18%.

         No more than approximately 0.49% of the Initial Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         With respect to approximately 1.54% of the Initial Mortgage Loans, the first Monthly Payment is due on November 1, 1999.

         The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of all the Initial Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                                          CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                 PERCENTAGE OF
     RANGE OF                               NUMBER OF                   TOTAL                  MORTGAGE LOANS BY
PRINCIPAL BALANCES ($)                   MORTGAGE LOANS           PRINCIPAL BALANCE         TOTAL PRINCIPAL BALANCE
---------------------                    --------------           -----------------         -----------------------
         1 to      50,000..........               996                 $ 35,579,785.47                   17.03%
    50,001 to     100,000..........               885                   61,643,549.98                   29.50
   100,001 to     150,000..........               308                   37,071,039.20                   17.74
   150,001 to     200,000..........               157                   27,000,398.92                   12.92
   200,001 to     250,000..........                65                   14,539,109.06                    6.96
   250,001 to     300,000..........                48                   13,014,745.00                    6.23
   300,001 to     350,000..........                27                    8,963,930.68                    4.29
   350,001 to     400,000..........                15                    5,619,817.15                    2.69
   400,001 to     450,000..........                 5                    2,166,492.82                    1.04
   450,001 to     500,000..........                 7                    3,365,952.56                    1.61
                                                -----                 ---------------                  ------
       Total.......................             2,513                 $208,964,820.85                  100.00%
                                                =====                 ===============                  ======

         The average Cut-off Date Principal Balance is approximately $83,154.

                                               COMBINED LOAN-TO-VALUE RATIOS

                                                                                                   PERCENTAGE OF
    RANGE OF COMBINED                      NUMBER OF                     TOTAL                   MORTGAGE LOANS BY
   LOAN-TO-VALUE RATIOS (%)              MORTGAGE LOANS            PRINCIPAL BALANCE          TOTAL PRINCIPAL BALANCE
   -----------------------               --------------            -----------------          -----------------------

     0.001 to      10.000..........                 1                 $     19,970.08                    0.01%
    10.001 to      20.000..........                 3                      109,414.87                    0.05
    20.001 to      30.000..........                22                      989,278.79                    0.47
    30.001 to      40.000..........                31                    1,434,790.05                    0.69
    40.001 to      50.000..........                69                    3,843,309.05                    1.84
    50.001 to      60.000..........               125                    8,123,936.64                    3.89
    60.001 to      70.000..........               528                   39,723,599.85                   19.01
    70.001 to      80.000..........             1,020                   82,316,083.65                   39.39
    80.001 to      90.000..........               705                   71,408,130.97                   34.17
    90.001 to     100.000..........                 9                      996,306.90                    0.48
                                                -----                 ---------------                  -------
       Total.......................             2,513                 $208,964,820.85                  100.00%
                                                =====                 ===============                  =======

         The weighted average original Combined Loan-to-Value Ratio is approximately 76.18%.

                                                  MORTGAGE RATES*

                                                                                                    PERCENTAGE OF
        RANGE OF                            NUMBER OF                    TOTAL                    MORTGAGE LOANS BY
    MORTGAGE RATES(%)                     MORTGAGE LOANS            PRINCIPAL BALANCE          TOTAL PRINCIPAL BALANCE
    ----------------                      --------------            -----------------          -----------------------
    5.501 to     6.000.............                 1                 $     35,844.96                    0.02%
    6.001 to     6.500.............                 1                       82,860.05                    0.04
    6.501 to     7.000.............                 8                    1,144,054.72                    0.55
    7.001 to     7.500.............                25                    5,618,940.97                    2.69
    7.501 to     8.000.............                66                    9,772,422.11                    4.68
    8.001 to     8.500.............               148                   17,896,179.52                    8.56
    8.501 to     9.000.............               254                   26,708,437.10                   12.78
    9.001 to     9.500.............               305                   28,245,310.13                   13.52
    9.501 to    10.000.............               403                   35,307,877.96                   16.90
   10.001 to    10.500.............               361                   26,408,263.57                   12.64
   10.501 to    11.000.............               392                   26,862,451.13                   12.86
   11.001 to    11.500.............               251                   15,194,298.84                    7.27
   11.501 to    12.000.............               136                    8,038,183.45                    3.85
   12.001 to    12.500.............                92                    4,498,514.57                    2.15
   12.501 to    13.000.............                34                    1,674,890.07                    0.80
   13.001 to    13.500.............                 8                      431,390.73                    0.21
   13.501 to    14.000.............                13                      459,217.40                    0.22
   14.001 to    14.500.............                 3                      132,331.93                    0.06
   14.501 to    15.000.............                 9                      255,913.34                    0.12
   15.001 to    15.500.............                 1                      111,717.13                    0.05
   15.501 to    16.000.............                 1                       51,389.46                    0.02
   16.001 to    16.500.............                 1                       34,331.71                    0.02
                                                -----                 ---------------                  -------
       Total.......................             2,513                 $208,964,820.85                  100.00%
                                                =====                 ===============                  =======

__________
*   Reflects current Mortgage Rates of Adjustable Mortgage Loans.

         The weighted average Mortgage Rate is approximately 9.795% per annum.

                                                    LOAN TYPES

                                                                                                    PERCENTAGE OF
                                            NUMBER OF                   TOTAL                     MORTGAGE LOANS BY
        LOAN TYPE                         MORTGAGE LOANS           PRINCIPAL BALANCE            TOTAL PRINCIPAL BALANCE
    ----------------                      --------------           ------------------           -----------------------
Balloon............................               2                 $     184,402.09                       0.09%
Fully Amortizing...................           2,511                   208,780,418.76                      99.91
                                              -----                 ----------------                     -------
       Total.......................           2,513                 $ 208,964,820.85                     100.00%
                                              =====                 ================                     =======

                                                     RATE TYPE

                                                                                                     PERCENTAGE OF
                                            NUMBER OF                     TOTAL                   MORTGAGE LOANS BY
       RATE TYPE                          MORTGAGE LOANS            PRINCIPAL BALANCE          TOTAL PRINCIPAL BALANCE
    ----------------                      --------------            -----------------          -----------------------
Adjustable.........................             1,368                $ 131,170,976.21                     62.77%
Fixed..............................             1,145                   77,793,844.64                     37.23
                                                -----                ----------------                    -------
       Total.......................             2,513                $ 208,964,820.85                    100.00%
                                                =====                ================                    =======

                                            ORIGINAL TERMS TO MATURITY

                                                                                                  PERCENTAGE OF
                                          NUMBER OF                   TOTAL                     MORTGAGE LOANS BY
  RANGE OF MATURITIES (MONTHS)          MORTGAGE LOANS            PRINCIPAL BALANCE          TOTAL PRINCIPAL BALANCE
  ----------------------------          --------------            -----------------          -----------------------
   97  to   120....................                 2                $      49,363.47                    0.02%
  169  to   192....................               216                    9,572,518.56                    4.58
  217  to   240....................                13                      570,869.24                    0.27
  337  to   360....................             2,282                  198,772,069.58                   95.12
                                                -----                ----------------                  -------
       Total.......................             2,513                $ 208,964,820.85                  100.00%
                                                =====                ================                  =======

         The weighted average original term to maturity is approximately 351 months.

                                             REMAINING TERMS TO STATED MATURITY

                                                                                           PERCENTAGE OF
 RANGE OF STATED MATURITIES                 NUMBER OF                TOTAL                  MORTGAGE LOANS BY
         (MONTHS)                        MORTGAGE LOANS        PRINCIPAL BALANCE         TOTAL PRINCIPAL BALANCE
 --------------------------             ---------------        -----------------         -----------------------
   97  to   120....................              2               $      49,363.47                 0.02%
  145  to   168....................              2                      48,501.69                 0.02
  169  to   192....................            214                   9,524,016.88                 4.56
  217  to   240....................             13                     570,869.24                 0.27
  313  to   336....................              6                     386,595.13                 0.19
  336  to   360....................          2,276                 198,385,474.45                94.94
                                             -----               ----------------               -------
       Total.......................          2,513               $ 208,964,820.85               100.00%
                                             =====               ================               =======

         The weighted average stated remaining term to maturity of the fully amortizing Initial Mortgage Loans is approximately 349 months.

                                                   LIEN PRIORITY

                                                                                                   PERCENTAGE OF
                                              NUMBER OF                   TOTAL                  MORTGAGE LOANS BY
  LIEN PRIORITY                             MORTGAGE LOANS          PRINCIPAL BALANCE         TOTAL PRINCIPAL BALANCE
  -------------                             --------------          -----------------         -----------------------
First Lien.........................             2,478                $ 207,782,281.45                   99.43%
Second Lien........................                35                    1,182,539.41                    0.57
                                                -----                ----------------                  -------
       Total.......................             2,513                $ 208,964,820.85                  100.00%
                                                =====                ================                  =======


                           PREPAYMENT PENALTY YEARS

                                                                       PERCENTAGE OF
  PREPAYMENT PENALTY          NUMBER OF            TOTAL             MORTGAGE LOANS BY
       (YEARS)              MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
----------------------      --------------   -----------------    -----------------------
0.00......................         760         $ 49,216,108.20            23.55%
0.01 to 1.00..............          13            1,258,922.87             0.60
1.01 to 2.00..............         870           91,658,867.25            43.86
2.01 to 3.00..............          64            4,963,422.32             2.38
3.01 to 4.00..............           3              172,526.28             0.08
4.01 to 5.00..............         803           61,694,973.93            29.52
                                 -----         ---------------           ------
       Total..............       2,513         $208,964,820.85           100.00%
                                 =====         ===============           ======


                                 CREDIT LEVEL

                                                                    PERCENTAGE OF
                           NUMBER OF            TOTAL             MORTGAGE LOANS BY
  CREDIT LEVEL           MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
----------------         --------------   -----------------    -----------------------
A.....................         577         $ 57,542,102.70            27.54%
A-....................         507           49,531,418.03            23.70
B.....................         628           52,874,182.29            25.30
C.....................         618           39,127,785.27            18.72
D.....................         183            9,889,332.56             4.73
                             -----         ---------------           ------
       Total..........       2,513         $208,964,820.85           100.00%
                             =====         ===============           ======

                            GEOGRAPHIC DISTRIBUTION

                                                                    PERCENTAGE OF
                           NUMBER OF            TOTAL             MORTGAGE LOANS BY
  STATE                  MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
---------                --------------   -----------------    -----------------------
Arizona.................        7         $    713,191.93              0.34%
Arkansas................       89            4,906,942.96              2.35
California..............      210           30,233,143.90             14.47
Colorado................       34            3,978,125.46              1.90
Connecticut.............       13              958,507.63              0.46
Delaware................        1               41,250.00              0.02
District of Columbia....       11              957,212.81              0.46
Florida.................      196           18,668,222.42              8.93
Georgia.................       23            1,823,349.77              0.87
Hawaii..................       58           10,946,988.89              5.24
Idaho...................        3              146,655.11              0.07
Illinois................       76            6,685,405.10              3.20
Indiana.................       90            5,149,574.99              2.46
Iowa....................        4              286,731.59              0.14
Kansas..................        4              287,747.90              0.14
Kentucky................       30            2,077,873.12              0.99
Louisiana...............       33            2,426,366.37              1.16
Maine...................        2              128,412.59              0.06
Maryland................      213           10,627,287.36              5.09
Massachusetts...........       26            3,273,305.97              1.57
Michigan................       64            4,204,255.57              2.01
Minnesota...............        4              238,560.19              0.11
Mississippi.............       22            1,208,000.22              0.58
Missouri................       92            6,659,901.24              3.19
Montana.................        4              348,018.89              0.17
Nebraska................        7              358,792.05              0.17
Nevada..................        1              177,057.57              0.08
New Hampshire...........       10            1,294,162.88              0.62
New Jersey..............       19            1,781,645.09              0.85
New Mexico..............       13            1,666,856.20              0.80
New York................       24            2,850,986.73              1.36
North Carolina..........       77            4,303,704.67              2.06
Ohio....................      261           15,796,320.98              7.56
Oklahoma................       51            3,458,697.63              1.66
Oregon..................       76           10,949,960.14              5.24
Pennsylvania............      202           13,076,823.49              6.26
Rhode Island............        7              817,366.21              0.39
South Carolina..........       19            1,324,323.25              0.63
Tennessee...............       42            1,935,107.53              0.93
Texas...................      248           17,715,653.96              8.48
Utah....................       49            5,662,408.75              2.71
Virginia................       20            1,265,591.33              0.61
Washington..............       40            5,587,759.53              2.67
West Virginia...........        5              261,301.07              0.13
Wisconsin...............       31            1,546,014.05              0.74
Wyoming.................        2              159,255.78              0.08
                            -----         ---------------            ------
       Total............    2,513         $208,964,820.85            100.00%
                            =====         ===============            ======


                                PROPERTY TYPES

                                                                    PERCENTAGE OF
                           NUMBER OF            TOTAL             MORTGAGE LOANS BY
 PROPERTY TYPE           MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
----------------         --------------   -----------------    -----------------------
Single Family............    2,127         $169,954,822.87            81.33%
Two- to Four-Family......      173           15,731,468.97             7.53
Planned Unit Development.      100           13,424,497.03             6.42
Condominium..............       83            8,094,874.06             3.87
Townhouse................       19              966,590.13             0.46
Manufactured Housing.....       11              792,567.79             0.38
                             -----         ---------------           ------
       Total.............    2,513         $208,964,820.85           100.00%
                             =====         ===============           ======


                                 LOAN PURPOSES

                                                                    PERCENTAGE OF
                           NUMBER OF            TOTAL             MORTGAGE LOANS BY
  LOAN PURPOSE           MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
----------------         --------------   -----------------    -----------------------
Cash Out Refinance.......    1,231         $102,463,374.69            49.03%
Purchase.................      720           55,337,561.74            26.48
Rate/Term Refinance......      557           50,906,122.31            24.36
Home Improvement.........        3              140,881.46             0.07
Construction Permanent...        2              116,880.65             0.06
                             -----         ---------------           ------
       Total.............    2,513         $208,964,820.85           100.00%
                             =====         ===============           ======


                               OCCUPANCY STATUS

                                                                    PERCENTAGE OF
                           NUMBER OF            TOTAL             MORTGAGE LOANS BY
OCCUPANCY STATUS         MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
----------------         --------------   -----------------    -----------------------
Primary Home............     2,135         $187,087,362.14            89.53%
Investment..............       358           19,516,022.62             9.34
Second Home.............        20            2,361,436.10             1.13
                             -----         ---------------           ------
       Total............     2,513         $208,964,820.85           100.00%
                             =====         ===============           ======


                              DOCUMENTATION TYPES

                                                                    PERCENTAGE OF
                           NUMBER OF            TOTAL             MORTGAGE LOANS BY
DOCUMENTATION TYPE       MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
------------------       --------------   -----------------    -----------------------
Full...................      1,982         $158,051,939.44            75.64%
Limited................         31            4,660,268.81             2.23
Stated.................        500           46,252,612.60            22.13
                             -----         ---------------           ------
       Total...........      2,513         $208,964,820.85           100.00%
                             =====         ===============           ======

     The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Adjustable Rate Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)


              MAXIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                    PERCENTAGE OF
   RANGE OF                NUMBER OF            TOTAL             MORTGAGE LOANS BY
MAXIMUM RATES(%)         MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
----------------         --------------   -----------------    -----------------------
 9.001 to     9.500......        5         $    291,251.44             0.22%
 9.501 to    10.000......        4              380,887.52             0.29
10.001 to    10.500......        4              386,510.29             0.29
10.501 to    11.000......        2              136,532.03             0.10
11.001 to    11.500......        1               37,495.08             0.03
11.501 to    12.000......        4              165,083.03             0.13
12.001 to    12.500......        2               56,830.52             0.04
12.501 to    13.000......        3              141,847.33             0.11
13.001 to    13.500......        1               82,860.05             0.06
13.501 to    14.000......        9            1,547,731.51             1.18
14.001 to    14.500......       29            5,018,472.82             3.83
14.501 to    15.000......       52            8,144,690.18             6.21
15.001 to    15.500......      102           11,833,575.49             9.02
15.501 to    16.000......      170           19,239,531.50            14.67
16.001 to    16.500......      205           20,519,064.78            15.64
16.501 to    17.000......      246           22,783,807.55            17.37
17.001 to    17.500......      178           14,361,269.13            10.95
17.501 to    18.000......      182           14,558,273.00            11.10
18.001 to    18.500......      110            7,581,271.62             5.78
18.501 to    19.000......       36            2,725,075.00             2.08
19.001 to    19.500......       13              738,767.29             0.56
19.501 to    20.000......        5              189,748.27             0.14
20.001 to    20.500......        2               96,989.56             0.07
20.501 to    21.000......        2              102,021.73             0.08
21.501 to    22.000......        1               51,389.46             0.04
                             -----         ---------------           ------
    Total................    1,368         $131,170,976.21           100.00%
                             =====         ===============           ======

     The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 16.433% per annum.


              MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                    PERCENTAGE OF
   RANGE OF                NUMBER OF            TOTAL             MORTGAGE LOANS BY
MINIMUM RATES(%)         MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
----------------         --------------   -----------------    -----------------------
 5.501 to     6.000.....         2         $     89,063.33             0.07%
 6.001 to     6.500.....         1               82,860.05             0.06
 6.501 to     7.000.....         7            1,374,305.57             1.05
 7.001 to     7.500.....        17            2,973,181.82             2.27
 7.501 to     8.000.....        40            6,032,794.26             4.60
 8.001 to     8.500.....        87           11,097,400.91             8.46
 8.501 to     9.000.....       146           17,387,852.37            13.26
 9.001 to     9.500.....       204           19,580,618.31            14.93
 9.501 to    10.000.....       258           24,933,698.40            19.01
10.001 to    10.500.....       207           18,058,253.97            13.77
10.501 to    11.000.....       199           16,191,249.92            12.34
11.001 to    11.500.....       118            8,287,304.45             6.32
11.501 to    12.000.....        52            3,592,969.12             2.74
12.001 to    12.500.....        19              955,024.73             0.73
12.501 to    13.000.....         6              283,998.27             0.22
13.001 to    13.500.....         2               96,989.56             0.07
13.501 to    14.000.....         2              102,021.73             0.08
14.501 to    15.000.....         1               51,389.46             0.04
                             -----         ---------------           ------
    Total...............     1,368         $131,170,976.21           100.00%
                             =====         ===============           ======

     The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately 9.662% per annum.


              GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                    PERCENTAGE OF
   RANGE OF                NUMBER OF            TOTAL             MORTGAGE LOANS BY
GROSS MARGINS(%)         MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
----------------         --------------   -----------------    -----------------------
4.001  to   4.250.......         3         $    962,011.31             0.73%
4.501  to   4.750.......         1               58,501.65             0.04
4.751  to   5.000.......        11            1,020,037.18             0.78
5.001  to   5.250.......        15            1,382,342.55             1.05
5.251  to   5.500.......        25            2,501,247.18             1.91
5.501  to   5.750.......       154           18,901,891.46            14.41
5.751  to   6.000.......        80            9,078,945.28             6.92
6.001  to   6.250.......       205           20,583,979.55            15.69
6.251  to   6.500.......       224           20,584,004.28            15.69
6.501  to   6.750.......       100           10,880,577.55             8.29
6.751  to   7.000.......       184           15,416,851.17            11.75
7.001  to   7.250.......       111            9,821,802.38             7.49
7.251  to   7.500.......       138           11,464,172.05             8.74
7.501  to   7.750.......        29            2,324,437.39             1.77
7.751  to   8.000.......        44            2,791,048.67             2.13
8.001  to   8.250.......        27            2,384,054.30             1.82
8.251  to   8.500.......        10              720,927.96             0.55
8.501  to   8.750.......         5              233,622.98             0.18
8.751  to   9.000.......         1               41,562.94             0.03
9.251  to   9.500.......         1               18,958.38             0.01
                             -----         ---------------           ------
     Total..............     1,368         $131,170,976.21           100.00%
                             =====         ===============           ======

     The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 6.581% per annum.


          NEXT ADJUSTMENT DATE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                    PERCENTAGE OF
                           NUMBER OF            TOTAL             MORTGAGE LOANS BY
NEXT ADJUSTMENT DATE     MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
--------------------     --------------   -----------------    -----------------------
October 1999............        17         $  1,645,982.01             1.25%
November 1999...........         6            1,238,390.26             0.94
December 1999...........         8              674,577.35             0.51
January 2000............         8              813,801.67             0.62
February 2000...........        14            1,815,951.70             1.38
March 2000..............         8              862,781.85             0.66
September 2000..........         1               67,188.21             0.05
October 2000............         1               84,276.13             0.06
November 2000...........         1               74,034.04             0.06
December 2000...........         2              202,012.89             0.15
January 2001............        23            1,838,562.12             1.40
February 2001...........        42            3,376,016.83             2.57
March 2001..............        54            4,888,032.95             3.73
April 2001..............       104           10,135,400.81             7.73
May 2001................       185           16,111,949.25            12.28
June 2001...............       179           14,088,211.20            10.74
July 2001...............       239           20,431,583.03            15.58
August 2001.............       204           23,713,571.78            18.08
September 2001..........       245           27,339,148.00            20.84
October 2001............        24            1,632,069.40             1.24
September 2002..........         1               26,316.91             0.02
February 2004...........         2              111,117.82             0.08
                             -----         ---------------           ------
       Total............     1,368         $131,170,976.21           100.00%
                             =====         ===============           ======


              INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM
                     OF THE ADJUSTABLE RATE MORTGAGE LOANS

      INITIAL                                                        PERCENTAGE OF
  TERM/SUBSEQUENT          NUMBER OF            TOTAL             MORTGAGE LOANS BY
ADJUSTABLE RATE TERM     MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
--------------------     --------------   -----------------    -----------------------
Two Years/Twenty-Eight
  Years ARM (LIBOR)......    1,312         $124,693,304.40            95.06%
Five Years/Twenty Five
  Years ARM (LIBOR)......        3              137,434.73             0.10
Six Month LIBOR ARM......       53            6,340,237.08             4.83
                             -----         ---------------           ------
       Total..............   1,368         $131,170,976.21           100.00%
                             =====         ===============           ======


              PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                    PERCENTAGE OF
                           NUMBER OF            TOTAL             MORTGAGE LOANS BY
PERIODIC CAP(%)          MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
---------------          --------------   -----------------    -----------------------
1.000.................       1,368         $131,170,976.21           100.00%
                             -----         ---------------           ------
       Total..........       1,368         $131,170,976.21           100.00%
                             =====         ===============           ======


              INITIAL CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                    PERCENTAGE OF
                           NUMBER OF            TOTAL             MORTGAGE LOANS BY
 INITIAL CAP(%)          MORTGAGE LOANS   PRINCIPAL BALANCE    TOTAL PRINCIPAL BALANCE
---------------          --------------   -----------------    -----------------------
1.000..................         81         $  8,259,877.73             6.30%
3.000..................        180           19,491,866.79            14.86
6.000..................          1               52,784.00             0.04
7.000..................      1,106          103,366,447.69            78.80
                             -----         ---------------           ------
       Total...........      1,368         $131,170,976.21           100.00%
                             =====         ===============           ======


SUBSEQUENT MORTGAGE LOANS

     The obligation of the Trust Fund to purchase additional Mortgage Loans (the "Subsequent Mortgage Loans") on any date prior to December 10, 1999, as specified in the Pooling and Servicing Agreement (each, a "Subsequent Transfer Date") will be subject to the Subsequent Mortgage Loans meeting the following requirements, among others, as of the applicable cut-off date (each, a "Subsequent Cut-off Date"): (i) the ratings assigned to the Offered Certificates shall not have been reduced or withdrawn by any Rating Agency;
(ii) the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 360 months; (iii) each Subsequent Mortgage Loan shall not be 60 or more days contractually delinquent; (iv) no Subsequent Mortgage Loan shall have a principal balance greater than $500,000; and (v) following the purchase of all the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans, as a whole (a) will have a weighted average Combined Loan-to-Value Ratio of not more than 76.70%, (b) will have a weighted average Mortgage Rate of not less than 9.695%, and (c) will have a weighted average remaining term to maturity of not more than 350 months. It is anticipated that all of the Subsequent Mortgage Loans will be one payment delinquent as of the last day of the calendar month preceding the month when they are purchased by the Trust Fund. As to a significant portion of these Subsequent Mortgage Loans, the borrowers will have failed to make the first Monthly Payment after origination of the Subsequent Mortgage Loans.

     The characteristics of Subsequent Mortgage Loans may vary significantly from time to time subject to the requirements described above, and may bear no particular relationship to the characteristics of the Initial Mortgage Loans at any time.


                            ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date. A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth herein under "Description of the Mortgage Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K. A Current Report on Form 8-K will also be filed within fifteen days after each Subsequent Transfer Date reflecting additional Subsequent Mortgage Loans included in the Trust Fund.


                                THE ORIGINATOR

GENERAL

     The Originator, AMRESCO Residential Mortgage Corporation, was incorporated in the State of Delaware on September 5, 1996, and is an indirect wholly owned subsidiary of AMRESCO, INC. Its principal executive offices are located at 16802 Aston Street, Irvine, California 92606. Neither the Originator nor any of its affiliates will insure or guarantee payments on the Certificates.

     The Originator is engaged in the origination of mortgage loans secured primarily by first liens on one- to four-family residential dwellings and the subsequent disposition of such mortgage loans, through whole loan sales and securitization. The Originator focuses on originating nonconforming mortgage loans with borrowers who have substantial equity in their residences. Once the Originator has aggregated pools of such mortgage loans of sufficient size, the Originator sells such pools, usually through whole loan sales to third parties.

     The Mortgage Pool primarily includes loans originated by the Originator.

     The Originator has made certain representations and warranties with respect to Mortgage Loans, as specified below, and, upon a breach of such representations and warranties may be required to repurchase such Mortgage Loan from the Trust Fund.

UNDERWRITING GUIDELINES

     The Mortgage Loans originated by the Originator have been originated generally in accordance with its underwriting guidelines (the "Underwriting Guidelines") except as discussed in "Risk Factors -- Adverse Selection of Mortgage Loans" herein. The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower's credit standing and repayment ability. On a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the Underwriting Guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pools will represent such underwriting exceptions.

     Under the Underwriting Guidelines, during the underwriting process the Originator reviews and verifies the loan applicant's sources of income (except under the stated income programs), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (1) an appraisal of the mortgaged property which conforms to Freddie Mac and Fannie Mae standards and (2) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% for the highest credit grading category (80% under the stated income programs), depending on the type and use of the property, the creditworthiness of the borrower and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings. The Underwriting Guidelines generally allow for up to an additional 3% in excess of credit level maximum loan-to-value ratio (except where the maximum loan-to-value ratio would exceed 90%) for the financing of the Originator's lender's fees.

     All of the Mortgage Loans are based on loan application packages submitted through mortgage brokerage companies or at the Originator's retail branches or are purchased from AMRESCO Residential Capital Markets, Inc. under a previously active bulk purchase program. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the borrower at the time the loan is made.

     Each prospective borrower completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. The Originator requires a credit report on each applicant from a credit reporting company. The applicant must generally provide a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Self-employed individuals are generally required to submit their two most recent federal income tax returns. As part of their quality control system, the Originator generally reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of their pre-funding audit, the Originator generally reverifies the income of each borrower or, for a self-employed individual, reviews the income documentation obtained pursuant to the Underwriting Guidelines (except under stated income programs). The Originator generally verifies funds for the down payment. The source of down payment funds is generally disclosed by the borrower on the 1003 Application, by verification of deposit or certified funds evidencing sufficient funds to close.

     Mortgaged properties that are to secure mortgage loans are generally appraised by qualified independent appraisers who are approved by the Originator. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, every independent appraisal is generally reviewed by the Originator before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount. With respect to purchase money mortgage loans, an independent appraisal may be reviewed by the Originator.

     The Underwriting Guidelines are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

     The Mortgage Loans were originated consistent with and generally conform to "Full Documentation", "Limited Documentation", or "Stated Income Documentation" residential loan programs. Under each of the programs, the Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate is established that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $350,000. Mortgage loans may, however, be originated generally up to $500,000, provided the loan-to-value ratio is at least 5% below the applicable residential loan program maximum that would otherwise apply. The Underwriting Guidelines permit one- to four-family loans to have loan-to-value ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, the borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a borrower under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

     The Underwriting Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs be as follows: Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 24 months (or, if the loan-to-value ratio is less than or equal to 65%, for 12 months). Under the Limited Documentation programs, generally one such form of verification is required for 12 months. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that, with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

     The Underwriting Guidelines require title insurance on all mortgage loans secured by liens on real property. The Underwriting Guidelines also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

     Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the borrower's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

     Credit Levels

     The Originator grades all mortgage loans originated by it, including the Mortgage Loans included in the Trust Fund, pursuant to a credit grading matrix. A summary of the criteria in the Originator's credit grading matrix is provided below.

     Credit Level "A"
     ----------------

     The maximum loan-to-value ratio for all eligible properties, owner occupied, purchase money or refinance, should be 90% or less. Non-owner occupied properties should have a maximum loan-to-value ratio of 75% or less. The maximum back-end debt ratio should not exceed 45%. The prospective borrower should have no less than one year of established credit with three open, active trade lines. In the last 12 months, mortgage credit should show no more than one 30-day delinquency and no 60-day delinquencies. The credit history should reveal no foreclosures in the last 36 months. In the last 12 months, installment and revolving accounts should indicate no more than four 30-day delinquencies and no 60-day delinquencies. In the last 36 months, there should be no evidence of judgments or charge offs against the prospective borrower, and discharged bankruptcies should have been reestablished with no delinquencies. In last 12 months, the prospective borrower should have had only minor collection actions totaling less than $200.

     Credit Level "A-"
     -----------------

     The maximum loan-to-value ratio for all eligible properties, owner occupied, purchase money or refinance, should be 90% or less. Non-owner occupied properties should have a maximum loan-to-value ratio of 75% or less. The maximum back-end debt ratio should not exceed 55% for a loan-to-value ratio of 75% or less, 50% for a loan-to-value ratio of 75% to 80% and 45% for a loan-to-value ratio of greater than 80%. The prospective borrower should have no less than one year of established credit with three trade lines. In the last 12 months, mortgage credit should show no more than two 30-day delinquencies and no 60-day delinquencies. The credit history should reveal no foreclosures in the last 24 months. In the last 12 months, installment and revolving accounts should include no more than two 60-day delinquencies. In the last 12 months, there should be only minor collection actions taken against the prospective borrower totaling less than $1,000. In the last 24 months, there should be no judgments or charge offs against the prospective borrower, and discharged bankruptcies should have reestablished credit with no delinquencies.

     Credit Level "B"
     ----------------

     The maximum loan-to-value ratio for all eligible properties, owner occupied, purchase money or refinance, should be 85% or less. Non-owner occupied properties should have a loan-to-value ratio of 75% for single family residences and condominiums and 70% for two- to four-family units. The maximum back-end debt ratio should not exceed 55% for a loan-to-value ratio of 75% or less, 50% for a loan-to-value ratio of 75% to 80% and 45% for a loan-to-value ratio of greater than 80%. The prospective borrower should have no less than one year of established credit with three trade lines. In the last 12 months, mortgage credit should show no more than four 30-day delinquencies or two 30-day delinquencies and one 60-day delinquency. The credit history should reveal no foreclosures in the past 18 months. In the last 12 months, installment and revolving accounts should show no more than two 90-day delinquencies. In the last 12 months, there should be no judgments or charge offs, and only minor collection actions totaling less than $2,500 against the prospective borrower. In the last 18 months, the prospective borrower is permitted to have discharged bankruptcies with no delinquencies on reestablished credit.

     Credit Level "C"
     ----------------

     The maximum loan-to-value ratio for all eligible properties, owner occupied, purchase money or refinance, should be 75% or less. Certain C grade loans with a minimum FICO score of 550 may allow a loan-to-value ratio of 80%. Non-owner occupied properties should have a maximum loan-to-value ratio of 70%. The maximum back-end debt ratio should not exceed 55% for a loan-to-value ratio of 75% or less and 50% for a loan-to-value ratio greater than 75%. There is no requirement for an established credit history. The credit history should reveal no foreclosures in the past 12 months. In the last 12 months, mortgage credit should include no more than six 30-day delinquencies or one 30-day delinquency and one 90-day delinquency. In the last 12 months, installment and revolving accounts should show only isolated 120-day delinquencies and no account currently over 120-days delinquent. In the last 12 months, borrower may have discharged bankruptcies with no delinquencies on reestablished credit, and collection actions totaling less than $5,000 are permitted.

     Credit Level "D"
     ----------------

     The maximum loan-to-value ratio for all eligible properties, owner occupied, purchase money or refinance, should be 65% or less. Non-owner occupied loans do not qualify for D credit loans. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should include no more than one 120-day delinquency, be a maximum of 120 days delinquent at funding, and no foreclosure may be pending at the time of origination. There are no stipulations regarding other derogatory information other than that Chapter 7 bankruptcies should have been discharged. Open Chapter 11 and 13 bankruptcies must be paid with part of the loan proceeds with court approval.

     Approximately 27.54%, 23.70%, 25.30%, 18.72% and 4.73% of the Mortgage
Loans as of the Cut-off Date are in the Originator's Credit Level A, Credit Level A-, Credit Level B, Credit Level C and Credit Level D categories, respectively.

     Approximately 75.64%, 2.23% and 22.13% of the Mortgage Loans as of the Cut-off Date are in the Full Documentation, Limited Documentation and Stated Income Documentation programs, respectively.

PREPAYMENT PENALTIES

     Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 76.45% of the Mortgage Loans as of the Cut-off Date provide for the payment by the borrower of a prepayment charge in limited circumstances on certain full or partial prepayments made generally anywhere from one to five years from the date of execution of the related Note. The amount of the prepayment charge is as provided in the related Note. In general, the Note provides that a prepayment charge will apply if, in any twelve-month period generally up to the first five years from the date of origination of such Mortgage Loan, the borrower prepays an aggregate amount exceeding 20% of the original principal balance of such Mortgage Loan. For a majority of the Mortgage Loans, the amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan. Such prepayment premiums will be part of the Interest Remittance Amount applied to pay interest on the Offered Certificates.

REPRESENTATIONS RELATING TO THE MORTGAGE LOANS

     In the Pooling and Servicing Agreement, the Originator will make representations and warranties in respect of the Mortgage Loans that generally include, among other things, that:

          (1) the information with respect to each Mortgage Loan set forth in the schedule of Mortgage Loans is true and correct as of the specified date;

          (2) each Mortgaged Property is improved by a one- to four-family residential dwelling, which may include condominiums, townhouses and manufactured housing permanently attached to foundations;

          (3) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy;

          (4) as of the Cut-off Date or Subsequent Cut-off Date, as applicable, each Mortgage Loan was secured by a valid and subsisting first (or, if applicable, second) lien of record on the Mortgaged Property subject in all cases only to the exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan;

          (5) as of the Closing Date or Subsequent Transfer Date, as applicable, the Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan; and

          (6) each Mortgage Loan was originated in accordance with applicable law and is the valid, legal and binding obligation of the related borrower.

     If the Originator cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders within the time period specified in the Pooling and Servicing Agreement, the Originator will be obligated under the Pooling and Servicing Agreement to purchase from the Trust Fund the Mortgage Loan at the Loan Purchase Price (as defined herein). If the Originator fails to purchase a Mortgage Loan pursuant to its obligation under the Pooling and Servicing Agreement, notice will be given to AMRESCO Residential Capital Markets, Inc. ("ARCMI"), which will then be obligated to purchase such Mortgage Loan. See "Pooling and Servicing Agreement -- Covenants of the Originator".

ARCMI

     ARCMI was incorporated in Delaware on October 13, 1995, and is a direct subsidiary of AMRESCO, INC. and the parent company of the Originator. Its principal executive offices are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201. From its inception, ARCMI was a bulk purchaser of sub-prime residential mortgage loans, serving as a securitization conduit, and retaining the residual interests in securitization transactions. ARCMI's bulk purchasing activities ceased during the fourth quarter of 1998, and its primary assets as of June 30, 1999 consisted of residual interests in securitization transactions.

RECENT DEVELOPMENTS

     In July, 1999, the Originator entered into a joint venture with Lehman ALI, Inc., a subsidiary of the Underwriter to form a limited liability company, Finance America, LLC (the "Seller"). It is anticipated that over the next six months, substantially all of the origination operations of the Originator will migrate to the Seller and it is further anticipated that the Originator will cease all origination activities not later than June, 2000. Lehman Commercial Paper Inc., an affiliate of the Underwriter, is providing warehouse financing for loan originations both for the Originator and for the Seller.


                                 THE SERVICER

GENERAL

     Substantially all of the Initial Mortgage Loans are currently being serviced by the Originator with the remainder being serviced by other third party servicers. It is expected that on or before November 2, 1999, the servicing function will be fully transferred to Ocwen Federal Bank FSB (the "Servicer") for the Initial Mortgage Loans. Servicing for any Subsequent Mortgage Loans will be transferred to the Servicer as soon as practicable following their transfer to the Trust Fund.

     The information set forth below concerning the Servicer has been provided to the Depositor by the Servicer. Neither the Depositor, the Originator, the Seller, the Trustee, the Underwriter, nor any of their respective affiliates have made any independent investigation of such information.

     The Servicer is a federally-chartered savings bank, with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida. The Servicer is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. At June 30, 1999, the Servicer had approximately $2.41 billion in assets, approximately $2.16 billion in liabilities and approximately $253.08 million in equity. At June 30, 1999, the Servicer's tangible and leveraged capital ratio was approximately 9.50% and its total risk-based capital ratio was approximately 17.92%. For the quarter ended June 30, 1999, the Servicer's net income was approximately $15.36 million.

     The major business of the Servicer has been the acquisition and servicing of nonperforming and subperforming single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, from the United States Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted FHA Loans and mortgage loan servicing for third parties.

     The Servicer is in the process of completing its compliance procedures in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. The Servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the Servicer, or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of the obligations of the Servicer under the Pooling and Servicing Agreement could be materially adversely affected.

DELINQUENCY, LOAN LOSS AND FORECLOSURE INFORMATION

     The following table sets forth, for the subprime mortgage loan servicing portfolio serviced by the Servicer as of December 31, 1998 and as of June 30, 1999, certain information relating to the delinquency experience (including loans in foreclosure (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports which will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the tables below.


                                                   DELINQUENCIES AND FORECLOSURES
                                                       (DOLLARS IN THOUSANDS)

                                    As of                               As of                                 As of
                              December 31, 1997                   December 31, 1998                     December 31, 1999
                     -----------------------------------  -----------------------------------  ------------------------------------
                                       Percent   Percent                     Percent  Percent                      Percent  Percent
                     By No.     By       By        By     By No.     By        By       By                  By       By        By
                       of     Dollar    Number   Dollar     of     Dollar     Number  Dollar    By No.    Dollar    Number   Dollar
                     Loans    Amount   of Loans  Amount   Loans    Amount    of Loans Amount   of Loans   Amount   of Loans  Amount
                     ------ ---------- --------  -------  ------   ------    -------- -------  --------   ------   -------- -------

Total Portfolio      21,827 $2,318,261 100.00%   100.00%  68,274 $6,099,336  100.00%  100.00%  67,256   $6,167,705  100.00%  100.00%
Period of
Delinquency(1)
  30-59 Days.......     437     41,429   2.00%     1.79%   3,325   $265,396    4.87%    4.35%   2,582     $218,509    3.84%    3.54%
  60-89 Days.......     171     17,803   0.78%     0.77%   1,555   $129,439    2.28%    2.12%   1,226     $103,590    1.82%    1.68%
  90 Days or more..     302     36,878   1.38%     1.59%   6,322   $561,709    9.26%    9.21%   8,249     $736,030   12.27%   11.93%

Total Delinquent
  Loans                 910     96,110   4.17%     4.15%  11,202   $956,545   16.41%   15.68%  12,057   $1,058,129   17.93%   17.15%
Loans in
Foreclosure (2)         281     34,663   1.29%     1.50%   3,158   $297,859    4.63%    4.88%   4,218     $384,380    6.27%    6.23%

-------------

(1)  Includes 8,404 loans totaling $688,648,936 for June 30, 1999, which were delinquent at the time of transfer to the Servicer.
(2)  Loans in foreclosure are also included under the subheading "90 Days or more" and the heading "Total Delinquent Loans."


                                                          REAL ESTATE OWNED
                                                       (DOLLARS IN THOUSANDS)

                                 As of                       As of                         As of
                           December 31, 1997           December 31, 1998             December 31, 1999
                         ---------------------      ----------------------        -----------------------
                                        By                           By                            By
                          By No.      Dollar         By No.        Dollar          By No.        Dollar
                         of Loans     Amount        of Loans       Amount         of Loans       Amount
                         --------   ----------      --------    ----------        --------    -----------
Total Portfolio           21,827    $2,318,261       68,274     $6,099,336         67,256     $6,167,705
Foreclosed Loans (1)          66        $7,387          808        $70,592          1,365       $117,001
Foreclosure Ratio (2)      0.30%         0.32%        1.18%          1.16%          2.03%          1.90%

--------------

(1)  For the purposes of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the Servicer.
(2)  The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                             LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                          As of                  As of                As of
                                    December 31, 1997      December 31, 1998      June 30, 1999
                                    -----------------      -----------------      -------------

Total Portfolio (1)                    $2,318,261             $6,099,336           $6,167,705
Net Losses (2, 3)                         ($1,209)              ($26,068)            ($88,294)
Net Losses as a Percentage of
Total Portfolio                             -0.05%                 -0.43%               -1.43%

-------------

(1)  "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.
(2)  "Net Losses" are actual losses incurred on liquidated properties and shortfall payoffs for each respective period. Losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount).
     Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.
(3)  As of June 30, 1999, includes $44,459,011 of losses attributable to loans which were delinquent at the time of transfer to the
     Servicer.


     It is unlikely that the delinquency experience of the Mortgage Loans included in the Mortgage Pool will correspond to the delinquency experience of the Servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans included in the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. There can be no assurance that such Mortgage Loans will perform consistent with the delinquency or foreclosure experience described herein. In particular, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of the Cut-off Date among the Depositor, the Originator, the Seller, ARCMI, the Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date, the Originator will transfer, assign, set over and otherwise convey without recourse to the Seller, the Seller will subsequently transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will subsequently transfer, assign, set over and otherwise convey without recourse to the Trustee, for the benefit of the Certificateholders, all of their respective right, title and interest in and to each Mortgage Loan and all its respective right, title and interest in principal and interest due on each Mortgage Loan after the Cut-off Date. Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the Closing Date is a sale, (1) the Originator has also been deemed to have granted a security interest in the Trust Fund to the Seller, (2) the Seller has also been deemed to have granted a security interest in the Trust Fund to the Depositor, and (3) the Depositor has also been deemed to have granted a security interest in the Trust Fund to the Trustee in the event that any such transfer of the Trust Fund is deemed to be a loan and not a sale. Pursuant to the Pooling and Servicing Agreement, the Seller will purchase the Mortgage Loans from the Originator and sell the Mortgage Loans to the Depositor and will otherwise make no representations or warranties on the Mortgage Loans or have any other repurchase obligations.

     In connection with the transfer and assignment of the Initial Mortgage Loans on the Closing Date and the Subsequent Mortgage Loans on each Subsequent Transfer Date, the Depositor will be required to:

          (1) deliver to Bankers Trust Company of California, N.A., as the Custodian (the "Custodian"), on behalf of the Trustee, on the Closing Date with respect to each Initial Mortgage Loan or on each Subsequent Transfer Date with respect to each Subsequent Mortgage Loan

               (a) the original Notes, endorsed in blank or to the order of the Trustee,

               (b) the original title insurance policy or any one of an original title binder, an original preliminary title report, or an original title commitment, or a copy certified by the issuer of any of the foregoing, or the attorney's opinion of title,

               (c) originals or certified copies of all intervening recorded assignments, showing a complete chain of title from origination to the Trustee, with evidence of recording thereon,

               (d) originals of all assumption, modification, written assurance or substitution agreements, if any, and

               (e) either: (1) the original Mortgage, with evidence of recording thereon, (2) a certified copy if the original Mortgage has not been received from the applicable recording office by the Originator and returned to the Trustee or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

          (2) cause the Custodian, on behalf of the Trustee, within 90 days following the Closing Date or the Subsequent Transfer Date, as applicable, to submit to the Originator for recording in the appropriate jurisdictions, assignments of the Mortgages to "Norwest Bank Minnesota, National Association, as Trustee of AMRESCO Residential Securities Corporation Mortgage Loan Trust 1999-1 under the Pooling and Servicing Agreement dated as of September 1, 1999" provided, however, that the Depositor shall not be required to cause the Originator to record any assignment of Mortgage for a Mortgage with respect to which the original recording information has not yet been received; and

          (3) if not delivered on the Closing Date or the Subsequent Transfer Date, as applicable, deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments to the Custodian, on behalf of the Trustee within 15 days of receipt but in no event later than one year after the Closing Date or the Subsequent Transfer Date, as applicable.

     The Custodian, on behalf of the Trustee, will agree, for the benefit of the Certificateholders, to review the documents contained in each Mortgage Loan file held by the Trustee (each, a "File") within 45 days after the Closing Date (or the date of receipt of any documents delivered to the Trustee after such date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

     If the Custodian during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement, the Custodian will be required to promptly notify the Trustee, the Depositor, the Originator, the Seller and the Certificateholders. The Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian. If, however, the Originator shall not have remedied the defect within the time period set forth in the Pooling and Servicing Agreement and the defect materially and adversely affects the Certificateholders interest in the related Mortgage Loan, the Originator shall (a) substitute in lieu of the Mortgage Loan a Qualified Replacement Mortgage and deliver any Substitution Amount to the Servicer for deposit into the Principal and Interest Account on behalf of the Trust Fund as part of the amount to be remitted by the Servicer on the related Monthly Remittance Date or (b) purchase the Mortgage Loan at a purchase price equal to the Loan Purchase Price, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account as part of the amount to be remitted by the Servicer on the related Monthly Remittance Date. If the Originator does not meet its obligations under the Pooling and Servicing Agreement to substitute in lieu of a Mortgage Loan a Qualified Replacement Loan or purchase a Mortgage Loan from the Trust Fund which has a material defect in a document constituting part of the File, ARCMI will, upon receipt of notice, be required to purchase such Mortgage Loan from the Trust Fund.

     In addition to the foregoing, the Custodian, on behalf of the Trustee, will provide an updated exception report during the 12th month after the Closing Date indicating the current status of the exceptions previously noted by the Custodian (the "Final Certification"). After delivery of the Final Certification, the Custodian shall provide to the Servicer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

COVENANTS OF THE ORIGINATOR WITH RESPECT TO THE MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, the Originator, the Seller, the Servicer or the Trustee that any representations and warranties with respect to the Mortgage Loans set out in the Pooling and Servicing Agreement were untrue in any material respect as of the Closing Date with the result that the interests of the Certificateholders are materially and adversely affected, or the value of the related Mortgage Loan is materially and adversely affected, the party discovering the breach is required to give prompt written notice to the other parties listed above.

     Upon the earliest to occur of the Originator's discovery of or its receipt of notice of a breach described above from any of the other parties, the Originator will be required in accordance with the Pooling and Servicing
Agreement:

          (1) to promptly cure the breach in all material respects; or

          (2) within the time period specified in the Pooling and Servicing Agreement

               (a) substitute in lieu of each affected Mortgage Loan a Qualified Replacement Mortgage (as such term is defined in the Pooling and Servicing Agreement) and deliver any Substitution Amount to the Servicer for deposit into the Principal and Interest Account on behalf of the Trust Fund as part of the amount remitted by the Servicer on the related Monthly Remittance Date or

               (b) purchase the affected Mortgage Loan from the Trust Fund at a purchase price equal to the Loan Purchase Price (as defined below).

     Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Originator obtains for the Trustee an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee to the effect that such a repurchase or substitution would not constitute a "Prohibited Transaction" under the Code or otherwise subject the Trust Fund to tax and would not jeopardize the status of any REMIC as a REMIC (a "REMIC Opinion"). The REMIC Opinion must be addressed to and be acceptable to the Servicer and the Trustee. Any Mortgage Loan as to which repurchase or substitution was delayed by delivery of the REMIC Opinion shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of a REMIC Opinion. In connection with any breach of a representation, warranty, covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Originator, if it believes such opinion may be necessary, may cause to be delivered to the Trustee a REMIC Opinion. If the Originator does not meet its obligation under the Pooling and Servicing Agreement to cure any such breach or to substitute or repurchase any such Mortgage Loan, ARCMI will, upon receipt of notice, purchase such Mortgage Loan from the Trust Fund. The obligation of the Originator to cure, substitute or repurchase any such Mortgage Loan in respect of a breach that has not been remedied (and the obligation of ARCMI to repurchase any such Mortgage Loan, upon the Originator's failure to meet its obligations under the Pooling and Servicing Agreement) constitute the sole remedy available to the Certificateholders, the Depositor and the Trustee.

     o "Loan Purchase Price" means the sum of (i) the unpaid principal balance of the related Mortgage Loan plus one month's interest at the Mortgage Rate and (ii) all unreimbursed Servicing Advances made on the related Mortgage Loan.

SERVICING

     General. The Servicer will be obligated under the Pooling and Servicing Agreement to service and administer the Mortgage Loans with reasonable care and using that degree of skill and attention that the Servicer exercise with respect to comparable mortgage loans that it services for itself or others. The Servicer shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Consistent with the foregoing, the Servicer will be permitted to, in its discretion,

     o waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, but generally not prepayment penalties,

     o if a borrower is in default or about to be in default because of a borrower's financial condition, arrange with the borrower a schedule for the payment of delinquent payments due on the related Mortgage Loan, or

     o modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with the Servicer's general policies with respect to comparable mortgage loans subject to such Act.

     The Servicer will be paid a monthly fee (the "Servicing Fee") from interest collected with respect to each Mortgage Loan serviced by it equal to the outstanding principal balance of each Mortgage Loan multiplied by the applicable Servicing Fee Rate. The "Servicing Fee Rate" will be 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below. The Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees or other similar charges, other than prepayment penalties, and all reinvestment income earned on amounts on deposit in the Principal and Interest Account.

     The Servicer is required to establish, or cause to be established, in the name of the Trustee at a depository institution, a principal and interest account maintained as a trust account of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Account must mature on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of and must be promptly replenished by, the Servicer.

     The Servicer is required to deposit in the Principal and Interest Account, on a daily basis (but in no event later than the second Business Day following receipt) the following:

          (1) all scheduled principal and interest due on the related Mortgage Loans, after the Cut-off Date or Subsequent Cut-off Date, as the case may be (including any required Delinquency Advances), and

          (2) all unscheduled principal and interest collections received after the Cut-off Date or Subsequent Cut-off Date, as the case may be, including any prepayments and the Net Liquidation Proceeds of a Mortgage Loan (including any insurance proceeds), all Loan Purchase Prices and Substitution Amounts received by the Servicer.

     Amounts deposited in the Principal and Interest Account shall be net of the following:

          (1) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation,

          (2) principal collected and interest accrued on any Mortgage Loan on or prior to the Cut-Off Date or Subsequent Cut-off Date, as the case may be, which amounts shall be delivered to the Originator, and

          (3) reimbursements for past Delinquency Advances and Servicing Advances which the Servicer has determined in its good faith business judgment are not recoverable from the related Mortgage Loan proceeds.

     The Servicer may make withdrawals for its own account from the amounts on deposit in the Principal and Interest Account only for the following purposes:

          (1) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

          (2) to reimburse itself for unreimbursed and unrecovered Delinquency Advances and Servicing Advances to the extent permitted in the Pooling and Servicing Agreement;

          (3) to withdraw amounts that have been deposited to Principal and Interest Account in error; and

          (4) to clear and terminate the Principal and Interest Account following the termination of the Trust Fund.

     The Servicer will remit to the Trustee for deposit in the Certificate Account the Interest Remittance Amount and the Principal Remittance Amount not later than the related Monthly Remittance Date.

     In the event the Servicer is terminated or resigns and pending the appointment of a successor, the Trustee will act as successor servicer until another successor servicer is appointed pursuant to the Pooling and Servicing Agreement.

     Advances. The Servicer will be required to advance on any Mortgage Loan serviced by it prior to each Payment Date delinquent payments of principal and interest (other than Balloon Payments), adjusted to the applicable Net Mortgage Rate, that became due during the related Remittance Period (any such advance, a "Delinquency Advance").

     Delinquency Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Delinquency Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan serviced by it, to the extent that such Delinquency Advances are, in its good faith business judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. The Servicer shall be permitted to fund its payment of Delinquency Advances from amounts in the Principal and Interest Account not required to be distributed on the related Payment Date. The Servicer shall be entitled to reimburse itself for any Delinquency Advances paid from the Servicer's own funds from late collections, liquidation proceeds or other collections related to the Mortgage Loan for which the Delinquency Advance was made. Previously unreimbursed Delinquency Advances that the Servicer certifies in writing to be nonrecoverable may be reimbursed to the Servicer out of any borrower payments prior to their deposit to the Principal and Interest Account or from funds on deposit in the Principal and Interest Account. All Delinquency Advances will be included with the distribution to Certificateholders on the related Payment Date. Any failure by the Servicer to make a Delinquency Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder for the Servicer, in which case the Trustee, as successor servicer, will be obligated to make any such Delinquency Advance, subject to its determination as to recoverability.

     The Servicer will be required to pay all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the following:

          (1) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"),

          (2) the cost of any enforcement or judicial proceedings, including foreclosures, and

          (3) the cost of the management and liquidation of property acquired in satisfaction of the related Mortgage, to the extent such expenses are, in its good faith business judgment, recoverable.

The costs described above will constitute "Servicing Advances." The Servicer may recover a Servicing Advance (a) from the borrower to the extent permitted by the Mortgage Loans, (b) from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or (c) to the extent that such Servicing Advance is determined and certified by the Servicer in its good faith business judgment to be nonrecoverable, from funds on deposit in the Principal and Interest Account.

     If so required by the terms of any Mortgage Loan, the Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums (such advances to be treated as Servicing Advances) on account of the premiums therefor if not paid by the borrower.

     Prepayment Interest Shortfalls. A full month's interest at the related Net Mortgage Rate will be due to the Trust Fund on the outstanding Loan Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a prepayment in part or in full of a Mortgage Loan occurs during any calendar month, any Compensating Interest required to offset Prepayment Interest Shortfalls will be required to be deposited to the Principal and Interest Account on the Monthly Remittance Date by the Servicer and shall be included in the amount to be made available to the Trustee on the related Monthly Remittance Date. Compensating Interest for each Monthly Remittance Date shall be limited to the Servicing Fee for the related Remittance Period.

     Repurchase Option. The Servicer will have the right, but not the obligation, to purchase for its own account any Mortgage Loan serviced by it which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price, which purchase price shall be deposited in the Principal and Interest Account.

     Foreclosure. The Servicer, with respect to Mortgage Loans serviced by it, shall foreclose upon or otherwise comparably convert the ownership on behalf of the Trust Fund of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Servicer has not purchased from the Trust Fund ("REO Property"). The Servicer will be required to sell any REO Property managed by it within 35 months of its acquisition by the Trust Fund, unless an appropriate extension is obtained, or an opinion of counsel is obtained by the Servicer to the effect that the holding by the Trust Fund of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust Fund as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC under the REMIC provisions at any time that any Certificates are outstanding, in which case the Servicer shall sell any REO Property by the end of any extended period specified in any such opinion or such extension, as applicable.

     Adjustments to Mortgage Loans. The Servicer will have the right under the Pooling and Servicing Agreement to accept applications of borrowers for consent to (1) partial releases of Mortgages, (2) alterations and (3) removal, demolition or division of Mortgaged Properties. No application for approval may be considered by the Servicer unless:

          (1) the provisions of the related Note and Mortgage have been complied with;

          (2) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the maximum loan-to-value ratio and debt-to-income ratio established in accordance with the Underwriting Guidelines set forth herein to be applicable to such Mortgage Loan; and

          (3) the lien priority of the related Mortgage is not affected.

     Modifications. The Servicer will be prohibited under the Pooling and Servicing Agreement from making any material modification to the terms of a Mortgage Loan, including a change in the Mortgage Rate other than as provided in the Mortgage Note, deferral or forgiveness of a Monthly Payment or extension of the maturity date, unless the Mortgage Loan is in default or default, in the judgment of the Servicer, is imminent.

     The Servicer will also be prohibited from waiving any prepayment premium except in the case of a default or imminent default, and then may waive the prepayment premium only if the waiver would maximize amounts collected under the Mortgage Loan.

     Subservicing Agreements. The Servicer will be permitted under the Pooling and Servicing Agreement to enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution meeting the requirements of the Pooling and Servicing Agreement.

     Notwithstanding any subservicing agreement, the Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans subject to such subservicing agreement. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification by such subservicer.

     Reporting. The Servicer will be required to deliver to the Trustee, the Depositor and the Rating Agencies:

          (1) on or before March 31 of each year, commencing in 2000, an officers' certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (b) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default; and

          (2) on or before March 31 of each year, commencing in 2000, a letter or letters of a firm of independent, nationally recognized certified public accountants dated as of the date of the Servicer's fiscal year end audit for each subsequent letter stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF A SERVICER

     The Trustee, if directed by a majority of the Certificateholders, will have the right pursuant to the Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of, and in certain cases after notice and expiration of the related cure period of the following:

     o certain acts of bankruptcy or insolvency on the part of such Servicer;

     o certain failures on the part of the Servicer to perform its obligations under the Pooling and Servicing Agreement; or

     o the failure to cure material breaches of the Servicer's obligations in the Pooling and Servicing Agreement.

     The Servicer is not permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except (1) upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, or (2) upon written consent of the holder of the Class X Certificate and the Trustee, which consent shall not be unreasonably withheld, and confirmation from the Rating Agencies that the ratings of the Offered Certificates are not reduced. Any such determination permitting the resignation of the Servicer pursuant to clause (1) above is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee.

     Upon removal or resignation of the Servicer under clause (1) of the preceding paragraph, the Trustee (x) shall appoint a successor Servicer and
(y) pending the appointment of a successor Servicer, shall serve as Servicer. The Trustee, if it is unable to appoint a successor Servicer and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, an approved servicer meeting the requirements of the Pooling and Servicing Agreement and acceptable to the holder of the Class X Certificate as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     No removal or resignation of the Servicer will become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

REMOVAL OF TRUSTEE FOR CAUSE

     The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee:

          (1)  failure to make distributions of available amounts;

          (2) certain breaches of covenants and representations by the Trustee;

          (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and

          (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

     If any such event occurs and is continuing, then and in every such case
(x) the Depositor or (y) the Certificateholders of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then outstanding, by the holder of the Class X Certificate, may appoint a successor trustee.

AMENDMENTS

     The Trustee, the Depositor, the Originator, the Seller, ARCMI and the Servicer may, at any time and from time to time and without notice to or the consent of the Certificateholders, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the following purposes:

          (1) if accompanied by a favorable opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code),

          (2) complying with the requirements of the Code including any amendments necessary to maintain the status of any REMIC as a "REMIC",

          (3) curing any ambiguity,

          (4) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein or in this prospectus supplement, or

          (5) for any other purpose, provided, that, such amendment shall not adversely affect any Certificateholder in any material respect. Any amendment shall be deemed not to adversely affect any Certificateholder in any material respect if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Offered Certificates.

Notwithstanding anything to the contrary, no amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Certificateholder without the consent of the Certificateholder of such Certificate or (b) reduce the percentages which are required to consent to any such amendments, without the consent of all the Certificateholders of the affected Class or Classes then outstanding.

     The Trustee will be required to furnish written notification of the substance of any such amendment to each Certificateholder in the manner set forth in the Pooling and Servicing Agreement.


                             YIELD CONSIDERATIONS

GENERAL

     The yields to maturity (or to early termination) on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of the Monthly Excess Cashflow Amount, the purchase price paid for the Offered Certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     Approximately 76.45% of the Initial Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under "Description of the Mortgage Pool" herein. The prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of these Mortgage Loans during intervals when a prepayment premium would be payable.

     The rate of principal payments on the Offered Certificates will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation and exercise by the holder of the Class X Certificate of its right to purchase all of the Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Offered Certificates will depend on future events and on a variety of factors no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. The Originator will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the value of a Mortgage Loan, the Originator will be required to repurchase the affected Mortgage Loan or, under certain circumstances, substitute another mortgage loan. If any damage caused by earthquakes, flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, the Originator will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to the affected Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

     Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of those Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

     The yields to investors in the Offered Certificates may be affected by the purchase of defaulted Mortgage Loans by the Servicer and by the exercise by the holder of the Class X Certificate of its right to purchase the Mortgage Loans, as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, or the failure of the holder of the Class X Certificate to exercise that right.

     If the purchaser of an Offered Certificate offered at a discount from its initial principal balance calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

     The Pass-Through Rates applicable to the Offered Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors -- Mortgage Loan Pass-Through Rates May Limit Pass-Through Rates on the Certificates" herein.

OVERCOLLATERALIZATION

     The yields on the Offered Certificates will be affected by the application of Monthly Excess Cashflow Amount as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow Amount will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be created, or whether overcollateralization will be maintained at the levels described herein.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

     As described herein, the Class A Certificates are senior to the Offered Subordinate Certificates, and the Class A Certificates will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal and Distribution Amount. In addition, Applied Realized Loss Amount will be allocated among the Class B, Class M2 and Class M1 Certificates in inverse order of priority of distribution. As a result, the yields of the Offered Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of the Class A Certificates and Classes of Offered Subordinate Certificates that have a relatively higher priority of distribution.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans represents an assumed constant rate of prepayment ("CPR") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The following tables were prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

     o the initial Class Principal Balances are as set forth on the cover of this Prospectus Supplement;

     o the Pass-Through Rates of the Offered Certificates are as described herein;

     o each Monthly Payment of principal and interest is timely received on the first day of each month starting in October 1999;

     o principal prepayments are received in full on the first day of each month starting in October 1999 and there are no Net Prepayment Interest Shortfalls;

     o prepayments are received on the Mortgage Loans at the applicable constant rates indicated in the Prepayment Scenarios described below;

     o    there are no defaults or delinquencies on the Mortgage Loans;

     o Payment Dates occur on the 25th day of each month, starting in October 1999;

     o    there are no re-purchases or substitutions of the Mortgage Loans;

     o the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Index set forth below plus the related Gross Margin, subject to any Periodic Cap;

     o the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust semi-annually;

     o    the value of the Index is 6.08625%;

     o    the value of LIBOR is 5.40625%;

     o    the Certificates are issued on the Closing Date;

     o    the sum of the Trustee Fee and the Servicing Fee is 0.5125%;

     o the Subsequent Mortgage Loans have been purchased on the Closing Date and have the same assumed characteristics as the Initial Mortgage Loans; and

     o the Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:


                                                ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                                  REMAINING
                                                                                                    TERM TO       REMAINING
                           PRINCIPAL1       CURRENT      NEXT RATE                                  STATED      AMORTIZATION
                          PRINCIPAL/1/     MORTGAGE     ADJUSTMENT       GROSS      INITIAL/2/     MATURITY         TERM
      LOAN TYPE            BALANCE($)       RATE(%)        DATE        MARGIN(%)      CAP(%)       (MONTHS)       (MONTHS)
----------------------    ------------     --------     ----------     ---------    ----------    ----------    ------------
Fixed.................      213,294.89        9.423         N/A           N/A          N/A           178            178
Fixed.................      275,003.92        9.955         N/A           N/A          N/A           176            176
Fixed.................       75,302.49       11.125         N/A           N/A          N/A           178            178
Fixed.................    5,472,152.83        9.691         N/A           N/A          N/A           177            177
Fixed.................    2,718,597.57        9.854         N/A           N/A          N/A           177            177
Fixed.................      299,743.21       12.035         N/A           N/A          N/A           353            353
Fixed.................    2,347,258.73        9.912         N/A           N/A          N/A           358            358
Fixed.................    2,787,048.74        9.971         N/A           N/A          N/A           358            358
Fixed.................   47,822,406.44        9.821         N/A           N/A          N/A           357            357
Fixed.................   15,891,922.86       10.368         N/A           N/A          N/A           356            356
Fixed.................       25,674.57       12.750         N/A           N/A          N/A           168            168
Fixed.................       32,205.73       15.000         N/A           N/A          N/A           178            178
Fixed.................      336,865.49       13.744         N/A           N/A          N/A           171            171
Fixed.................      424,693.75       12.863         N/A           N/A          N/A           169            169
Fixed.................       32,879.29       14.500         N/A           N/A          N/A           234            234
Fixed.................      196,617.27       11.921         N/A           N/A          N/A           236            236
Fixed.................      156,438.53       13.819         N/A           N/A          N/A           239            239
Adjustable............      805,361.38       10.218      06/01/01        6.738        6.534          358            358
Adjustable............   90,466,187.15        9.720      06/01/01        6.617        6.200          358            358
Adjustable............    1,672,631.50       10.368      04/01/01        6.908        5.541          355            355
Adjustable............      100,555.33        9.945      07/01/01        7.253        7.000          358            358
Adjustable............    6,452,858.57        9.526      04/01/01        6.461        6.786          355            355
Adjustable............   27,603,579.03        9.772      05/01/01        6.590        6.393          357            357
Adjustable............       82,438.51        8.990      02/01/04        5.500        1.000          352            352
Adjustable............       57,650.13       12.273      06/01/03        6.966        3.792          345            345
Adjustable............      402,089.24        8.748      11/01/99        6.478        1.000          356            356
Adjustable............      259,498.44        8.250      10/01/99        6.000        1.000          355            355
Adjustable............    2,487,475.96        8.629      12/01/99        5.960        1.557          356            356
Adjustable............    3,313,605.50        8.437      12/01/99        6.099        1.422          356            356
Fixed/Balloon.........      152,453.92       12.300         N/A           N/A          N/A           169            349
Fixed/Balloon.........       35,509.03        9.750         N/A           N/A          N/A           169            349
---------
1.   The Principal Balance for each representation line has been increased to reflect a proportional percentage of the Pre-Funded
     Amount based upon the current balance as of September 1, 1999.
2.   The Periodic Cap on all Adjustable Rate Mortgage Loans is 1.000%.

     The actual characteristics of the Mortgage Loans and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Balances of the Offered Certificates that would be outstanding after each of the Payment Dates shown at the percentages of CPR.

     The weighted average life of a Class of Offered Certificates is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Payment Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Balance described in (1) above and rounding to one decimal place.

             PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE
     CLASS A CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

Payment Date                                0%      9%      18%     24%     35%     50%
------------                                --      --      ---     ---     ---     ---
Initial Percentage......................    100     100     100     100     100     100
September 2000..........................     99      88      77      70      57      39
September 2001..........................     98      78      59      48      29       9
September 2002..........................     97      68      44      31      12       0
September 2003..........................     96      60      35      26      12       0
September 2004..........................     95      52      28      19       9       0
September 2005..........................     94      45      23      15       6       0
September 2006..........................     93      39      19      11       4       0
September 2007..........................     92      35      15       8       2       0
September 2008..........................     90      31      12       6       2       0
September 2009..........................     88      28      10       5       1       0
September 2010..........................     86      25       8       3       *       0
September 2011..........................     84      22       6       3       0       0
September 2012..........................     82      20       5       2       0       0
September 2013..........................     79      17       4       1       0       0
September 2014..........................     76      15       3       1       0       0
September 2015..........................     74      14       3       1       0       0
September 2016..........................     71      12       2       *       0       0
September 2017..........................     67      11       2       *       0       0
September 2018..........................     64       9       1       0       0       0
September 2019..........................     59       8       1       0       0       0
September 2020..........................     55       7       1       0       0       0
September 2021..........................     50       6       *       0       0       0
September 2022..........................     44       5       *       0       0       0
September 2023..........................     38       4       0       0       0       0
September 2024..........................     33       3       0       0       0       0
September 2025..........................     28       2       0       0       0       0
September 2026..........................     21       2       0       0       0       0
September 2027..........................     14       1       0       0       0       0
September 2028..........................      7       *       0       0       0       0
September 2029..........................      0       0       0       0       0       0
Weighted Average Life in Years             20.2     7.5     4.0     3.0      1.8    0.9
    Without Optional Termination........   19.2     4.9     2.4     1.7      1.1    0.7
    With Optional Termination...........

---------
*    Indicates a value between 0.0% and 0.5%.

             PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE
     CLASS M1 CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

Payment Date                                0%     9%      18%      24%     35%      50%
------------                                --     --      ---      ---     ---      ---
Initial Percentage..................       100     100     100      100     100      100
September 2000......................       100     100     100      100     100      100
September 2001......................       100     100     100      100     100      100
September 2002......................       100     100     100      100     100       23
September 2003......................       100     100      88       65      61       23
September 2004......................       100     100      71       49      22       23
September 2005......................       100     100      58       37      14       15
September 2006......................       100      98      47       28       9        4
September 2007......................       100      88      38       21       6        0
September 2008......................       100      79      31       16       2        0
September 2009......................       100      70      25       12       0        0
September 2010......................       100      63      20        9       0        0
September 2011......................       100      56      16        6       0        0
September 2012......................       100      50      13        5       0        0
September 2013......................       100      44      10        2       0        0
September 2014......................       100      39       8        0       0        0
September 2015......................       100      35       7        0       0        0
September 2016......................       100      31       5        0       0        0
September 2017......................       100      27       3        0       0        0
September 2018......................       100      23       1        0       0        0
September 2019......................       100      20       0        0       0        0
September 2020......................       100      17       0        0       0        0
September 2021......................       100      15       0        0       0        0
September 2022......................       100      12       0        0       0        0
September 2023......................        96      10       0        0       0        0
September 2024......................        84       8       0        0       0        0
September 2025......................        70       6       0        0       0        0
September 2026......................        54       4       0        0       0        0
September 2027......................        37       0       0        0       0        0
September 2028......................        17       0       0        0       0        0
September 2029......................         0       0       0        0       0        0
Weighted Average Life in Years            27.0     14.4    7.9       5.9     4.6     3.5
    Without Optional Termination....      24.5      7.8    3.9       2.7     1.8     1.1
    With Optional Termination.......

---------
*    Indicates a value between 0.0% and 0.5%.

             PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE
     CLASS M2 CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

Payment Date                              0%     9%      18%      24%     35%      50%
------------                              --     --      ---      ---     ---      ---
Initial Percentage.................       100    100      100      100     100      100
September 2000.....................       100    100      100      100     100      100
September 2001.....................       100    100      100      100     100      100
September 2002.....................       100    100      100      100     100      100
September 2003.....................       100    100       88       65      35       94
September 2004.....................       100    100       71       49      22       26
September 2005.....................       100    100       58       37      14        0
September 2006.....................       100     98       47       28       9        0
September 2007.....................       100     88       38       21       4        0
September 2008.....................       100     79       31       16       0        0
September 2009.....................       100     70       25       12       0        0
September 2010.....................       100     63       20        9       0        0
September 2011.....................       100     56       16        5       0        0
September 2012.....................       100     50       13        *       0        0
September 2013.....................       100     44       10        0       0        0
September 2014.....................       100     39        8        0       0        0
September 2015.....................       100     35        5        0       0        0
September 2016.....................       100     31        2        0       0        0
September 2017.....................       100     27        0        0       0        0
September 2018.....................       100     23        0        0       0        0
September 2019.....................       100     20        0        0       0        0
September 2020.....................       100     17        0        0       0        0
September 2021.....................       100     15        0        0       0        0
September 2022.....................       100     12        0        0       0        0
September 2023.....................        96     10        0        0       0        0
September 2024.....................        84      8        0        0       0        0
September 2025.....................        70      4        0        0       0        0
September 2026.....................        54      0        0        0       0        0
September 2027.....................        37      0        0        0       0        0
September 2028.....................        17      0        0        0       0        0
September 2029.....................         0      0        0        0       0        0
Weighted Average Life in Years           27.0    14.4     7.8      5.8     4.3      4.6
    Without Optional Termination...      24.5     7.8     3.9      2.7     1.8      1.1
    With Optional Termination......

---------
*    Indicates a value between 0.0% and 0.5%.

             PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE
     CLASS B CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

Payment Date                              0%     9%      18%      24%     35%       50%
------------                              --     --      ---      ---     ---       ---
Initial Percentage.....................   100    100      100      100     100      100
September 2000.........................   100    100      100      100     100      100
September 2001.........................   100    100      100      100     100      100
September 2002.........................   100    100      100      100     100      100
September 2003.........................   100    100       88       65      35        7
September 2004.........................   100    100       71       49      22        0
September 2005.........................   100    100       58       37      10        0
September 2006.........................   100     98       47       28       3        0
September 2007.........................   100     88       38       20       0        0
September 2008.........................   100     79       31       12       0        0
September 2009.........................   100     70       25        6       0        0
September 2010.........................   100     63       19        2       0        0
September 2011.........................   100     56       13        0       0        0
September 2012.........................   100     50        8        0       0        0
September 2013.........................   100     44        4        0       0        0
September 2014.........................   100     39        1        0       0        0
September 2015.........................   100     35        0        0       0        0
September 2016.........................   100     31        0        0       0        0
September 2017.........................   100     27        0        0       0        0
September 2018.........................   100     23        0        0       0        0
September 2019.........................   100     19        0        0       0        0
September 2020.........................   100     15        0        0       0        0
September 2021.........................   100     11        0        0       0        0
September 2022.........................   100      7        0        0       0        0
September 2023.........................    96      4        0        0       0        0
September 2024.........................    84      1        0        0       0        0
September 2025.........................    70      0        0        0       0        0
September 2026.........................    54      0        0        0       0        0
September 2027.........................    37      0        0        0       0        0
September 2028.........................    14      0        0        0       0        0
September 2029.........................     0      0        0        0       0        0
Weighted Average Life in Years           27.0   14.1      7.5      5.6     4.0      3.6
    Without Optional Termination.......  24.5    7.8      3.9      2.7     1.8      1.1
    With Optional Termination..........

---------
*    Indicates a value between 0.0% and 0.5%.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the assets held in the Credit Reserve Fund and the Basis Risk Reserve Fund, will comprise several "Lower Tier REMICs" and an "Upper Tier REMIC" organized in a tiered REMIC structure. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Each class of Offered Certificates and the Class X Certificate will represent beneficial ownership of a corresponding class of regular interests issued by the Upper Tier REMIC. In addition, each of the Offered Certificates will represent a beneficial interest in the right to receive payments from the Basis Risk Reserve Fund.

     Upon the issuance of the Offered Certificates, Brown & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund and the Credit Reserve Fund are "outside reserve funds" that are beneficially owned by the holder of the Class X Certificate. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the holders of the Offered Certificates to receive payments from the Basis Risk Reserve Funds represent, for federal income tax purposes, interests in an interest rate cap contract.

TAXATION OF REGULAR INTERESTS

     A holder of a Class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding Class of Regular Interests in the Upper Tier REMIC and an interest in a limited recourse interest rate cap contract (the "Cap Contract"). A holder of such an Offered Certificate must allocate its purchase price for the Offered Certificate between its components -- the REMIC Regular Interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume that, with respect to any Offered Certificate, the Cap Contract component will have only nominal value relative to the value of the Regular Interest component. The IRS could, however, argue that the Cap Contract components have significant value, and if that argument were to be sustained, the Regular Interest component could be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates --Original Issue Discount" in the Prospectus.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular Interest components of an Offered Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Offered Certificate over (2) the amount actually included in such holder's income.

     The Internal Revenue Service Restructuring and Reform Act of 1998, which was enacted into law on July 22, 1998, reduced from 18 months to one year the period during which an individual holder of Offered Certificates must hold such Certificates in order to benefit from the 20% preferential maximum capital gains rate upon the sale or exchange of such Certificates. The new provision generally applies to taxable years ending after December 31, 1997.

     Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the other Offered Certificates could be considered to have been issued with IOD. See "Certain Federal Income Tax Consequences -- Taxation of Regular Securities -- Original Issue Discount" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 24% CPR. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED CERTIFICATES

     The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Basis Risk Reserve Fund and the Credit Reserve Fund, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract components of an Offered Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

THE BASIS RISK RESERVE FUND

     As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Certificate will be attributable to the Cap Contract components of such Offered Certificate. The portion of the overall purchase price attributable to the Cap Contract components must be amortized over the life of an Offered Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract components of an Offered Certificate.

     Any payments made to a holder from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                        STATE INCOME TAX CONSIDERATIONS

     In addition to the federal income tax matters described under "Certain Federal income Tax Consequences" above, prospective investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

     Employee benefit plans ("Plans") that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, and any person utilizing the assets of a Plan, may not purchase the Class M1, Class M2 and Class B Certificates, except that any insurance company may purchase the Class M1, Class M2 and Class B Certificates with assets of its general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts under Sections I and III in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to the investment. The Pooling and Servicing Agreement will include certain restrictions on the transfer of the Offered Certificates.

     The Department of Labor (the "DOL") has granted to Lehman Brothers Inc. an administrative exemption (Prohibited Transaction Exemption 91-14 et al.; Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial acquisition, holding and the subsequent disposition by Plans of series certificates, such as the Class A Certificates, in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans and manufactured home loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

               (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

               (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

               (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co.;

               (4) The sum of all payments made to the underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

               (5) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements: (i) no fiduciary (or its affiliate) is an obligor with respect to more than five percent of the fair market value of the obligations contained in the trust; (ii) the Plan's investment in the Class A Certificates does not exceed twenty-five percent of all of the Class A Certificates outstanding at the time of the acquisition; and (iii) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using a Pre-Funding Account for trusts issuing pass-through certificates. The amendment generally allows Mortgage Loans supporting payments to holders of Class A Certificates, and having a value equal to no more than twenty-five percent of the total principal balance of the Class A Certificates being offered by the Trust Fund, to be transferred to the Trust Fund within a 90-day or three-month period following the Closing Date instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

               (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal balance of the Class A Certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent.

               (2) All Subsequent Mortgage Loans transferred after the closing date must meet the same terms and conditions for eligibility as the Initial Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by the Rating Agency.

               (3) The transfer of Subsequent Mortgage Loans to the Trust Fund during the Pre-Funding Period must not result in the Class A Certificates to be covered by the Exemption receiving a lower credit rating from the Rating Agencies upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the Trust Fund.

               (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Initial Mortgage Loans which were transferred to the Trust Fund on the Closing Date.

               (5) In order to ensure that the characteristics of the Subsequent Mortgage Loans are substantially similar to the Initial Mortgage Loans which are transferred to the Trust Fund,

                    (i) the characteristics of the Subsequent Mortgage Loans
               must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

                    (ii) an independent accountant retained by the Depositor
               must provide the Depositor with a letter (with copies provided to each Rating Agency rating the Class A Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Initial Mortgage Loans which were transferred to the Trust Fund as of the Closing Date.

               (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs.

               (7) Amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in certain permitted investments.

               (8) The Prospectus or Prospectus Supplement must describe:

                    (i) any Pre-Funding Account;

                    (ii) the duration of the Pre-Funding Period;

                    (iii) the percentage and/or dollar amount of the
               Pre-Funding Limit for the Trust Fund; and

                    (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to holders of the Class A Certificates as repayments of principal.

               (9) The Pooling and Servicing Agreement must describe the permitted investments for the Pre-Funding Account and, if not disclosed in the Prospectus or Prospectus Supplement, the terms and conditions for eligibility of Subsequent Mortgage Loans.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption as amended or other exemptions, and the potential consequences to their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     See "ERISA Considerations" in the accompanying Prospectus.


                           LEGAL INVESTMENT MATTERS

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.

     See "Legal Investment Considerations" in the Prospectus.


                                USE OF PROCEEDS

     The Depositor will sell the Initial Mortgage Loans to the Trust Fund concurrently with the delivery of the Certificates. The net proceeds from the sale of the Certificates will be applied by the Depositor toward the purchase of the Initial Mortgage Loans from the Seller and the Originator and to deposit the Pre-Funded Amount in the Pre-Funding Account. The net proceeds less the Pre-Funded Amount and transaction costs will be used to pay down the Originator's warehouse facilities relating to the Initial Mortgage Loans (including warehouse facilities with affiliates of the Underwriter), and any remaining proceeds will be added to the Originator's general funds and will be available for general corporate purposes.

                                 UNDERWRITING

     Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

     The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect these transactions by selling the Certificates to or through dealers, and dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

     Affiliates of the Depositor have working capital financing and warehouse facilities with affiliates of the Underwriter. Expenses incurred by the Depositor in connection with this offering are expected to be approximately $275,000.


                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Underwriter by Brown & Wood LLP, Washington, D.C. Certain legal matters will be passed upon for the Depositor and the Originator by Brown & Wood LLP, Washington, D.C. and by L. Keith Blackwell, Esquire, General Counsel for AMRESCO, INC., the parent of the Depositor. Certain legal matters will be passed upon for the Seller by Karen H. Cornell, Esquire, General Counsel for the Seller.


                                    RATINGS

     It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and "AAA" by Duff & Phelps Credit Rating Co. ("DCR" and together with S&P, the "Rating Agencies"). It is a condition to the issuance of the Class M1 Certificates that they be rated "AA" by S&P and by DCR. It is a condition to the issuance of the Class M2 Certificates that they be rated "A" by S&P and by DCR. It is a condition to the issuance of the Class B Certificates that they be rated "BBB" by DCR.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments. In addition, the ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Certificateholders from the Monthly Excess Cashflow Amount.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any Rating Agency.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

                           GLOSSARY OF DEFINED TERMS

A

A Spread.........................................S-25
Accrual Period...................................S-26
Act..............................................S-89
Adjustable Rate Mortgage Loans...................S-41
Adjustment Date..................................S-42
Applied Realized Loss Amount.....................S-36
ARCMI............................................S-60
Assumed Total Loan Balance.......................S-35
Available Funds Cap..............................S-25


B

B Spread.........................................S-25
Balloon Mortgage Loans...........................S-42
Balloon Payments.................................S-42
Basis Risk Reserve Fund..........................S-27
Basis Risk Shortfall.............................S-27
Beneficial Owner.................................S-20
Bloomberg Screen LIUS01M Index Page..............S-30
Book-Entry Certificates..........................S-20
Business Day.....................................S-19


C

Cap Contract.....................................S-83
Cedel............................................S-20
Cedel Participants...............................S-22
Certificate Principal Balance....................S-26
Certificateholders...............................S-19
Certificates.....................................S-19
Class B Principal Distribution Amount............S-34
Class M1 Principal Distribution Amount...........S-33
Class M2 Principal Distribution Amount...........S-33
Class Principal Balance..........................S-19
Closing Date.....................................S-20
Code.............................................S-83
Combined Loan-to-Value Ratio.....................S-41
Compensating Interest............................S-29
Cooperative......................................S-23
Corporate Trust Office...........................S-40
CPR..............................................S-75
Credit Reserve Fund..............................S-36
Current Interest.................................S-27
Custodian........................................S-64
Cut-off Date.....................................S-41
Cut-off Date Balance.............................S-41


D

DCR..............................................S-89
Definitive Certificate...........................S-20
Delayed Adjustment Mortgage Loans................S-41
Delinquency Advance..............................S-68
Delinquency Rate.................................S-33
Depositor........................................S-20
DOL..............................................S-85
DTC..............................................S-20


E

ERISA............................................S-85
Euroclear........................................S-20
Euroclear Operator...............................S-23
Euroclear Participants...........................S-22
European Depositaries............................S-21
Exemption........................................S-85
Extra Principal Distribution Amount..............S-34


F

File.............................................S-65
Final Certification..............................S-65
Financial Intermediary...........................S-21
Fixed Rate Mortgage Loans........................S-41


G

Global Securities................................S-92
Gross Margin.....................................S-42


I

Index............................................S-43
Initial Cap......................................S-42
Initial Mortgage Loans...........................S-40
Interest Carryforward Amount.....................S-27
Interest Remittance Amount.......................S-27


L

LIBOR............................................S-29
LIBOR Determination Date.........................S-29
Liquidated Mortgage Loan.........................S-36
Loan Purchase Price..............................S-60
London Business Day..............................S-29


M

M1 Spread........................................S-25
M2 Spread........................................S-25
Maximum Rate.....................................S-42
Minimum Rate.....................................S-42
Modeling Assumptions.............................S-75
Monthly Excess Cashflow Amount...................S-37
Monthly Excess Interest Amount...................S-29
Monthly Payment..................................S-41
Monthly Remittance Date..........................S-28
Mortgage Loans...................................S-19
Mortgage Pool....................................S-19
Mortgages........................................S-41


N

Net Liquidation Proceeds.........................S-35
Net Maximum Pass-Through Rate....................S-27
Net Mortgage Rate................................S-26
Net Prepayment Interest Shortfalls...............S-29


O

Offered Certificates.............................S-19
Offered Subordinate Certificates.................S-19
OID..............................................S-83
Optimal Interest Remittance Amount...............S-26
Optional Termination.............................S-40
Originator.......................................S-41
Overcollateralization Amount.....................S-34
Overcollateralization Deficiency.................S-34
Overcollateralization Release Amount.............S-34


P

Participant......................................S-21
Pass-Through Rate................................S-25
Payahead.........................................S-28
Payment Date.....................................S-19
Periodic Cap.....................................S-42
Plans............................................S-85
Pooling and Servicing Agreement..................S-63
Pre-Funded Amount................................S-20
Pre-Funding Account..............................S-20
Pre-Funding Period...............................S-20
Prepayment Interest Shortfall....................S-29
Preservation Expenses............................S-69
Principal and Interest Account...................S-67
Principal Balance................................S-26
Principal Distribution Amount....................S-31
Principal Remittance Amount......................S-31


R

Rating Agency....................................S-89
Realized Loss....................................S-36
Realized Loss Amortization Amount................S-38
Record Date......................................S-19
Reference Banks..................................S-29
Relevant Depositary..............................S-21
REMIC Opinion....................................S-66
Remittance Period................................S-28
REO Property.....................................S-69
Reserve Interest Rate............................S-30
Residual Certificate.............................S-19
Rules............................................S-21


S

S&P..............................................S-89
Seller...........................................S-61
Senior Certificates..............................S-19
Senior Enhancement Percentage....................S-34
Senior Principal Distribution Amount.............S-33
Servicer.........................................S-61
Servicing Advances...............................S-69
Servicing Fee....................................S-67
Servicing Fee Rate...............................S-67
SMMEA............................................S-88
Stepdown Date....................................S-33
Subordinate Certificates.........................S-19
Subsequent Cut-off Date..........................S-54
Subsequent Mortgage Loans........................S-41
Subsequent Transfer Date.........................S-54
Substitution Amount..............................S-28
Systems..........................................S-24


T

Targeted Overcollateralization Amount............S-34
Tax Counsel......................................S-83
Terms and Conditions.............................S-23
Three Month Delinquency Rate.....................S-32
Total Expense Rate...............................S-26
Total Loan Balance...............................S-26
Trigger Event....................................S-32
Trust Fund.......................................S-19
Trustee..........................................S-40
Trustee Fee......................................S-40


U

U.S. Person......................................S-95
Underwriting Agreement...........................S-88
Underwriting Guidelines..........................S-55
Unpaid Basis Risk Shortfall......................S-27


Y

Year 2000 Problems...............................S-24

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered AMRESCO Residential Securities Corporation Mortgage Loan Pass-Through Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial Certificateholders of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Beneficial Certificateholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 $208,740,000


                  AMRESCO RESIDENTIAL SECURITIES CORPORATION
                          MORTGAGE LOAN TRUST 1999-1

                   MORTGAGE LOAN PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-1





                  AMRESCO RESIDENTIAL SECURITIES CORPORATION
                                   DEPOSITOR

                   AMRESCO RESIDENTIAL MORTGAGE CORPORATION
                                  ORIGINATOR

                            OCWEN FEDERAL BANK FSB
                                   SERVICER




                           -------------------------

                             PROSPECTUS SUPPLEMENT
                               October 18, 1999

                           -------------------------







                                LEHMAN BROTHERS

------------------------------------------------------------------------------
                     Mortgage Loan Asset Backed Securities
                             (Issuable in Series)
                  AMRESCO Residential Securities Corporation
                                  (Depositor)

     This Prospectus relates to Mortgage Loan Asset Backed Securities ("Securities") to be issued from time to time in one or more series (and one or more classes within a series), certain classes of which may be offered on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each series of Securities will be issued by a separate trust (each, a "Trust") and will evidence a debt obligation of, or a beneficial ownership interest in such Trust. The assets of a Trust will include one or more of the following: (i) single family residential mortgage loans, including mortgage loans secured by junior liens on the related mortgaged properties and Title I loans and other types of home improvement retail installment contracts and timeshare mortgages, (ii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing, (iii) mortgage-backed securities,
(iv) other mortgage-related assets and securities and (v) reinvestment income, reserve funds, cash accounts, insurance policies (including financial guaranty insurance policies and surety bonds), guaranties, letters of credit or similar types of credit support or enhancement as more particularly described in the related Prospectus Supplement.

     One or more classes of Securities of a series may be (i) entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Securities of such series or after the occurrence of certain events or (ii) subordinated in the right to receive such distributions to one or more senior classes of Securities of such series, in each case as specified in the related Prospectus Supplement. Interest on each class of Securities entitled to distributions allocable to interest may accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Securities.

     Distributions on the Securities will be made at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust and any other assets pledged for the benefit of the Securities. An affiliate of the Depositor may make or obtain for the benefit of the Securities limited representations and warranties with respect to mortgage assets assigned to the related Trust. Neither the Depositor nor any of its affiliates will have any other obligation with respect to the Securities.

     The yield on Securities will be affected by the rate of payment of principal (including prepayments) of mortgage assets in the related Trust. Each series of Securities will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a Prospectus Supplement, an election may be made to treat the Trust for the related series or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

     It is a condition to the issuance of the Securities that the Securities be rated in not less than the fourth highest rating category by a nationally recognized rating organization.

     See "Risk Factors" beginning on Page 7 herein and in the section entitled "Risk Factors" in the related Prospectus Supplement for a discussion of significant risk factors.

     See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Securities by "plan fiduciaries."

     An investor should carefully review the information in the related Prospectus Supplement concerning the risks associated with the different types and classes of Securities.

     THE ASSETS OF A TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.
------------------------------------------------------------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT.
                    ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
------------------------------------------------------------------------------
     Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement.

     There will have been no public market for any series of Securities prior to the offering thereof. There can be no assurance that a secondary market will develop for the Securities of any series or, if it does develop, that such market will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
------------------------------------------------------------------------------
               The date of this Prospectus is October 18, 1999.

                             AVAILABLE INFORMATION

     A Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), has been filed with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov).

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                               REPORTS TO OWNERS

     Periodic and annual reports concerning the Securities and the related Trust will be provided to the persons in whose names the Securities are registered. See "Administration-Reports" herein. If specified in the related Prospectus Supplement, the Securities may be issuable in book-entry form. In such event, the Securities will be registered in the name of a Clearing Agency (as defined herein) and, therefore, the Clearing Agency will be the registered owner for purposes hereof. All reports will be provided to the Clearing Agency, which in turn will provide such reports to its Clearing Agency Participants (as defined herein). Such Clearing Agency Participants will then forward such reports to the beneficial owners of Certificates. See "Description of the Certificates Book-Entry Registration." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust as are required under the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend filing such reports as soon as such reports are no longer statutorily required.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each respective Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to AMRESCO Residential Securities Corporation, 700
N. Pearl Street, Suite 2400, Dallas, Texas 75201 (telephone number (214)
953-7700.

                               TABLE OF CONTENTS

                                                 Page
                                                 ----


SUMMARY OF PROSPECTUS...............................1
RISK FACTORS........................................7
DESCRIPTION OF THE SECURITIES......................10
     General.......................................11
     Classes of Securities.........................11
     Distributions of Principal and Interest ......13
     Book Entry Registration.......................14
     List of Owners of Securities..................14
THE TRUSTS.........................................15
     Mortgage Loans................................15
     Contracts.....................................17
     Mortgage-Backed Securities....................17
     Other Mortgage Securities.....................17
CREDIT ENHANCEMENT.................................18
SERVICING OF MORTGAGE LOANS AND CONTRACTS..........22
     Payments on Mortgage Loans....................23
     Advances......................................23
     Collection and Other Servicing Procedures.....23
     Primary Mortgage Insurance....................25
     Standard Hazard Insurance.....................25
     Title Insurance Policies......................27
     Claims Under Primary Mortgage Insurance
       Policies and Standard Hazard Insurance
       Policies; Other Realization Upon
       Defaulted Loan..............................27
     Servicing Compensation and Payment of
       Expenses....................................27
     Master Servicer...............................28
ADMINISTRATION.....................................28
     Assignment of Mortgage Assets.................28
     Evidence as to Compliance.....................30
     The Trustee...................................31
     Administration of the Security Account .......31
     Reports.......................................32
     Forward Commitments; Pre-Funding..............33
     Servicer Events of Default....................33
     Rights Upon Servicer Event of Default.........33
     Amendment.....................................34
     Termination...................................34
USE OF PROCEEDS....................................34
THE DEPOSITOR......................................34
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS.......35
     General.......................................35
     Foreclosure...................................36
     Soldiers' and Sailors' Civil Relief Act ......40
     The Contracts.................................41
     The Title I Program...........................43
LEGAL INVESTMENT MATTERS...........................44
ERISA CONSIDERATIONS...............................45
CERTAIN FEDERAL INCOME TAX CONSEQUENCES............46
     Federal Income Tax Consequences For
       REMIC Securities............................46
     Taxation of Regular Securities................48
     Taxation of Residual Securities...............52
     Treatment of Certain Items of REMIC
       Income and Expense..........................54
     Tax-Related Restrictions on Transfer of
       Residual Securities.........................56
     Sale or Exchange of a Residual Security.......58
     Taxes That May Be Imposed on the REMIC
       Pool........................................58
     Liquidation of the REMIC Pool.................59
     Administrative Matters........................59
     Limitations on Deduction of Certain
       Expenses....................................59
     Taxation of Certain Foreign Investors ........60
     Backup Withholding............................60
     Reporting Requirements........................61
     Federal Income Tax Consequences for
       Securities as to Which No REMIC
       Election Is Made............................61
     Standard Securities...........................61
     Premium and Discount..........................63
     Stripped Securities...........................64
     Reporting Requirements and Backup
       Withholding.................................66
     Taxation of Certain Foreign Investors ........67
     Debt Securities...............................67
     Taxation of Securities Classified as
       Partnership Interests.......................68
PLAN OF DISTRIBUTION...............................68
RATINGS............................................69
LEGAL MATTERS......................................69
FINANCIAL INFORMATION..............................69
     INDEX TO LOCATION OF PRINCIPAL DEFINED
       TERMS......................................A-1

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Securities and to the related Agreement (as defined herein) which will be prepared in connection with each series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Securities.........................  Mortgage Loan Asset Backed Securities,
                                     issuable in series, in fully registered
                                     form or book entry only form, in
                                     authorized denominations, as described in the Prospectus Supplement (the "Securities"). Each Security will evidence a debt obligation of, or a beneficial ownership interest in, a trust (a "Trust") created from time to time pursuant to a pooling and servicing agreement or trust agreement (each, an "Agreement"). Securities evidencing a debt obligation of a Trust will be issued pursuant to a trust indenture (each, an "Indenture") between the Trust and an indenture trustee.

The Depositor.....................   AMRESCO Residential Securities
                                     Corporation (the "Depositor") is a
                                     Delaware corporation. The Depositor's
                                     principal executive offices are located
                                     at 700 N. Pearl Street, Suite 2400,
                                     Dallas, Texas 75201; telephone number
                                     (214) 953-7700. See "The Depositor"
                                     herein. The Depositor or its affiliates
                                     may retain or hold for sale from time to time one or more classes of a series of Securities.

The Servicer.......................  The entity or entities named as the
                                     Servicer in the Prospectus Supplement
                                     (the "Servicer"), will act as servicer,
                                     with respect to the Mortgage Loans and
                                     Contracts included in the related Trust.
                                     The Servicer may be an affiliate of the
                                     Depositor and may be the seller of
                                     Mortgage Assets to the Depositor (each, a
                                     "Seller").

The Master Servicer................  A "Master Servicer" may be specified in the related Prospectus Supplement for the related series of Securities.

The Trustee........................  The trustee (the "Trustee") for each series of Securities which evidence a
                                     beneficial ownership interest in the
                                     Trust will be specified in the related
                                     Prospectus Supplement.

The Indenture Trustee..............  The indenture trustee (the "Indenture
                                     Trustee") for each series of Securities
                                     which evidence a debt obligation of the
                                     Trust will be specified in the related
                                     Prospectus Supplement.

Trust Assets.......................  The assets of a Trust will be mortgage-related assets (the "Mortgage
                                     Assets") consisting of one or more of the following types of assets:

A.The Mortgage Loans...............  "Mortgage Loans" may include: (i)
                                     conventional (i.e., not insured or
                                     guaranteed by any governmental agency)
                                     Mortgage Loans secured by one-to-four
                                     family residential properties; (ii)
                                     Mortgage Loans secured by security
                                     interests in shares issued by private,
                                     non-profit, cooperative housing
                                     corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings; (iii) Mortgage Loans secured by junior liens on the related mortgaged properties, including Title I Loans and other types of home improvement retail installment contracts; and (iv) Mortgage Loans secured by timeshare estates representing an ownership interest in common with other owners in one or more vacation units entitling the owner thereof to the exclusive use of a unit and access to the accompanying recreational facilities for the week or weeks owned. See "The Trusts
                                     - Mortgage Loans" herein.

B. Contracts.......................  Contracts may include conditional sales contracts and installment sales or loan
                                     agreements or participation interests
                                     therein secured by new or used
                                     Manufactured Homes (as defined herein).
                                     Contracts may be conventional (i.e., not insured or guaranteed by any government agency) or insured by the Federal Housing Administration ("FHA"), including Title I Contracts, or partially guaranteed by the Veterans Administration ("VA"), as specified in the related Prospectus Supplement. See "The Trusts - Contracts" herein.

C. Mortgage-Backed Securities......  "Mortgage-Backed Securities" may include
                                     (i) private (that is, not guaranteed or
                                     insured by the United States or any
                                     agency or instrumentality thereof)
                                     mortgage participations, mortgage
                                     pass-through certificates or other
                                     mortgage-backed securities or (ii)
                                     certificates insured or guaranteed by
                                     Federal Home Loan Mortgage Corporation
                                     ("FHLMC") or Federal National Mortgage
                                     Association ("FNMA") or Government
                                     National Mortgage Association ("GNMA").
                                     See "The Trusts - Mortgage-Backed
                                     Securities" herein.

D. Other Mortgage Assets...........  Trust assets may also include reinvestment income, reserve funds, cash accounts, insurance policies (including financial guaranty insurance policies and surety bonds), guaranties, letters of credit or similar types of credit support or enhancement as described in the related Prospectus Supplement.

                                     The related Prospectus Supplement for a
                                     series of Securities will describe the
                                     Mortgage Assets to be included in the
                                     Trust for such series.

The Securities.....................  The Securities of any series may be issued in one or more classes, as
                                     specified in the Prospectus Supplement.
                                     One or more classes of Securities of each series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such series throughout the lives of the Securities or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the Mortgage Assets in the related Trust; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; (vii) may accrue interest, with such accrued interest added to the principal or notional amount of the Securities, and no payments being made thereon until certain other classes of the series have been paid in full; and
                                     (viii) as to Securities entitled to
                                     distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on
 the Securities....................  The related Prospectus Supplement will specify (i) whether distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at other intervals and dates out of the payments received in respect of the Mortgage Assets included in the related Trust and other assets, if any, pledged for the benefit of the related Owners of Securities; (ii) the amount allocable to payments of principal and interest on any Distribution Date; and (iii) whether all distributions will be made pro rata to Owners of Securities of the class entitled thereto.

                                     The aggregate original principal balance of the Securities will equal the aggregate distributions allocable to principal that such Securities will be entitled to receive; the Securities will have an aggregate original principal balance equal to or less than the aggregate unpaid principal balance of the related Mortgage Assets (plus amounts held in a Pre-Funding Account, if any) as of the first day of the month of creation of the Trust; and the Securities will bear interest in the aggregate at a rate (the "Pass-Through Rate") equal to the interest rate borne by the related Mortgage Assets net of servicing fees and any other specified amounts.

Pre-Funding Account................  A Trust may enter into an agreement
                                     (each, a "Pre-Funding Agreement") with
                                     the Depositor whereby the Depositor will agree to transfer additional Mortgage Assets to such Trust following the date on which such Trust is established and the related Securities are issued. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; subsequently, the additional Mortgage Assets will be transferred to the related Trust in exchange for money released to the Depositor from the related Pre-Funding Account. Each Pre-Funding Agreement will set a specified period during which any such transfers must occur, which period will not exceed 90 days from the date the Trust is established. If all moneys originally deposited to such Pre-Funding Account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of a class or classes of Securities as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans will generally not exceed three months from the date such Trust is established.

Optional Termination...............  The Servicer, the Seller, the Depositor
                                     or, if specified in the related
                                     Prospectus Supplement, the Owners of a
                                     related class of Securities or a credit
                                     enhancer may at their respective options effect early retirement of a series of Securities through the purchase of the Mortgage Assets in the related Trust. See "Administration - Termination" herein.

Mandatory Termination..............  The Trustee, the Servicer or certain other entities specified in the related
                                     Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the Mortgage Assets of the related Trust or otherwise. See "Administration , Termination" herein.

Advances...........................  The Servicer of the Mortgage Loans and
                                     Contracts will be obligated (but only as specified in the related Prospectus Supplement) to advance delinquent installments of principal and/or interest (less applicable servicing fees) on the Mortgage Loans and Contracts in a Trust. Any such obligation to make advances may be limited to amounts due to the Owners of Securities of the related series, to amounts deemed to be recoverable from late payments or liquidation proceeds, to specified periods or to any combination thereof, in each case as specified in the related Prospectus Supplement. Any such advance will be recoverable under the terms and conditions specified in the related Prospectus Supplement. See "Servicing of Mortgage Loans and Contracts" herein.

Credit Enhancement.................  If specified in the related Prospectus
                                     Supplement, a series of Securities, or
                                     certain classes within such series, may
                                     have the benefit of one or more types of credit enhancement ("Credit
                                     Enhancement"), including, but not limited to, subordination, cross support, mortgage pool insurance, special hazard insurance, financial guaranty insurance policies, a bankruptcy bond, reserve funds, other insurance, guaranties and similar instruments and arrangements. The protection against losses afforded by any such Credit Enhancement will be limited. If Owners of Securities are materially dependent upon Credit Enhancement for timely payments of interest and/or principal on their Securities, the related Prospectus Supplement will include information, including financial information, concerning the provider of such Credit Enhancement. See "Credit Enhancement" herein.

Book Entry Registration............  Securities of one or more classes of a series may be issued in book entry form
                                     ("Book Entry Securities") in the name of a clearing agency (a "Clearing Agency") registered with the Securities and Exchange Commission, or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Transfers and pledges by purchasers and other beneficial owners of Book Entry Securities ("Beneficial Owners") other than Clearing Agency Participants may be effected only through Clearing Agency Participants. All references to the Owners of Securities shall mean Beneficial Owners to the extent Beneficial Owners may exercise their rights through a Clearing Agency. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the term "Owners" shall be deemed to include Beneficial Owners. See "Risk Factors - Book Entry Registration" and "Description of the Securities - Book Entry Registration" herein.

Certain Federal Income Tax
 Consequences......................  Federal income tax consequences will depend on, among other factors, whether
                                     one or more elections are made to treat a Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), or, if no REMIC election is made, whether the Securities are considered to be debt obligations, Standard Securities,
                                     Stripped Securities or Partnership
                                     Interests. The related Prospectus
                                     Supplement for each series of Securities will specify whether a REMIC election will be made. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations...............  A fiduciary of any employee benefit plan subject to the Employee Retirement Income
                                     Security Act of 1974, as amended
                                     ("ERISA"), or the Code should carefully
                                     review with its own legal advisors
                                     whether the purchase or holding of
                                     Securities could give rise to a
                                     transaction prohibited or otherwise
                                     impermissible under ERISA or the Code.
                                     Certain classes of Securities may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer to additional obligations. See "Description of the Securities - General" herein and "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment Matters...........  The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Securities (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal Investment." See "Legal Investment Considerations" herein and in the related Prospectus Supplement.

Use of Proceeds....................  Substantially all the net proceeds from the sale of a series of Securities will
                                     be applied to the purchase of the
                                     Mortgage Assets included or to be
                                     included in the related Trust (or to
                                     reimburse the amounts previously used to effect such purchase), the costs of carrying the Mortgage Assets until sale of the Securities and to pay other expenses. See "Use of Proceeds" herein.

Rating............................   It is a condition to the issuance of
                                     each class of Securities that each class of the Securities of such Series be rated by one or more of Moody's Investors
                                     Service, Inc. ("Moody's"), Standard &
                                     Poor's Ratings Services ("S&P") and Fitch
                                     Investors Service, Inc. ("Fitch" and each of Fitch, Moody's and S&P, a "Rating
                                     Agency") in one of their four highest
                                     rating categories; provided, however,
                                     that one or more classes of Subordinated
                                     Securities and Residual Securities need
                                     not be so rated. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to any class of Securities upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any class of Securities of a Series is revised or withdrawn, the liquidity of such class of Securities may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk Factors" herein and "Ratings" in the related Prospectus
                                     Supplement.

Risk Factors.......................  Investment in the Securities will be subject to one or more risk factors,
                                     including declines in the value of
                                     Mortgaged Properties, prepayment of
                                     Mortgage Loans, higher risks of defaults on particular types of Mortgage Loans, limitations on security for the Mortgage Loans, limitations on credit enhancement, consumer credit laws affecting the Mortgage Assets, interest rates on the Mortgage Assets resetting at different times or using different indices than the Securities, availability of Mortgage Assets to satisfy Pre-Funding Agreements and various other factors. See "Risk Factors" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     Prospective investors should consider, among other things, the following risk factors in connection with the purchase of the Securities:

     Declining Real Estate Market; Geographic Concentration. If the residential real estate market in general or a regional or local area where Mortgage Assets for a Trust are concentrated should experience an overall decline in property values, a significant downturn in economic conditions or a natural disaster, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "The Trusts - Mortgage Loans" herein.

     Limited Obligations. The Securities will not represent an interest in or obligation of the Depositor. The Securities of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Servicer or the Seller.

     Prepayment Considerations; Optional Termination. The prepayment experience on Mortgage Loans or Contracts constituting or underlying the Mortgage Assets will affect the average life of each class of Securities relating to a Trust. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Prepayment and Yield Considerations" in the related Prospectus Supplement. In addition, investors in the Securities should be aware that the Servicer, the Seller or, if specified in the related Prospectus Supplement, the Owners of a Class of Securities or a credit enhancer may at their respective options effect early retirement of a series of Securities through the purchase of Mortgage Assets from the related Trust. See "Administration-Termination" herein.

     Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10 or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

     Security Interests and Other Aspects of the Contracts. Contracts may be secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, no party will be required to amend any certificates of title to change the lienholder specified therein to the Trustee and no party will be required to deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the previous owner of the related Contract or a trustee in bankruptcy of such previous owner. In addition, numerous federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Each Seller of Contracts will warrant that each Contract sold by it complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Seller to repurchase such Contract unless such breach is cured. If any related Credit Enhancement is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Trust to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Assets - The Contracts" herein.

     Limited Liquidity. There will be no market for the Securities of any series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Securities of such series. The market value of some or all of the classes of Securities will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Securities in any market that may develop may be at a discount from the principal amount or purchase price. Owners of Securities generally have no right to request redemption of Securities, and the Securities are subject to redemption only under the limited circumstances described in the related Prospectus Supplement

     Limited Assets. Owners of Securities of each series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of such series (which assets may be subject to release from such pledge prior to payment in full of the Securities), for the payment of principal of, and interest on, that series of Securities. If the assets comprising the Trust are insufficient to make payments on such Securities, no other assets of the Depositor will be available for payment of the deficiency. Because payments of principal will be applied to classes of outstanding Securities of a series in the priority specified in the related Prospectus Supplement, a deficiency may have a disproportionately greater effect on the Securities of classes having lower priority in payment. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust may have a disproportionate effect on a specified class or classes within such series.

     Limitations, Reduction and Substitution of Credit Enhancement. Credit Enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such series, a Mortgage Pool Insurance Policy, a Financial Guaranty Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guaranties and similar instruments and agreements, or any combination thereof. Regardless of the Credit Enhancement provided, the amount of coverage may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Securities, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

     Original Issue Discount. All the Compound Interest Securities and Stripped Securities that are entitled only to interest distributions will be, and certain of the other Securities may be, issued with original issue discount for federal income tax purposes. An Owner of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Securities generally will be treated as original issue discount for this purpose. Moreover, the calculation of original issue discount on REMIC Securities (as defined herein) is subject to uncertainties because of the lack of guidance from the Internal Revenue Service under applicable statutory provisions. See "Certain Federal Income Tax Consequences
- Federal Income Tax Consequences for REMIC Securities," "- Taxation of Regular Securities - Variable Rate Regular Securities," "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made - Standard Securities," and "Certain Federal Income Tax Consequences - Premium and Discount" and "- Stripped Securities" herein.

     Book Entry Registration. Because transfers and pledges of Book Entry Securities may be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Securities may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Securities may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Securities may be impaired.

     The Status of the Mortgage Assets in the Event of Bankruptcy of the Seller. The Seller and the Depositor intend that the transfers of the Mortgage Assets from the Seller to the Depositor, and in turn to the applicable Trust, constitute sales rather than pledges to secure indebtedness for insolvency purposes. If, however, the Seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor, trustee-in-bankruptcy or receiver of the Seller may argue that the sale thereof by the Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the related Securities.

     Junior Lien Mortgage Loans. Because Mortgage Loans secured by junior (i.e., second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, a decline in the residential real estate market would adversely affect the position of the related Trust as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated and, as a result, may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

     Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in a Trust are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

     Reliance on Management of the Timeshare Unit. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while Mortgagors are obligated to make payments under their Mortgage Loan irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by Mortgagors whose timeshare units are affected.

     Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the related Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the related Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Limited Nature of Ratings. It is a condition to the issuance of the Securities that each class of Securities be rated in one of the four highest rating categories by one or more of Moody's, S&P or Fitch. See "Summary of Prospectus-Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any class of Securities on the date on which such Securities are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the related Securities may be adversely affected. Issuance of any of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market because investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

     Applicable Legal and Regulatory Risks. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and Contracts and may entitle the borrower to a refund of amounts previously paid. In addition, many state and local authorities have imposed stringent restrictions on the operations of timeshare developers, including requirements of filing registration statements and advertising material with state regulatory authorities regarding timeshare units being offered and permitting the right to rescind an executed contract within specified time periods and possibly permitting such purchasers to recover damages from such timeshare developers. Such remedies could adversely affect the quality of management of the related resort, in particular, the ability of the management of the related resorts to minimize losses through remarketing efforts and/or through the assumption programs. See "Certain Legal Aspects of the Mortgage Assets" herein.

                         DESCRIPTION OF THE SECURITIES

     Each Trust will be created pursuant to an Agreement entered into among the Depositor, the Trustee, the Master Servicer, if any, and the Servicer. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. Securities which represent beneficial interests in the Trust will be issued pursuant to the Agreement. Securities which represent debt obligations of the Trust will be issued pursuant to an Indenture between the Trust and the Indenture Trustee. The following summaries and the summaries set forth under "Administration" describe certain provisions relating to each series of Securities. The Prospectus Supplement for a series of Securities will describe the specific provisions relating to such series. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Agreement for each series of Securities. The Depositor will provide Owners, without charge, on written request a copy of the Agreement for the related series. Requests should be addressed to AMRESCO Residential Securities Corporation, 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201. The Agreement relating to a series of Securities will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Securities (the "Delivery Date").

     The Securities of a series will be entitled to payment only from the Mortgage Assets of the Trust and any other assets pledged for the benefit of the Securities and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The Securities will not represent obligations of the Depositor, the Trustee, the Master Servicer, if any, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency. See "The Trusts" herein.

     The Mortgage Assets relating to a series of Securities, other than Title I Loans and GNMA MBS, will not be insured or guaranteed by any governmental entity and, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Assets, are not advanced or paid from any applicable Credit Enhancement, such delinquencies may result in delays in the distribution of payments on, or losses allocated to one or more classes of Securities of such series.

General

     The Securities of each series will be issued either in book entry form or in fully registered form. The minimum original denomination of each class of Securities will be specified in the related Prospectus Supplement. The original "Security Principal Balance" of each Security will equal the aggregate distributions or payments allocable to principal to which such Security is entitled and distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the "Notional Principal Balance" of such Security. The Notional Principal Balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Except as described below under "Book Entry Registration" with respect to Book Entry Securities, the Securities of each series will be transferable and exchangeable on a "Security Register" to be maintained at the corporate trust office or such other office or agency maintained for such purposes by the Trustee or the Indenture Trustee. The Trustee or the Indenture Trustee will be appointed initially as the "Security Registrar" and no service charge will be made for any registration of transfer or exchange of Securities, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

     Under current law the purchase and holding of certain classes of Securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Transfer of Securities of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

     As to each series, one or more elections may be made to treat the related Trust or designated portions thereof as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. See "Certain Federal Income Tax Considerations" herein. As to any such series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Owners of Securities not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the Servicer, the Trustee, an Owner of Residual Securities or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified will be entitled to reimbursement for any such payment.

Classes of Securities

     Each series of Securities will be issued in one or more classes which will evidence a beneficial ownership interest in, or a debt obligation payable from, the Mortgage Assets of the Trust that are allocable to (i) principal of such class of Securities and (ii) interest on such Securities. If specified in the Prospectus Supplement, one or more classes of a series of Securities may evidence a beneficial ownership interest in, or a debt obligation payable from, separate groups of assets included in the related Trust.

     The Securities will have an aggregate original Security Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets (plus, amounts held in a Pre-Funding Account, if any) as of the time and day prior to creation of the Trust specified in the related Prospectus Supplement (the "Cut-Off Date") after deducting payments of principal due before the Cut-Off Date and will bear interest at rates which, on a weighted basis, will be equal to the Pass-Through Rate. The Pass-Through Rate will equal the weighted average rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees, amounts allocated to the residual interests and any other amounts as are specified in the Prospectus Supplement. The original Security Principal Balance (or Notional Principal Balance) of the Securities of a series and the interest rate on the classes of such Securities will be determined in the manner specified in the Prospectus Supplement.

     Each class of Securities that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) by reference to an index, or (c) otherwise (each, a "Security Interest Rate"). One or more classes of Securities may provide for interest that accrues but is not currently payable ("Compound Interest Securities"). With respect to any class of Compound Interest Securities, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date.

     A series of Securities may include one or more classes entitled only to distributions or payments (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Securities may consist of one or more classes as to which distributions or payments will be allocated (i) on the basis of collections from designated portions of the Trust, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise. The timing and amounts of such distributions or payments may vary among classes, over time or otherwise.

     A series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which payments of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Securities" are Securities which receive payments of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Securities on such Distribution Date. Because of the manner of application of payments of principal to Companion Securities, the weighted average lives of Companion Securities of a series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust than will the Scheduled Amortization Securities of such series.

     One or more series of Securities may constitute series of "Special Allocation Securities", which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As specified in the related Prospectus Supplement for a series of Special Allocation Securities, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Securities over one or more other classes of Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Losses on Trust assets for such series may be disproportionately borne by one or more classes of such series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such series before the balance, if any, of such proceeds are applied to one or more other classes within such series. For example, Special Allocation Securities in a series may be comprised of one or more classes of Senior Securities having a priority in right to distributions of principal and interest over one or more classes of Subordinated Securities, as a form of Credit Enhancement. See "Credit Enhancement , Subordination" herein. Typically, the Subordinated Securities will carry a rating by the rating agencies lower than that of the Senior Securities. In addition, one or more classes of Securities ("Priority Securities") may be entitled to a priority of distributions of principal or interest from assets in the Trust over another class of Securities ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such series. The Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.

Distributions of Principal and Interest

     General. Distributions of principal and interest will be made to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Distribution Date") to the persons in whose names the Securities are registered (the "Owners") at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). With respect to Securities other than Book Entry Securities, distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Security Register or, if specified in the Prospectus Supplement, in the case of Securities that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Owner of a Security, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Securities (other than Book Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice of such final distribution. With respect to Book Entry Securities, such payments will be made as described below under "Book Entry Registration".

     Distributions will be made out of, and only to the extent of, funds in a separate account established and maintained for the benefit of the Securities of the related series (the "Security Account" with respect to such series), including any funds transferred from any related Reserve Fund. Amounts may be invested in the Eligible Investments specified herein and in the Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Security Account and may be available to make payments on the Securities of the applicable series on the next succeeding Distribution Date or pay other amounts owed by the Trust.

     Distributions of Interest. Interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate Notional Principal Balance (as defined below)) of each class of Securities entitled to interest from the date, at the applicable Security Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal will be the aggregate original Security Principal Balance of such class of Securities, reduced by all distributions allocable to principal, and, in the case of Compound Interest Securities, increased by all interest accrued but not then distributable on such Compound Interest Securities. With respect to a class of Securities entitled only to distributions allocable to interest, such interest will accrue on a notional principal balance (the "Notional Principal Balance") of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Securities.

     To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Securities entitled to interest (other than a class of Compound Interest Securities) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Securities is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Compound Interest Securities will commence only after the occurrence of the events specified in the Prospectus Supplement and, prior to such time, the aggregate Security Principal Balance (or Notional Principal Balance) of such class of Compound Interest Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Compound Interest Securities during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Compound Interest Securities will thereafter accrue interest on its outstanding Security Principal Balance (or Notional Principal Balance) as so adjusted.

     Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal.

     One or more classes of Securities may be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). Any such allocation may have the effect of accelerating the amortization of such Securities relative to the interests evidenced by the other Securities.

     Unscheduled Distributions. The Securities of a series may be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, such unscheduled distributions will be made on the Securities of a series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, it is determined, based on specified assumptions, that the amount anticipated to be on deposit in the Security Account for such series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such series, may be insufficient to make required distributions on the Securities on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date and will include interest at the applicable Security Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

     All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date except as otherwise stated in the related Prospectus Supplement, and, with respect to Securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Book Entry Registration

     Securities may be issued as Book Entry Securities and held in the name of a Clearing Agency registered with the Commission or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Book Entry Securities.

     Purchasers and other Beneficial Owners may not hold Book Entry Securities directly but may hold, transfer or pledge their ownership interest in the Securities only through Clearing Agency Participants. Furthermore, Beneficial Owners will receive all payments of principal and interest with respect to the Securities and, if applicable, may request redemption of Securities, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered Owners of Securities or be entitled to receive definitive certificates representing their ownership interest in the Securities except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors - Book Entry Registration" herein.

     If Securities of a series are issued as Book Entry Securities, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Securities of such series, and to receive and transmit requests for redemption with respect to such Securities. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Securities will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered Owners of Securities and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, submit redemption requests and receive the reports provided herein.

List of Owners of Securities

     Upon written request of a specified number or percentage of interests of Owners of Securities of record of a series of Securities for purposes of communicating with other Owners of Securities with respect to their rights as Owners of Securities, the Trustee will afford such Owners access during business hours to the most recent list of Owners of Securities of that series held by the Trustee. With respect to Book Entry Securities, the only named Owner on the Security Register will be the Clearing Agency.

     Neither the Agreement nor the Trust Indenture, if any, will not provide for the holding of any annual or other meetings of Owners of Securities.

                                  THE TRUSTS

     The Trust for a series of Securities will consist of: (i) the Mortgage Assets (subject, if specified in the related Prospectus Supplement, to certain exclusions, such as a portion of the mortgage interest rate being retained by the Seller and not sold to the Trust) received on and after the related Cut-Off Date; (ii) amounts, if any, deposited in a Pre-Funding Account; (iii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions, such as the retention by the Seller of payments due and accrued before the related Cut-Off Date but collected after such Cut-Off Date) in respect of such Mortgage Assets, which may be adjusted, to the extent specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Pass-Through Rate; (iv) if specified in the Prospectus Supplement, reinvestment income on such payments; (v) with respect to a Trust that includes Mortgage Loans, or Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Contract; (vi) certain rights of the Trustee, the Depositor and the Servicer under any insurance policies, hazard insurance or surety bonds required to be maintained in respect of the related Mortgage Assets; and (vii) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

     The Securities of each series will be entitled to payment only from the assets of the related Trust and any other assets pledged therefor and will not be entitled to payments in respect of the assets of any other trust established by the Depositor.

     Mortgage Assets may be acquired by the Depositor from affiliated or unaffiliated originators. The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related series of Securities initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of such Securities. A copy of the Agreement and, if applicable, a copy of the Indenture with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each series of Securities, will be attached to the related Agreement delivered to the Trustee upon delivery of such Securities.

Mortgage Loans

     The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classification of single family mortgage loans, defined generally as loans on residences containing one to four dwelling units. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including Title I Loans and other types of home improvement retail installment contracts. The Mortgaged Properties securing the Mortgage Loans may include investment properties and vacation and second homes, including timeshare estates. Each Mortgage Loan will be selected by the Depositor for inclusion in the Trust from among those acquired by the Depositor or originated or acquired by one or more affiliated or unaffiliated originators, including newly originated loans.

     The Mortgage Loans will be "conventional" mortgage loans, that is they will not be insured or guaranteed by any governmental agency, the principal and interest on the Mortgage Loans included in the Trust for a series of Securities will be payable either on the first day of each month or on different scheduled due dates throughout each month, and the interest will be calculated either on a simple-interest or actuarial method as described in the related Prospectus Supplement. When a full principal amount is paid on a Mortgage Loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

     The payment terms of the Mortgage Loans to be included in a Trust for a series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

     (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

     (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

     (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Servicer, or as may be required by any applicable government program.

     With respect to a series for which the related Trust includes Mortgage Loans, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance, the years of origination and original principal balances and the original loan-to-value ratios. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date, after deducting any principal payments due before the Cut-Off Date, reduced by all principal payments, including principal payments advanced pursuant to the related Agreement, previously distributed with respect to such Mortgage Loan and reported as allocable to principal.

     The "loan-to-value ratio" of any Mortgage Loan will be determined by dividing the principal amount of the Mortgage Loan by the original value (defined below) of the related Mortgaged Property. The "principal amount" of the Mortgage Loan, for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagee, such as minor reductions in the purchase price made at the closing. The "original value" of a Mortgage Loan is (a) in the case of any purchase money Mortgage Loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof, and (ii) the selling price, and (b) otherwise the value of the mortgaged property, based on an appraisal thereof.

     There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

Contracts

     Contracts included in the Trust with respect to a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, "Contracts"). The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA, including Title I Contracts, or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. The Prospectus Supplement will specify whether the Contracts will be fully amortizing or have a balloon payment and whether they will bear interest at a fixed or variable rate.

     The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the annual percentage rates on the Contracts; the loan-to-value ratios; the minimum and maximum outstanding principal balance as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; the original maturities of the Contracts; and the last maturity date of any Contract.

Mortgage-Backed Securities

     "Mortgage-Backed Securities" (or "MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FNMA, FHLMC or GNMA.

     The Prospectus Supplement for a series of Securities that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the stated underlying mortgage loans, or the MBS themselves may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, information in respect of the underlying mortgage loans and (xi) the characteristics of any cash flow agreements that relate to the MBS.

Other Mortgage Securities

     Other Mortgage Securities include other securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, single-family mortgage loans on real property or mortgage-backed securities, including residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates, as well as other types of mortgage-related assets and securities that may be developed and marketed from time to time. The Prospectus Supplement for a series of Securities will describe any Other Mortgage Securities to be included in the Trust for such series.

                              CREDIT ENHANCEMENT

     General. Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Assets in the related Trust. Credit Enhancement may be in the form of the subordination of one or more classes of the Securities of such series, the establishment of one or more Reserve Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Owners will bear their allocable share of losses.

     Subordination. Distributions in respect of scheduled principal, interest or any combination thereof otherwise payable to one or more classes of Securities of a series (the "Subordinated Securities") may be paid to one or more other classes of such series (the "Senior Securities") under the circumstances and to the extent provided in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securities that will be distributable to Owners of Senior Securities on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to Owners of Subordinated Securities or, if applicable, were to exceed the specified maximum amount, Owners of Senior Securities could experience losses on the Securities.

     In addition to or in lieu of the foregoing, all or any portion of distributions otherwise payable to Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Owners of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Owners of any class of Securities at the times and under the circumstances specified in the Prospectus Supplement.

     If specified in the Prospectus Supplement, various classes of Subordinate Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Securities, payments with respect to Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

     Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to holders of Securities that an amount equal to each full and complete insured payment will be received by an agent (an "Insurance Paying Agent") of the Trustee or Indenture Trustee on behalf of such holders, for distribution by the Trustee to them. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which such holders are entitled under the related Agreement or Indenture plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

     Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

     The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any Mortgage Loans. Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Securities on any specified date.

     Subject to the terms of the related Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each holder of Securities to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

     Cross-Support. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in the Trust for a series may be evidenced by separate classes of related series of Securities. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Securities evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trusts for a separate series of Securities. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

     Pool Insurance. If specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained.

     Any such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. The Trustee under the related Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to supervise the filing of claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer") for the period of time specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. The Mortgage Pool Insurance Policies, if any, will not cover loss due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

     In general, a Mortgage Pool Insurance Policy may not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation and in such event might give rise to an obligation to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Owners and cannot be cured.

     The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will generally include certain expenses incurred with respect to the applicable Mortgage Loans as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Assets - Foreclosure" herein. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by one or more classes of Securities unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

     Since any Mortgage Pool Insurance Policy may require that the Mortgaged Property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy may not provide coverage against hazard losses. As set forth under "Servicing of Mortgage Loans and Contracts , Standard Hazard Insurance", the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Owners, unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

     The terms of any Mortgage Pool Insurance Policy will be described in the related Prospectus Supplement.

     Special Hazard Insurance. If specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") will be obtained.

     Any such Special Hazard Insurance Policy will, subject to limitations described below and in the Prospectus Supplement, cover (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans and Contracts , Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, any Special Hazard Insurance Policy generally will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained with respect to such Mortgage Loan, the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer") will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any applicable Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any related Mortgage Pool Insurance Policy. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer under a Special Hazard Insurance Policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds but will affect the relative amounts of coverage remaining under any related Special Hazard Insurance Policy and any related Mortgage Pool Insurance Policy.

     The terms of any Special Hazard Insurance Policy will be described in the related Prospectus Supplement.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Depositor will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the bankruptcy code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans and will not be restored.

     If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

     Reserve Funds. If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Depositor on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Whether or not the Depositor has any obligation to make such a deposit, certain amounts to which the Owners of Subordinated Securities, if any, would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Eligible Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution with respect to the Securities for the purposes, in the manner and at the times specified in the Prospectus Supplement.

     Other Insurance, Guaranties and Similar Instruments or Agreements. If specified in the Prospectus Supplement, the related Trust may also include insurance, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Securities or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Owners are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Seller to advance delinquent installments in respect of the Mortgage loans. See "Servicing of Mortgage Loans and Contracts - Advances" herein.

                   SERVICING OF MORTGAGE LOANS AND CONTRACTS

     With respect to each series of Securities, the related Mortgage Loans and Contracts will be serviced by a sole servicer or by a master servicer with various sub-servicers pursuant to, or as provided for in, the Agreement. The Prospectus Supplement for each series will specify the servicer and the master servicer, if any, for such series.

     The Depositor will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth requirement (to be specified in the Agreement) as well as satisfaction of certain other criteria.

     Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance or primary mortgage insurance policies, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans and Contracts, as applicable, and, if specified in the related Prospectus Supplement, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan or Contract. Each Servicer will also be obligated to make advances in respect of delinquent installments on Mortgage Loans and Contracts, as applicable, as described more fully under " - Payments on Mortgage Loans" and " - Advances" below and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

     Each Servicer will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. Each Servicer will also generally be entitled to collect and retain, as part of its servicing compensation, late payment charges and assumption underwriting fees. Each Servicer will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures pursuant to the Agreement. See "- Advances" and " - Servicing Compensation and Payment of Expenses" below.

     Each Servicer will be required to service each Mortgage Loan and Contract, as applicable, pursuant to the terms of the Agreement for the entire term of such Mortgage Loan and Contract, as applicable, unless such Agreement is earlier terminated. Upon termination, a replacement for the Servicer will be appointed.

Payments on Mortgage Loans

     Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to the Agreement.

     Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Securities.

     Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the day of each month specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee or Indenture Trustee, if applicable, all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required pursuant to the terms of the Agreement and as specified in the related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer may also be required to advance its own funds as described below.

Advances

     With respect to a delinquent Mortgage Loan or Contract, the related Servicer may be obligated (but only to the extent set forth in the related Prospectus Supplement) to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Generally, such advances will be required to be made by the Servicer unless the Servicer determines that such advances ultimately would not be recoverable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation generally will continue through the month following the month of final liquidation of such Mortgage Loan or Contract. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans or Contracts with respect to which such amounts were advanced. Each Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans or Contracts. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Trust to receive any related Insurance Proceeds or Liquidation Proceeds. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Agreement.

Collection and Other Servicing Procedures

     Each Servicer will service the Mortgage Loans and Contracts pursuant to guidelines established in the related Agreement.

     Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets , Foreclosure - Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Security Account when realized and will be distributed to Owners on the next Distribution Date following the month of receipt.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)
(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to its tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies as a cooperative housing corporation, however, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

     The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to the Trust of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

     If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets - Foreclosure - Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

     If specified in the related Prospectus Supplement, the Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to Mortgagors on balances in such account or accounts to the extent required by law.

     So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

     Contracts. Pursuant to the Agreement, the Servicer, either directly or through sub-servicers subject to general supervision by the Servicer, will perform diligently all services and duties required to be performed under the Agreement, in the same manner as performed by prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

     Each Agreement will provide that when any Manufactured Home securing a Contract is about to be conveyed by the borrower, the Servicer (to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance) may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Where authorized by the Contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate but will not be decreased.

     Under each Agreement the Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Trust after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or through Insurance Proceeds.

Primary Mortgage Insurance

     Mortgage Loans that the Depositor acquires will generally not have primary mortgage insurance. If obtained, the primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

Standard Hazard Insurance

     Mortgage Loans. The Servicer will be required to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. Each Agreement may provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, wind-storm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgage Property securing a Mortgage Loan is located in a federally designated flood area, flood insurance will be required to be maintained in such amounts as would be required by FNMA in connection with its mortgage loan purchase program. The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement - Special Hazard Insurance".

     Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the Mortgage Properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     Contracts. The Servicer will generally be required to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

     The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies.

     The Servicer, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer will pay any such delinquent tax or charge.

     If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

Title Insurance Policies

     The Agreements will generally require that a title insurance policy be in effect on each of the Mortgaged Properties (other than Cooperatives) and that such title insurance policy contain no coverage exceptions, except customary exceptions generally accepted in the mortgage banking industry.

Claims Under Primary Mortgage Insurance Policies and Standard Hazard Insurance Policies; Other Realization Upon Defaulted Loan

     Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related standard hazard insurance policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property or to the reimbursement of Advances by the Servicer) will be remitted to the Trustee.

     If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer may be required to expend its own finds to restore the damaged property to the extent specified in the related Prospectus Supplement, but only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

     If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer in accordance with the Agreement. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses which are incurred by the Servicer in connection with such proceedings and are reimbursable under the Agreement. In such case there will be a reduction in the value of the Mortgage Loans and Trust may be unable to recover the full amount of principal and interest due thereon.

     In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds. Any amounts remaining in the Security Account after such foreclosure or liquidation and attributable to such Mortgage Loan will be distributed to Owners of the Securities.

Servicing Compensation and Payment of Expenses

     As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, Servicer may be permitted to retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

     As set forth above, each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and Contracts and in connection with advancing delinquent payments. No loss will be suffered on the Securities by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, primary mortgage insurance policies, the Special Hazard Insurance Policy or another form of Credit Enhancement, or claims are either not made or paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's expenses, are less than the Principal Balance of such defaulted Mortgage Loan or Contract.

Master Servicer

     A Master Servicer may be specified in the related Prospectus Supplement for the related series of Securities. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Agreement with the Master Servicer, (ii) maintain a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors and (iv) act as back-up Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

     The Master Servicer will be a party to the Agreement for any series for which Mortgage Loans comprise the assets of a Trust. The Master Servicer will be required to satisfy the standard established for the qualification of the Master Servicer in the related Agreement. The Master Servicer will be compensated for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement.

                                ADMINISTRATION

     The following summary describes certain provisions which will be common to each Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of a particular Agreement. Material terms of a specific Agreement will be further described in the related Prospectus Supplement.

Assignment of Mortgage Assets

     Assignment of the Mortgage Loans. At the time of issuance, the Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest adjusted to the Remittance Rate, subject to exclusions specified in the Prospectus Supplement, due on or with respect to such Mortgage Loans on or after the Cut-Off Date. The Trustee, if applicable, and the Indenture Trustee will, concurrently with such assignment, execute, countersign and deliver the Securities to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule may include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the Cut-Off Date and the maturity date of each Mortgage Note.

     In addition, as to each Mortgage Loan, the Depositor will deliver the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form (but only recorded if so specified in the related Prospectus Supplement), evidence of title insurance, if obtained, and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered the related original Cooperative promissory note, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment of each Cooperative Loan.

     Each Seller generally will represent and warrant to the Depositor with respect to the Mortgage Loans sold by it, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects, (ii) a lender's title insurance policy or binder for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect or a legal opinion concerning title or title search was obtained or conducted in connection with the origination of the Mortgage Loan, (iii) at the Delivery Date, the Seller has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the Delivery Date, each Mortgage is a valid lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Depositor and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to a junior lien Mortgage Loan, that such Mortgage is a valid junior lien Mortgage, as the case may be and specifying the percentage of the Mortgage Loan Pool comprised of junior lien Mortgage Loans; (v) at the Delivery Date, no Mortgage Loan is 31 or more days delinquent (with such exceptions as may be specified in the Prospectus Supplement) and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the Delivery Date, the portion of each Mortgage Loan, if any, which in the circumstances set forth below under "Servicing of Mortgage Loans and Contracts - Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee, and, if applicable, the Indenture Trustee for the benefit of the Securities of such series.

     Assignment of Contracts. The Depositor will cause the Contracts to be assigned to the Trustee, and, if applicable, to the Indenture Trustee, together with principal and interest due on or with respect to the Contracts on and after the Cut-Off Date. Each Contract will be identified in a schedule ("Contract Loan Schedule") appearing as an exhibit to the related Agreement. Such Contract Loan Schedule may specify, with respect to each Contract, among other things: the original principal balance and the outstanding Principal Balance as of the Cut-Off Date; the interest rate; the current scheduled payment of principal and interest; and the maturity date.

     In addition, with respect to each Contract, the Depositor will deliver or cause to be delivered to the Trustee, and if applicable, to the Indenture Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Trust, and, if applicable, the Indenture Trustee, to the Contracts, the Depositor will cause appropriate UCC-1 financing statements to be filed identifying the secured party and identifying all Contracts as collateral. The Contracts will not be stamped or otherwise marked to reflect their assignment by the Depositor. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trust, and, if applicable, the Indenture Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets" herein.

     The Depositor or the related Seller, as the case may be, may provide limited representations and warranties concerning the Contracts. Such representations and warranties may include: (i) that the information contained in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Depositor had good title to and was sole owner of each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

     Assignment of Mortgage-Backed Securities and Other Mortgage Securities. With respect to each series, the Depositor will cause any Mortgage-Backed Securities and Other Mortgage Securities included in the related Trust to be registered in the name of the Trustee or, if applicable, the Indenture Trustee (directly or through a participant in a depository). The Trustee or, if applicable, the Indenture Trustee (or its custodian) will have possession of any certificated Mortgage-Backed Securities and Other Mortgage Securities but will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security or Other Mortgage Security. Each Mortgage-Backed Security and Other Mortgage Security will be identified in a schedule appearing as an exhibit to the related Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the Cut-Off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Depositor will represent and warrant, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities, the Depositor had good title to, and was the sole owner of, each such security.

     Repurchase or Substitution of Mortgage Loans and Contracts. The Trustee and, if applicable, the Indenture Trustee will review the documents delivered to it with respect to the Mortgage Loans and Contracts included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Depositor or the related Seller, if so required, cannot deliver such document or cure such defect within the period specified in the related Prospectus Supplement after notice thereof (which will be required to be given within the period specified in the related Prospectus Supplement), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract, then the Depositor will cause the Seller, not later than the first date designated for the deposit of payments into the Security Account (a "Deposit Date") which is more than a specified number of days after such period, (i) if so provided in the Prospectus Supplement to remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other Mortgage Loans or Contracts therefor or (ii) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedy available for a material defect in a document relating to a Mortgage Loan or Contract.

     The Depositor is required to do or cause the Seller to do either of the following (i) cure any breach of any representation or warranty that materially and adversely affects the interests of the Owners in a Mortgage Loan (each, a "Defective Mortgage Loan") or Contract within the period specified in the related Prospectus Supplement of its discovery by the Depositor or its receipt of notice thereof from the Trustee, (ii) repurchase such Defective Mortgage Loan or Contract not later than the first Deposit Date which is more than a specified number of days after such period for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate or (iii) if so specified in the Prospectus Supplement, remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other mortgage loans or contracts therefor. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedies available to the Trustee for any such breach.

     If the related Prospectus Supplement so provides, the Depositor or a designated affiliate may be obligated to repurchase or substitute Mortgage Loans or Contracts as described above, whether or not the Depositor obtains such an agreement from the Seller which sold such Mortgage Loans or Contracts.

     If a REMIC election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Mortgage Loans or Contracts.

Evidence as to Compliance

     The Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months on and after the Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Depositor's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers or in accordance with other standards specified in the Agreement (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement.

The Trustee

     Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor. In addition, the Depositor and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Securities or of any Mortgage Asset or related document, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in respect of the Securities or the related assets, or amounts deposited in the Security Account or deposited into the Distribution Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

     The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Administration of the Security Account

     The Agreement will require that the Security Account be either (i) maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a rating acceptable to each rating agency that was requested to rate the Securities or
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other investments acceptable to the rating agencies rating such series of Securities, and may include one or more Securities of a series ("Eligible Investments"). If so specified in the related Prospectus Supplement, a Security Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation. The Servicer will deposit in the Security Account from amounts previously deposited by it into the Servicer's Custodial Account on the related Remittance Date the following payments and collections received or made by it on and after the Cut-Off Date (including scheduled payments of principal and interest due on and after the Cut-Off Date but received before the Cut-Off Date):

     (a) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties:

     (b) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

     (c) all Liquidation Proceeds net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

     (d) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

     (e) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

     (f) any Advances made as described under "Servicing of Mortgage Loans and Contracts - Advances" herein and certain other amounts required under the Agreement to be deposited in the Security Account;

     (g) all proceeds of any Mortgage Loan or Contract or property acquired in respect thereof repurchased by the Depositor, the Seller or otherwise as described above or under "Termination" below;

     (h) all amounts, if any, required to be deposited in the Security Account from any Credit Enhancement for the related series; and

     (i) all other amounts required to be deposited in the Security Account pursuant to the related Agreement.

Reports

     Concurrently with each distribution on the Securities, there will be mailed to Owners a statement generally setting forth, to the extent applicable to any series, among other things:

     (a) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

     (b) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

     (c) the aggregate Security Principal Balance of each class of the Securities after giving effect to distributions on such Distribution Date;

     (d) the aggregate Security Principal Balance of any class of Compound Interest Securities after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

     (e) if applicable, the amount otherwise distributable to any class of Securities that was distributed to other classes of Securities;

     (f) if any class of Securities has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

     (g) the aggregate Principal Balance and number of Mortgage Loans and Contracts which were delinquent as to a total of two installments of principal and interest; and

     (h) the aggregate Principal Balances of Mortgage Loans and Contracts which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, or other delinquency categories of similar nature and (b) were in foreclosure.

     Customary information deemed necessary for Owners to prepare their tax returns will be furnished annually (in the case of Book Entry Securities, the above described statement and such annual information will be sent to the Clearing Agency, which will provide such reports to the Clearing Agency Participants in accordance with its procedures).

Forward Commitments; Pre-Funding

     The Trustee of a Trust may enter into a Pre-Funding Agreement for the transfer of additional Mortgage Loans and Contracts to such Trust following the date on which such Trust is established and the related Securities are issued. The Trustee of a Trust may enter into Pre-Funding Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in the Purchase Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released from the related Pre-Funding Account. Each Pre-Funding Agreement will set a specified period during which any such transfers must occur. The Pre-Funding Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans is not expected to exceed three months from the date such Trust is established.

Servicer Events of Default

     "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement materially affecting the rights of Owners which continues unremedied for a specified number of days after the giving of written notice of such failure to the Depositor by the Trustee or to the Servicer and the Trustee by the Owners of Securities evidencing interests in the Trust aggregating not less than 25% of the affected class of Securities; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Servicer Event of Default

     As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee or Owners of Securities evidencing an ownership interest in the Trust may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee or Master Servicer, if any, or a new Servicer appointed pursuant to the Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. Following such termination, the Depositor shall appoint any established mortgage loan servicer satisfying the qualification standards established in the Agreement to act as successor to the Servicer under the Agreement. If no such successor shall have been appointed within a specified number of days following such termination, then either the Depositor or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Servicer. Pending the appointment of a successor Servicer, the Trustee or the Master Servicer, if any, shall act as Servicer.

     The Owners of Securities evidencing an ownership interest in the Trust will not have any right under the Agreement to institute any proceeding with respect to the Agreement, unless they previously have given to the Trustee written notice of default and unless the Owners of the percentage of such Securities specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a specified number of days has neglected or refused to institute any such proceedings. Nevertheless, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners, unless such Owners have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     An Agreement generally may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Owners of the Securities evidencing an ownership interest in the Trust, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust as to which a REMIC election has been made or to add any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Owners of such Securities. An Agreement may also be amended by the Depositor, the Servicer, and the Trustee with the consent of the Owners of Securities evidencing an ownership interest in the Trust aggregating not less than a majority of the aggregate Security Principal Balance of such Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of such Owners; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any such Security without the consent of the Owner of such Security, (ii) adversely affect in any material respect the interests of the Owners of any class of such Securities in any manner other than as described in (i) without the consent of the Owners of Securities of such class evidencing not less than a majority of the interests of such class or (iii) reduce the aforesaid percentage of Securities of any such class required to consent to any such amendment without the consent of the Owners of all such Securities of such class then outstanding. Any other amendment provisions inconsistent with the foregoing shall be specified in the related Prospectus Supplement.

Termination

     The obligations of the Depositor, the Servicer, and the Trustee created by the Agreement will terminate upon the payment as required by the Agreement of all amounts held by the Servicer or in the Security Account and required to be paid to them pursuant to the Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the Depositor from the Trust of all the outstanding Securities or all remaining assets in the Trust. The Agreement will establish the repurchase price for the assets in the Trust and the allocation of such purchase price among the classes of Securities. The exercise of such right will effect early retirement of the Securities of that series, but the Depositor's right so to repurchase will be subject to the conditions described in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Owner, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency of the Trustee specified in such notice of termination.

                                USE OF PROCEEDS

     Substantially all the net proceeds to be received from the sale of each series of Securities will be applied to the simultaneous purchase of the Mortgage Assets related to such series (or to reimburse the amounts previously used to effect such a purchase), the costs of carrying such Mortgage Assets until sale of the Securities and to pay other expenses.

                                 THE DEPOSITOR

     The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Assets or Contracts. The Depositor does not have, nor is it expected in the future to have, any significant net worth.

     The Depositor anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate. The Depositor will not receive any fees or other commissions in connection with its acquisition of Mortgage Assets or its sale of such Mortgage Assets to the Trust.

     Neither the Depositor nor any of its affiliates will insure or guarantee the Securities of any series.

                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans and Contracts is situated. The summaries are qualified in their entirety be reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

General

     Mortgages. The Mortgage Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust and, in some cases, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     Timeshare Units. Because timeshare interests are considered to be interests in real property, the manner and method of obtaining and enforcing a security interest in a timeshare estate is similar to the methods used in other real property lending transactions. The timeshare units comprising Mortgage Loans are either mortgages or deeds of trust or other instruments under applicable state law creating a first lien on the timeshare estate securing the related Mortgage Note, depending upon the prevailing practice in the state in which the timeshare estate is located. A mortgage creates a lien upon the timeshare estate, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office.

Foreclosure

     Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees' which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including paying real estate taxes, obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     When the junior mortgagee or beneficiary under a junior deed of trust cures the default and state law allows it to reinstate or redeem by paying the full amount of the senior mortgage or deed of trust, then in those states the amount paid so to cure or redeem generally becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

     A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgage or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustor is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.
Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     Junior Liens; Rights of Senior Mortgagees or Beneficiaries. Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e., second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the senior mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

     The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

     Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligate the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust

     Right of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property following foreclosure. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

     The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Enforceability of Certain Provisions. Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the Office of Thrift Supervision (the "OTS"), also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. Any inability of the Depositor to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower falling to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

     Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee will not be deemed to be a "holder in due course," within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

     Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the Trust might realize a loss if such costs were required to be paid by the Trust.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act, a borrower who enters military service after the origination of a Mortgage Loan or Contract by such borrower (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Any shortfalls in interest collections resulting from application of the Relief Act could adversely affect Securities.

The Contracts

     General. As a result of the Depositor's assignment of the Contracts, the Owners will succeed collectively to all the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loans. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the UCC in effect in the states which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer physical possession of the Contracts to the Trustee or, if applicable, the Indenture Trustee or its custodians. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts and, if applicable, the Indenture Trustee's security interest. The Contracts will not be stamped or marked otherwise to reflect their assignment by the Depositor. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment the Trustee's and, if applicable, the Indenture Trustee's and, if applicable, the Indenture Trustee's interest in Contracts could be defeated.

     Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Depositor may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Depositor fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate law, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to this site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a series of Securities and as described in the related Prospectus Supplement, the Depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse would be to pursue the Trust's rights to require repurchase for breach of warranties.

     The Depositor will assign its security interest in the Manufactured Homes. Neither the Depositor nor the Trustee or, if applicable, Indenture Trustee will amend the certificates of title to identify a new secured party. Accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the rights of the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or the Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien on the certificate of title or delivery of the required documents and fees will be sufficient to protect against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying a new secured party on the certificate of title that, through fraud or negligence, the security interest could be released.

     Enforcement of Security Interests in Manufactured Homes. The Servicer, to the extent required by the related Agreement, may take action to enforce the security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the security interest in such state, the security interest would cease to be perfected. A majority of states generally requires surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or, if applicable, the Indenture Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, notice of surrender would be given if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the there would be an opportunity to re-perfect the security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer will be required to take steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, possession of the certificate of title must be surrendered or notice will be received as a result of the lien noted thereon and accordingly there will be an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each Agreement the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. Nevertheless, such liens could arise at any time during the term of a Contract. No notice will be given in the event such a lien arises.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment

     Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

     Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses. The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without consent and permit the acceleration of the maturity of the Contracts upon any such sale or transfer for which consent has not been granted. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

The Title I Program

     Certain of the Mortgage Loans or Contracts contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of Title I loans, legal requirements, payment terms, underwriting standards, eligibility requirements, insurance coverage and claims proceeds related thereto shall be set forth in the related Prospectus Supplement.

                           LEGAL INVESTMENT MATTERS

     Unless otherwise set forth in the related Prospectus Supplement, Securities of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Under SMMEA, if a State enacted legislation prior to October 4, 1991, specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings bank may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institution Examination Counsel has adopted the "Supervisory Policy Statement on Securities Activities" (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992, as revised April 15, 1994. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of the Securities of any series will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statement have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute a legal investment under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                             ERISA CONSIDERATIONS

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

     The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg
Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Securities, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans and Contracts may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     DOL Prohibited Transaction Exemption 83-1 ("PTE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Owners against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan, (ii) the existence of a pool trustee who is not an affiliate of the sponsor and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor.

     Although the Trustee and, if applicable, the Indenture Trustee for any series of Securities will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Securities may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Securities.

     Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a series of Securities, the related Prospectus Supplement will refer to such possibility.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Securities must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Any Plan proposing to invest in Securities should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is based upon the opinion of Brown & Wood LLP, special counsel to the Depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of Securities and is based upon the advice of Brown & Wood LLP, special counsel to the Depositor. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as final regulations concerning REMICs (the "REMIC Regulations") promulgated on December 23, 1992, and final regulations under Sections 1271 through 1273 and 1275 of the Code concerning debt instruments promulgated on January 27, 1994 (the "OID Regulations"). Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities. The Prospectus Supplement for each series of Securities will discuss any special tax consideration applicable to any class of Securities of such series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

     For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Securities, references to the Mortgage Assets will be deemed to refer to that portion of the Mortgage Assets held by the Trust which does not include the fixed retained yield.

Federal Income Tax Consequences For REMIC Securities

     General. With respect to a particular series of Securities, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Securities of a series as to which one or more REMIC elections are made are referred to as "REMIC Securities" and will consist of one or more classes of "Regular Securities" and one class of "Residual Securities" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Securities, Brown & Wood LLP, special counsel to the Depositor, has advised the Depositor that in their opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC and that, if a Trust qualifies as a REMIC, the tax consequences to the Owners will be as described below. In such case, the Regular Securities will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Securities will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Securities will indicate whether one or more REMIC elections with respect to the related Trust will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

     Status of REMIC Securities. REMIC Securities held by a mutual savings bank or a domestic building and loan association (a "Thrift Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Securities held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a) (19)(C) (xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Securities held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Securities will be treated entirely as qualifying assets for such entities. Moreover, the REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Assets that are reinvested pending distribution to holders of REMIC Securities, constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Assets with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Assets, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code
Section 851(b)(4)(A)(i). REMIC Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i). REMIC Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860E(a)(3).

     Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Delivery Date (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

     If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made." In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Securities may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (income from the Mortgage Assets less interest and original issue discount expense allocable to the Regular Securities and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Securities

     General. Payments received by holders of Regular Securities generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder") as they accrue, and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholders.

     Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. While the Depositor anticipates that the amount of original issue discount required to be included in a Regular Securityholder's income in any taxable year will be computed as described below, there can be no assurance that the rules described below will be applied to the Regular Securities in the manner described.

     Each Regular Security (except to the extent described below with respect to a Regular Security on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Securityholder or by random lot (a "Retail Class Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Regular Security is the first price at which a substantial amount of Regular Securities of that class are first sold to the public. The Depositor will determine original issue discount by including the amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security in the issue price of a Regular Security and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate, (ii) one or more qualified floating rates (as described below), (iii) a fixed rate followed by one or more qualified floating rates, (iv) a single objective rate (as described below) or (v) a fixed rate and an objective rate that is a qualified inverse floating rate. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Security is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Security technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Security was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Security.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets and the anticipated reinvestment rate, if any, relating to the Regular Securities (the "Prepayment Assumption"). The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related Prospectus Supplement. The holder of a debt instrument includes any de minimis original issue discount in income pro rata as stated principal payments are received.

     Of the total amount of original issue discount on a Regular Security, the Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which he holds the Regular Security, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. For a Regular Security, original issue discount is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments and an anticipated reinvestment rate that are most likely to occur, which is expected to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period that are included in the Regular Security's stated redemption price at maturity and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior period. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Assets or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. In the event of a change in circumstances that does not result in a substantially contemporaneous pro rata prepayment, the yield and maturity of the Regular Securities are redetermined by treating the Regular Securities as reissued on the date of the change for an amount equal to the adjusted issue price of the Regular Securities. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Assets with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

     A purchaser of a Regular Security at a price greater than the issue price also will be required to include in gross income the daily portions of the original issue discount on the Regular Security. With respect to such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Security exceeds the sum of the issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Security who purchased the Regular Security at its issue price, less any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Security (computed in accordance with the rules set forth above) for all days after the date of purchase and ending on the date on which the remaining principal amount of such Regular Security is expected to be reduced to zero under the Prepayment Assumption.

     A Securityholder may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If this election is made, the holder is treated as satisfying the requirements for making the elections with respect to amortization of premium and current inclusion of market discount, each as described under "Premium" and "Market Discount" below.

     Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or (ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Security). A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Generally, neither (i) a multiple of a qualified floating rate in excess of a fixed multiple that is greater than zero but not more than 1.35 (and increased or decreased by a fixed rate) nor (ii) a cap or floor that is likely to cause the interest rate on a Regular Security to be significantly less or more than the overall expected return on the Regular Security is considered a qualified floating rate. An objective rate is a rate based on changes in the price of actively traded property or an index of such prices or is a rate based on (including multiples of) one or more qualified floating rates. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in such rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. A rate will not be an objective rate if it is reasonably expected that the average rate during the first half of the instrument's term will be significantly more or less than the average rate in the final term. An objective rate must be determined according to a single formula that is fixed throughout the term of the Regular Security and that is based on objective financial or economic information; however, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. Stated interest on a variable rate debt instrument is qualified stated interest if the interest is unconditionally payable in cash or property at least annually.

     In general, the determination of original issue discount and qualified stated interest on a variable rate debt instrument is made by converting the debt instrument into a fixed rate debt instrument and then applying the general original issue discount rules described above to the instrument. If a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate, all stated interest is qualified stated interest and the amount of original issue discount, if any, is determined by assuming the variable rate is a fixed rate equal to (a) in the case of a qualified floating or inverse floating rate, the value, as of the issue date, of the qualified floating inverse floating rate or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument. For all other variable rate debt instruments, the amount of interest and original issue discount accruals are determined using the following steps. First, a fixed rate substitute for each variable rate under the debt instrument is determined. In general, the fixed rate substitute is a fixed rate equal to the rate of the applicable type of variable rate as of the issue date. Second, an equivalent fixed rate debt instrument is constructed using the fixed rate substitute(s) in lieu of the variable rates and keeping all other terms identical. Third, the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument are determined under the rules for fixed rate debt instruments. Finally, appropriate adjustments for actual variable rates are made during the term by increasing or decreasing the qualified stated interest to reflect the amount actually paid during the applicable accrual period as compared to the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument. If there is no qualified stated interest under the equivalent fixed rate debt instrument, the adjustment is made to the original issue discount for the period.

     The application of the OID Regulations to variable rate debt instruments is limited and may not apply to some Regular Securities having variable rates. Prospective purchasers of variable rate Regular Securities are advised to consult their tax advisors concerning the tax treatment of such Regular Securities.

     Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Security (i) is exceeded by the stated redemption price at maturity of the Regular Security or (ii) in the case of a Regular Security having original issue discount, is exceed by the sum of the issue price of such Regular Security plus any original issue discount that would have previously accrued thereon if held by an original Regular Securityholder (who purchased the Regular Security at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Security. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Security are received in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues in all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b).

     Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

     Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Securities. This election, once made, applies to all obligations held by the taxpayer at the beginning of the first taxable year to which such section applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Securities. Treasury Premium Regulations describe the constant yield method for amortizing premium and provide that the Regular Security holder may offset the premium against corresponding interest income only as that income is taken into account under the Regular Securityholder's method of accounting. For instruments that may be called or prepaid prior to maturity, a Regular Securityholder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the Regular Securityholder's yield. Purchasers who pay a premium for their Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller and by any amortized premium.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Security were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). The maximum tax rate for individuals on the excess of net long-term capital gain over net short-term capital loss is 28%.

Taxation of Residual Securities

     Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Securityholders") and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Assets, plus income on reinvestment of cashflows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Assets and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Assets, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Securities, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Securityholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Securityholders due to the lower present value of such future loss or reduction. For example, if an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the Residual Securityholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities and (ii) the discount income on the Mortgage Loan which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Securities. When there is more than one class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier maturing classes of Securities to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities, where interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Securities, may have a significant adverse effect upon the Residual Securityholders after-tax rate of return. In addition, a Residual Securityholder's taxable income during certain periods may exceed the income reflected by such Securityholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Securities.

     Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Securityholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom such loss was disallowed and may be used by such Residual Securityholder only to offset any income generated by the same REMIC Pool. Residual Securityholders should consult their tax advisors about other limitations on the deductibility of net losses that may apply to them.

     A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. Such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     If a Residual Security has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a class of Residual Securities as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

     Further, to the extent that the initial adjusted basis of Residual Securityholder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Securityholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense - Market Discount" below regarding the basis of Mortgage Assets to the REMIC Pool and "Sale or Exchange of Residual Securities" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Mark to Market Rules

     Prospective purchasers of a Residual Security should be aware that on December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Security acquired after January 4, 1995, is not treated as a security and thus may not be marked to market.

Treatment of Certain Items of REMIC Income and Expense

     Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Regular Securities , Original Issue Discount" and "Variable Rate Regular Securities," without regard to the de minimis rule described therein.

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Assets that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Securities , Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in the Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Securities - Premium," an election under Code Section 171 to amortize premium on Mortgage Assets may be made with respect to a REMIC Pool. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item.

     Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Security (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot be offset by any unrelated losses or loss carryovers of a Residual Securityholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Securityholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Securityholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors - Residual Securities" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitation on offset of excess inclusion income. The Small Business Protection Act of 1996 (the "1996 Act") eliminated a special rule that permitted thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities with significant value for taxable years beginning after December 31, 1995 (subject to exceptions for certain certificates held continuously since November 1, 1995). The 1996 Act also provides new rules affecting the determination of alternative minimal taxable income ("AMTI") of a Residual Securityholder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusion income . These new rules are effective for tax years ending beginning after December 31, 1986, unless a Residual Security holder elects to have the rules apply only to tax years after August 20, 1996.

     For any Residual Securityholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Securityholder for that calendar quarter from its Residual Security over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Securityholder holds such Residual Security. For this purpose, the daily accruals with respect to a Residual Security are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Security at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Security is issued. For this purposes the "adjusted issue price" of a Residual Security at the beginning of any calendar quarter equals the issue price of the Residual Security (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Security before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Security are to be designated as excess inclusions in an amount corresponding to the Residual Security's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Security will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

Tax-Related Restrictions on Transfer of Residual Securities

     Disqualified Organizations. If legal title or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal corporate income tax rate. The REMIC Regulations provide that the anticipated excess inclusion are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Security and whose term ended on the close of the last quarter in which excess inclusion was expected to accrue with respect to the Residual Security. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. A transferor of a Residual Security would in no event, however, be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511 and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Agreement with respect to a series of Securities will provide that neither legal title nor beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Securities on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and
(ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will have a legend referring to such restrictions on transfer, and each Residual Securityholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Securities are disregarded, in which case the transferor continues to be treated as the owner of the Residual Securities and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a Noneconomic Residual Interest (defined below) to a Residual Securityholder (other than a Residual Securityholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferor would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic Residual Interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Security to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Security, and (iv) intends to pay any and all taxes associated with holding the Residual Security as they become due. The transferor must have no reason to believe that such statement is untrue.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Securities may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Securities - Basis and Losses") of such Residual Securityholder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Security. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Securityholder's Residual Security, in which case, if the Residual Securityholder has an adjusted basis in his Residual Security remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Security as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to disposition of Residual Securities. Consequently, losses on dispositions of Residual Securities will be disallowed where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

Taxes That May Be Imposed on the REMIC Pool

     Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,
(iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying Mortgage-Backed Securities will not be treated as a modification of the Mortgage-Backed Securities, provided that the trust including the was not created to avoid prohibited transaction rules.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Securityholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Liquidation of the REMIC Pool

     If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Securities and Residual Securityholders within the 90-day period.

Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Depositor or other designated Residual Securityholders will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. If the Code or applicable Treasury regulations do not permit the Depositor to act as tax matters person in its capacity as agent of the Residual Securityholders, the Residual Securityholder chosen by the Residual Securityholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     Treasury regulations provide that a holder of a Residual Security is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each holder of a Residual Security is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

     Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Sections 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Securityholders qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (i) the Mortgage Assets were issued after July 18, 1984. and
(ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, Mortgage Assets will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Securityholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Securities - Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Securityholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Securities - Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Securityholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Securityholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Securityholder's federal income tax liability.

Reporting Requirements

     Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Securities must be furnished for calendar years beginning after 1990.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Federal Income Tax Consequences for REMIC Securities," above.

Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made

     Brown & Wood LLP, special counsel to the Depositor, is of the opinion that if a Trust does not elect REMIC status and is not treated as a partnership, the tax consequences to the Owners will be as discussed below.

Standard Securities

     General. If no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a series of Securities as a REMIC, the Trust may be classified as a grantor trust under subparagraph E, Part 1 of subchapter J of the Code and not as a partnership or association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Assets underlying the Securities of a series, and where such Securities are not designated as Debt Securities, as described below under "Debt Securities," Stripped Securities, as described below under "Stripped Securities" or as Partnership Interests described under "Taxation of Securities Classified as Partnership Interests," the holder of each such "Standard Security" in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by his Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Security (a "Securityholder") of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by or on behalf of the Trust, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. Securityholders who are individuals, estates or trusts, however, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors may have aggregate taxable income in excess of the aggregate amount of cash received on such Securities with respect to interest at the pass-through rate on such Securities or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Assets underlying a series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Securities" and "Premium and Discount - Recharacterization of Servicing Fees," respectively.

     Tax Status. Subject to the discussion below, Brown & Wood LLP, special counsel to the Depositor, is of the opinion that:

     (a) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Security is of the type described in such section.

     (b) A Standard Security owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 592(d)(1), provided that the real property securing the Mortgage Assets represented by that Security is of the type described in such section.

     (c) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
Section 856(C) (5) (A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

     (d) A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether buy-down Mortgage Assets may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(l)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buy-down Mortgage Assets as "qualifying real property loans" under Code Section 593(d)(i) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured "by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as "obligation[s] principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

Premium and Discount

     Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Securities or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Security will be determined generally as described above under " - Taxation of Regular Securities - Premium."

     Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Securityholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July l, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Assets will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. Code Section 1272 provides, however, for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includible by such holder.

     Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under " - Taxation of Regular Securities - Market Discount."

     Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a servicer that receives excess servicing fees would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of the right to receive some of or all the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Securityholders to purchase an undivided interest in the Mortgage Assets. In such event, the present value of such additional payments might be included in the Securityholder's basis in such undivided interests for purposes of determining whether the Security was acquired at a discount, at par, or at a premium. Under this alternative, Securityholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Securityholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

     Sale or Exchange of Securities. Upon sale or exchange of a Security, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Security, increased by the amount of any income previously reported with respect to the Security and decreased by the amount of any losses previously reported with respect to the Security and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Security was held as a capital asset.

Stripped Securities

     General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some of or all the principal payments on an obligation from ownership of the right to receive some of or all the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "Standard Securities - Recharacterization of the Servicing Fees" above) and (iii) a class of Securities are issued in two or more classes or subclasses representing the right to non pro rata percentages of the interest and principal payments on the Mortgage Assets.

     In general, a holder of a Stripped Security (a "Stripped Securityholder") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Securities - Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Securities in proportion to the respective offering price of each class (or subclass) of Stripped Securities. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under " - Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made - Standard Securities - General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Securities arguably should be made in one of the ways described below, the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, the regulations under Code Section 1286 support the treatment of a Stripped Security as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Security would be treated as stated interest under the original issue discount rules. Further, the regulations provide that the purchaser of such a Stripped Security may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Security was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Assets. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Securities - Taxation of Regular Securities - Market Discount," without regard to the de minimis rule therein.

     Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Assets. Stripped Securities owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning or Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(A), "obligations(s) . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning or Code Section 856(c)(3)(B), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to buy-down Mortgage Assets is uncertain. See " - Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made" and " - Standard Securities - Tax Status" above.

     Original Issue Discount. Except as described above under " - General," each Stripped Security will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. The amount of original issue discount required to be included in the income of a Stripped Securityholder in any taxable year should be computed generally as described above under "Federal Income Tax Consequences for REMIC Securities - Taxation of Regular Securities - Original Issue Discount" and " - Variable Rate Regular Securities." With the apparent exception of a Stripped Security issued with de minimis original issue discount, as described above under " - General," however, the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Stripped Securityholder, presumably under the Prepayment Assumption, other than amounts treated as qualified stated interest.

     If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some of or all the interest payments with respect to the Stripped Securities will not be made if the Mortgage Assets are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the proposed regulations issued under Code Section 1274 that address the treatment of contingent payments. If the rules of those proposed regulations apply, treatment of a Stripped Security under such rules depends on whether the aggregate amount of principal payments, if any, to be made on the Stripped Security is less than or greater than its issue price. If the aggregate principal payments are greater than or equal to the issue price, the principal payments would be treated as a separate installment obligation issued at a price equal to the purchase price for the Stripped Security. In such case, original issue discount would be calculated and accrued under the method described above without consideration of the interest payments with respect to the Stripped Security. Such payments of interest would be includible in the Stripped Securityholder's gross income in the taxable year in which the amounts become fixed. If the aggregate amount of principal payments to be made on the Stripped Security is less than its issue price, each payment of principal would be treated as a return of basis. Each payment of interest would be treated as includible in gross income to the extent of the applicable Federal rate under Code Section 1274(d), as applied to the adjusted basis of the Stripped Security, while amounts received in excess of the applicable Federal rate, as applied to the adjusted basis of the Stripped Security, would be characterized as a return of basis until the total amount of interest payments treated as a return of basis equaled the excess of the purchase price over the aggregate stated principal payments. Any additional interest payments thereafter would be treated as ordinary income. While not free from doubt, uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Assets should not cause the rules under the proposed contingent payment regulations to apply to interest with respect to the Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Securityholder's adjusted basis in such Stripped Security, as described above under "Federal Income Tax Consequences for REMIC Securities - Taxation of Regular Securities - Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Securityholder other than by original Stripped Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. Where an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes such classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Stripped Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder or Stripped Securityholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Securityholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under " - Backup Withholding."

Taxation of Certain Foreign Investors

     To the extent that a Security evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442, which apply to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount or market discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984, will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under " - Taxation of Certain Foreign Investors - Regular Securities."

     Securityholders should be aware that the IRS issued proposed Regulations on April 22, 1996, which, if adopted in final form, could affect the United States taxation of foreign investors owning Securities. The proposed regulations would apply to payments after December 31, 1997. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Securities.

Debt Securities

     General. Certain Securities ("Debt Securities") may be issued either as
(i) non-recourse debt of the Depositor secured by the related Mortgage Assets, in which case the related Trust will constitute only a security device which constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes or (ii) debt of a partnership, in which case the related Trust will constitute a partnership for federal income tax purposes. With respect to such Debt Securities, Brown & Wood LLP, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement) the Debt Securities will be characterized as debt issued by, and not equity in, the Trust for federal income tax purposes.

     Original Issue Discount. It is likely that the Debt Securities will be treated as having been issued with "original issue discount" within the meaning of Code Section 1273(a) because interest payments on the Debt Securities may, in the event of certain shortfalls, be deferred for periods exceeding one year. As a result, interest payments may not be considered "qualified stated interest" payments.

     In general, a holder of a Debt Security having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a Debt Security will be computed generally as described under "- Federal Income Tax Consequences for REMIC Certificates" and "Taxation of Regular Certificates - Original Issue Discount" and "- Variable Rate Regular Certificates." The Depositor intends to report any information required with respect to the Debt Securities based on the OID Regulations.

     Market Discount. A purchaser of a Debt Security may be subject to the market discount rules of Code Sections 1276 through 1278. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Debt Security issued with original issue discount, the adjusted issue price) of the Debt Security exceeds the purchaser's basis in a Debt Security. The holder of a Debt Security that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Debt Security are received. The amount of market discount on a Debt Security will be computed generally as described under "Federal Income Tax Consequences for REMIC Certificates" and "- Taxation of Regular Certificates - Market Discount."

     Premium. A Debt Security purchased at a cost greater than its currently outstanding stated redemption price at maturity is considered to be purchased at a premium. A holder of a Debt Security who holds a Debt Security as a "capital asset" within the meaning of Code Section 1221 may elect under Code
Section 171 to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a Debt Security acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Debt Securities. The treatment of premium incurred upon the purchase of a Debt Security will be determined generally as described above under "Taxation of Regular Securities-Premium".

     Sale or Exchange of Debt Securities. If a holder of a Debt Security sells or exchanges a Debt Security, the holder of a Debt Security will recognize gain or loss equal to the difference, if any, between the amount received and the holder of a Debt Security's adjusted basis in the Debt Security. The adjusted basis in the Debt Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Debt Security and reduced by the payments previously received on the Debt Security, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described above with respect to market discount, and except for certain financial institutions subject to Code Section 582(c), any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Debt Security as a capital asset (within the meaning of Code Section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the Debt Security has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, all net capital gains are currently subject to a maximum nominal rate of tax of 28%. However, Congress is currently considering proposed tax legislation which would reduce the tax rate on long-term capital gains.

Taxation of Securities Classified as Partnership Interests

     Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Securities characterized as "Partnership Interests" as discussed in the related Prospectus Supplement which will also cover any material federal income tax consequences applicable to the Owners. With respect to such series of Partnership Interests, Brown & Wood LLP, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement) the Trust will be characterized as a partnership and not an association taxable as a corporation for federal income tax purposes.

                             PLAN OF DISTRIBUTION

     Securities are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the series of Securities, including the public offering or purchase price of each class of Securities of such series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such class. Such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Securities, Underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased and that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    RATINGS

     Each class of Securities of a Series will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to a Security upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the issuance of the Securities will be passed upon for the Depositor by Brown & Wood LLP, Washington, D.C. and by Keith Blackwell, General Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Securities will be passed upon for the Depositor by Brown & Wood LLP.

                             FINANCIAL INFORMATION

     A Trust will be formed with respect to each series of Securities. No Trust will have any assets or obligations prior to the issuance of the related series of Securities. No Trust will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust is included in this Prospectus or will be included in the Prospectus Supplement.

     The Depositor has determined that its financial statements are not material to the offering made hereby.

     A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

                                   APPENDIX

                 INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                    Page
                                                    ----

1986 Act.............................................44
1996 Act.............................................51
Agreement.............................................1
AMTI.................................................51
Applicable Accounting Standards......................28
Balloon Loans.........................................6
bankruptcy bond......................................19
Beneficial Owners.....................................4
BIF..................................................29
Book Entry Securities.................................4
Clearing Agency.......................................4
Clearing Agency Participants..........................4
Code..................................................4
Companion Securities.................................11
Compound Interest Securities.........................10
Contract Loan Schedule...............................27
Contracts............................................15
Cooperative Loans....................................14
Cooperatives..........................................1
Credit Enhancement....................................4
Custodial Account....................................21
Cut-Off Date.........................................10
Debt Securities......................................63
Defective Mortgage Loan..............................28
Delivery Date.........................................9
Deposit Date.........................................27
Depositor.............................................1
Disqualified Organization............................52
Distribution Date....................................11
DOL..................................................42
Eligible Investments.................................29
ERISA.................................................4
Events of Default....................................30
Exchange Act..........................................2
FDIC.................................................21
FHA...................................................2
FHLMC.................................................2
Financial Guaranty Insurance Policy..................17
Financial Guaranty Insurer...........................17
Fitch.................................................5
FNMA..................................................2
Garn-St. Germain Act.................................37
GNMA..................................................2
Indenture.............................................1
Indenture Trustee.....................................1
Insurance Paying Agent...............................17
Insurance Proceeds...................................20
Insured Payment......................................17
Interest Accrual Period..............................12
Liquidation Proceeds.................................20
Loan-to-Value Ratio..................................15
lockout periods......................................15
Mark to Market Regulations...........................50
Master Servicer.......................................1
MBS..................................................16
Monthly Advance......................................21
Moody's...............................................5
Mortgage Assets.......................................1
Mortgage Loans........................................1
Mortgage Notes.......................................14
Mortgage Pool Insurance Policy.......................18
Mortgage Rates.......................................15
Mortgage-Backed Securities............................2
Mortgaged Properties.................................14
Mortgages............................................14
Mortgagors...........................................20
NCUA.................................................21
Noneconomic Residual Interest........................53
Non-Priority Securities..............................11
Nonrecoverable Advance...............................21
Non-U.S. Person......................................56
Notional Principal Balance...........................12
OID Regulations......................................43
Original Value.......................................15
OTS..................................................37
Owners...............................................11
Parties in Interest..................................42
Partnership Interests................................64
Pass-Through Entity..................................52
Pass-Through Rate.....................................3
Plans................................................41
Policy Statement.....................................41
Pool Insurer.........................................18
Pre-Funding Account...................................3
Pre-Funding Agreement.................................3
Prepayment Assumption................................45
Principal Balance....................................15
Principal Prepayments................................12
Priority Securities..................................11
PTE 83-1.............................................42
Rating Agency.........................................5
Record Date..........................................11
Regular Securities...................................43
Regular Securityholder...............................44
REIT.................................................43
Relief Act............................................8
REMIC.................................................4
REMIC Pool...........................................43
REMIC Regulations....................................43
REMIC Securities.....................................43
Remittance Date......................................21
Remittance Rate......................................21
Reserve Fund.........................................19
Residual Securities..................................43
Residual Securityholders.............................49
Retail Class Security................................45
S&P...................................................5
SAIF.................................................29
Scheduled Amortization Securities....................11
Securities............................................1
Securities............................................1
Security Account.....................................11
Security Interest Rate...............................10
Security Principal Balance............................9
Security Register....................................10
Security Registrar...................................10
Securityholder.......................................57
Seller................................................1
Senior Securities....................................16
Servicer..............................................1
SMMEA.................................................5
Special Allocation Securities........................11
Special Hazard Insurance Policy......................18
Special Hazard Insurer...............................19
Standard Security....................................57
Stripped Securities..................................60
Stripped Securityholder..............................60
Subordinated Securities..............................16
Thrift Institution...................................43
Title I Program......................................40
TMP..................................................44
Trust.................................................1
Trustee...............................................1
U.S. Person..........................................53
UCC..................................................35
Underwriters.........................................64
VA....................................................2